Exhibit 4.c.1

   ======================================================

                  PARTICIPATION AGREEMENT

         (Federal Express Corporation Trust  ____)

                 Dated as of March 1, 1994

                           among

                FEDERAL EXPRESS CORPORATION,

                                       Lessee

                LLG AIRCRAFT LEASING, L.P.,

                                       Owner Participant


    NATIONSBANK OF SOUTH CAROLINA, NATIONAL ASSOCIATION,

                                       Pass Through Trustee


     FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

                                       Owner Trustee


       NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,

                                       Indenture Trustee


   WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,

                                       LC Bank



   LEVERAGED LEASE OF ONE AIRBUS MODEL A310-203 AIRCRAFT
                  SERIAL NO. ____________

   ======================================================








                     TABLE OF CONTENTS

                                                       Page


Initial Recitals  . . . . . . . . . . . . . . . . . .    1


                         ARTICLE 1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . .    3


                         ARTICLE 2

           ISSUANCE OF PASS THROUGH CERTIFICATES;
           ISSUANCE AND PURCHASE OF CERTIFICATES

Section 2.01.  Transfer of Funds and Collateral . . .    3
Section 2.02.  Transaction Costs and Fees;
                 Pass Through Closing Costs . . . . .    5
Section 2.03   Closings . . . . . . . . . . . . . . .    5
Section 2.04   Obligation to Lease  . . . . . . . . .    5

                         ARTICLE 3

             DELIVERY OF AIRCRAFT; POSTPONEMENT

Section 3.01.  Notice of Commencement Date  . . . . .    6
Section 3.02.  Postponement of Proposed Commencement
                 Date . . . . . . . . . . . . . . . .    6
Section 3.03   Payment on Commencement Date . . . . .    7

                         ARTICLE 4

                   CONDITIONS PRECEDENT

Section 4.01.  Conditions Precedent to Closings . . .    7
Section 4.01A  Condition Precedent to Obligations
                 of the LC Bank . . . . . . . . . . .   18
Section 4.02   Conditions Precedent to Lease on the
                 Commencement Date  . . . . . . . . .   18
Section 4.03   Conditions Precedent to Release of
                 Debt Portion from the Collateral
                 Account  . . . . . . . . . . . . . .   25
Section 4.04   Opinion of Special Aviation Counsel
                 Upon Registration  . . . . . . . . .   34


                         ARTICLE 5

                    CONDITIONS PRECEDENT
                  TO LESSEE'S OBLIGATIONS

Section 5.01.  Conditions Precedent to
                 Lessee's Obligations . . . . . . . .   35


                         ARTICLE 6

                 LESSEE'S REPRESENTATIONS,
                  WARRANTIES AND COVENANTS

Section 6.01.  Lessee's Representations and
                 Warranties . . . . . . . . . . . . .   35
Section 6.02.  Certain Covenants of Lessee  . . . . .   41
Section 6.03.  Survival of Representations
                 and Warranties . . . . . . . . . . .   49


                         ARTICLE 7

              OTHER PARTIES' REPRESENTATIONS,
                  WARRANTIES AND COVENANTS

Section 7.01.  Acquisitions and Offerings
                 of Interests in Lessor's Estate  . .   50
Section 7.02.  Citizenship  . . . . . . . . . . . . .   50
Section 7.03.  Representations, Warranties and
                 Covenants of Owner Participant . . .   53
Section 7.04.  Representations, Warranties and
                 Covenants of Owner Trustee . . . . .   57
Section 7.05.  Representations and Warranties
                 of the Indenture Trustee . . . . . .   59
Section 7.06.  Representations and Warranties
                 of Pass Through Trustee and LC Bank.   61
Section 7.07.  Intentionally Omitted  . . . . . . . .   63
Section 7.08.  Indenture Trustee's Notice of Default    63
Section 7.09.  Releases from Indenture  . . . . . . .   63
Section 7.10.  Covenant of Quiet Enjoyment  . . . . .   64
Section 7.11.  Survival of Representations
                 Warranties and Covenants . . . . . .   64
Section 7.12.  Lessee's Assumption of the
                 Certificates . . . . . . . . . . . .   64
Section 7.13.  Indebtedness of Owner Trustee  . . . .   67
Section 7.14.  Compliance with Trust Agreement, Etc.    67

                         ARTICLE 8

                           TAXES

Section 8.01.  Lessee's Obligation to Pay Taxes . . .   68
Section 8.02.  After-Tax Basis  . . . . . . . . . . .   74
Section 8.03.  Time of Payment  . . . . . . . . . . .   75
Section 8.04.  Contests . . . . . . . . . . . . . . .   76
Section 8.05.  Refunds  . . . . . . . . . . . . . . .   78
Section 8.06.  Lessee's Reports . . . . . . . . . . .   78
Section 8.07.  Survival of Obligations  . . . . . . .   79
Section 8.08.  Payment of Taxes . . . . . . . . . . .   79
Section 8.09.  Reimbursements by Indemnitees
                 Generally  . . . . . . . . . . . . .   80

                         ARTICLE 9

                     GENERAL INDEMNITY

Section 9.01.  Generally  . . . . . . . . . . . . . .   80
Section 9.02.  After-Tax Basis  . . . . . . . . . . .   85
Section 9.03.  Subrogation  . . . . . . . . . . . . .   86
Section 9.04.  Notice and Payment . . . . . . . . . .   86
Section 9.05.  Refunds  . . . . . . . . . . . . . . .   86
Section 9.06.  Defense of Claims  . . . . . . . . . .   87
Section 9.07.  Survival of Obligations  . . . . . . .   88
Section 9.08.  Effect of Other Indemnities  . . . . .   88
Section 9.09.  Interest . . . . . . . . . . . . . . .   89


                         ARTICLE 10

                       CERTAIN COSTS

Section 10.01.  Trustee Expenses and Other Costs  . .   89


                         ARTICLE 11

                  SUCCESSOR OWNER TRUSTEE

Section 11.01.  Appointment of Successor Owner
                  Trustee . . . . . . . . . . . . . .   90


                         ARTICLE 12

     LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT
                AND THE PASS THROUGH TRUSTEE

Section 12.01.  Liabilities of the Owner Participant.   92
Section 12.02.  Interest of Pass Through Trustee. . .   92


                         ARTICLE 13

                      OTHER DOCUMENTS

Section 13.01.  Consent of Lessee to Other Documents    92
Section 13.02.  Further Assurances  . . . . . . . . .   93


                         ARTICLE 14

                          NOTICES

Section 14.01.  Notices   . . . . . . . . . . . . . .   93


                         ARTICLE 15

                  [INTENTIONALLY OMITTED]


                         ARTICLE 16

                       MISCELLANEOUS

Section 16.01.  Owner for Federal Tax Purposes  . . .   95
Section 16.02.  Intentionally Omitted   . . . . . . .   95
Section 16.03.  Counterparts  . . . . . . . . . . . .   95
Section 16.04.  No Oral Modifications   . . . . . . .   95
Section 16.05.  Captions  . . . . . . . . . . . . . .   96
Section 16.06.  Successors and Assigns  . . . . . . .   96
Section 16.07.  Concerning the Owner Trustee,
                  Pass Through Trustee and Indenture
                  Trustee . . . . . . . . . . . . . .   96
Section 16.08.  Severability  . . . . . . . . . . . .   97
Section 16.09.  Public Release of Information   . . .   97
Section 16.10.  Certain Limitations on Reorganization   97
Section 16.11.  Governing Law   . . . . . . . . . . .   98
Section 16.12.  Section 1110 Compliance   . . . . . .   98


                         ARTICLE 17

                      CONFIDENTIALITY

Section 17.01.  Confidentiality   . . . . . . . . . .   99


SCHEDULE I        Certificate Information
SCHEDULE II       Definitions
SCHEDULE III      Permitted Country List
SCHEDULE IV       Certain Amounts

EXHIBIT  A        [Intentionally Omitted]
EXHIBIT  B        Form of Lease Agreement
EXHIBIT  C        Form of Indenture
EXHIBIT  D        Form of Trust Agreement
EXHIBIT  E        Form of Demand Note
EXHIBIT  F        [Intentionally Omitted]
EXHIBIT  G        Form of Letter of Credit
EXHIBIT  H        Form of Collateral Agreement
EXHIBIT  I        Form of OP Guarantee
EXHIBIT  J        Form of Lufthansa Side Letter
EXHIBIT  K-1      Closing Date Opinion of Counsel to
                  the Lessee
EXHIBIT  K-2      Commencement Date Opinion of Counsel
                  to the Lessee
EXHIBIT  L-1      Closing Date Opinion of Counsel to
                  the Owner Participant, its General
                  Partner and Lufthansa
EXHIBIT  L-2      Commencement Date and Exchange Date
                  Opinion of Counsel to the Owner
                  Participant, its General Partner and
                  Lufthansa
EXHIBIT  M-1      Closing Date Opinion of German
                  Counsel to Lufthansa
EXHIBIT  M-2      Commencement Date Opinion of German
                  Counsel to Lufthansa
EXHIBIT  N-1      Closing Date Opinion of Special
                  Counsel to the Indenture Trustee
EXHIBIT  N-2      Exchange Date Opinion of Special Counsel
                  to the Indenture Trustee
EXHIBIT  O        Closing Date Opinion of Special
                  Counsel to the Pass Through Trustee
EXHIBIT  P-1      Closing Date Opinion of Special
                  Counsel to the Owner Trustee
EXHIBIT  P-2      Commencement Date and Exchange Date
                  Opinion of Special Counsel to the
                  Owner Trustee
EXHIBIT  Q-1      Closing Date Opinion of Special
                  Counsel to the Lessee
EXHIBIT  Q-2      Commencement Date and Exchange Date
                  Opinion of Special Counsel to the
                  Lessee
EXHIBIT  R        Closing Date Opinion of Counsel to
                  the LC Bank
EXHIBIT  S        Closing Date Opinion of Special
                  Counsel to the LC Bank
EXHIBIT  T        Commencement Date and Exchange Date
                  Opinion of Daugherty, Fowler &
                  Peregrin



                PARTICIPATION AGREEMENT
     (FEDERAL EXPRESS CORPORATION TRUST _________)


         PARTICIPATION AGREEMENT (FEDERAL EXPRESS
CORPORATION TRUST _________) dated as of March 1, 1994
(this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, "Lessee"), LLG
AIRCRAFT LEASING, L.P., a Delaware limited partnership
(herein, together with its successors and permitted assigns, "Owner Participant"), NATIONSBANK OF SOUTH
CAROLINA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee under the Pass Through Agreement and each Pass Through Trust (in such capacity as pass through trustee herein, together with its successors and permitted assigns, "Pass Through Trustee"), FIRST
SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as Owner Trustee under the Trust Agreement referred to below (in such capacity as trustee, "Owner
Trustee"), NATIONSBANK OF GEORGIA, NATIONAL
ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as trustee under the Indenture referred to below (in such capacity as trustee herein, together with its successors and permitted assigns, "Indenture Trustee"), and
WESTDEUTSCHE LANDESBANK GIROZENTRALE, a German corporation, acting through its NEW YORK BRANCH ("LC
Bank").

                 W I T N E S S E T H :


         WHEREAS, the Owner Participant entered into the Original Trust Agreement with the Owner Trustee in its individual capacity, pursuant to which Original
Trust Agreement the Owner Trustee agreed, among other things, to hold the Lessor's Estate for the benefit of the Owner Participant on the terms specified in the Original Trust Agreement, subject, upon execution of the Indenture, to the Lien thereof.

         WHEREAS, concurrently with the execution of the Original Trust Agreement (and in accordance with authorizations granted thereby), the Owner Trustee (1) entered into the Original Sales Agreement with Lufthansa, pursuant to which the Owner Trustee purchased the Aircraft from Lufthansa on November 15, 1993, (2) entered into the Original Modification
Agreement with Lufthansa and DA, pursuant to which the Aircraft is to be converted from passenger configuration to cargo configuration, (3) entered into the Original Parts and Services Agreement with
Lufthansa, pursuant to which Lufthansa will perform described services with respect to the Aircraft, and
(4) entered into the Original Agreement to Lease with Lufthansa and the Lessee, pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Lessee, and the Lessee agreed to lease from the Owner Trustee, the Aircraft on the Commencement Date.

         WHEREAS, Section 13 of the Original Agreement to Lease permits a Nonrecourse Financing (as defined therein), subject to certain conditions.

         WHEREAS, in order to facilitate such a
Nonrecourse Financing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to three Series of Pass Through Certificates to be issued by the Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular
Maturity that will be issued under the Indenture.

         WHEREAS, in connection with the foregoing, the Owner Trustee will enter into amendments to each of the Original Modification Agreement, the Original
Sales Agreement and the Parts and Services Agreement, and the Original Agreement to Lease will be amended and restated.

         WHEREAS, on the Closing Date, a closing will occur with respect to the public offering of the Pass
Through Certificates issued by each Pass Through
Trust, the proceeds from which will be used by the Pass Through Trustee to purchase for each such Pass
Through Trust the Certificates of the interest rate and Maturity applicable thereto which proceeds will in turn be applied by the Owner Trustee to pay, among other things, a portion of the Lessor's investment in the Aircraft.

         WHEREAS, prior to the Exchange Date, the Certificates will be secured by the Liquid Collateral and the Demand Note Collateral (as each such term is defined in the Collateral Agreement) and/or the Letter of Credit.

         WHEREAS, subject to the terms and conditions hereof, the Lessee proposes to lease, on the Commencement Date, the Aircraft from the Owner Trustee pursuant to the Lease.

         NOW, THEREFORE, in consideration of the
mutual covenants contained in this Agreement, the parties agree as follows:


                       ARTICLE 1

                      DEFINITIONS

         Unless the context otherwise requires, the terms defined in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                       ARTICLE 2

        ISSUANCE OF PASS THROUGH CERTIFICATES;
         ISSUANCE AND PURCHASE OF CERTIFICATES

         Section 2.01.  Transfer of Funds and
Collateral.

         (a)  On or before the Closing Date, the Pass
Through Trustee and the Lessee shall enter into the Pass Through Agreement and the Series Supplements, and, subject to the terms and conditions set forth therein, on the Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass
Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Closing Date the following events shall occur in the order set forth below:


         (i)  On behalf of each Pass Through Trust,
     from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall purchase the Certificates specified for such Pass Through
     Trust on Schedule I hereto.  For each Pass
     Through Trust, the Pass Through Trustee shall pay an amount equal to the principal amount of the Certificate of the Maturity and having the interest rate that relates to such Pass Through
     Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in the form of the Certificates as set forth in the Indenture. The aggregate amount payable by the Pass Through
     Trustee pursuant to this Section 2.01(b)(i) shall be payable by wire transfer or intra-bank transfer to the Indenture Trustee on behalf of the Owner Trustee.

         (ii)  The Indenture Trustee shall, on behalf
     of the Owner Trustee, apply the amounts received by it pursuant to Section 2.01(b)(i) (and only such amounts) as follows: (A) an amount equal to the Net Proceeds shall be sent, by wire transfer or intra-bank transfer, for deposit in the Collateral Account (as defined in the Collateral
     Agreement) pursuant to the Collateral Agreement and (B) an amount equal to the Pass Through
     Closing Excess Amount shall be paid, on behalf of the Owner Participant, by wire transfer or intra-bank transfer, in accordance with Section 2.02(a) hereof (and, if the fees and expenses listed in Section 2.02(a) hereof exceed the Pass Through
     Closing Excess Amount, in the order of priority listed therein).

        (iii)  (A) The Owner Participant shall
     deliver, or cause to be delivered, to the Owner
     Trustee one or more Demand Notes, in the aggregate principal amount set forth on Schedule
     IV hereto, and the Owner Trustee shall deliver the same to the Indenture Trustee, and (B) the LC
     Bank shall issue to the Indenture Trustee the Letter of Credit.

         (iv)  The Owner Trustee shall cause the
     Certificates to be issued to the Pass Through
     Trustee for the applicable Pass Through Trusts in accordance with Section 2.01(c) hereof.

         (c)  Concurrently with the purchase and
payment contemplated by Section 2.01(b)(i) above, the Owner Trustee shall execute, issue and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each
Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule I attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in
Schedule I hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in
Schedule I hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture,
(iv) shall be dated and authenticated on the Closing
Date and shall bear interest therefrom, and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

         Section 2.02.  Transaction Costs and Fees;
Pass Through Closing Excess Amount.  (a)  The Owner
Participant shall pay all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement or the Indemnification
Agreement and related to the transactions contemplated hereby and thereby: (i) any commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (ii) the fees and expenses of Moody's and S&P; (iii) the amounts contemplated by
Section 4.01(m) hereof and the fees and expenses associated with the appraisal contemplated by Section
4.01(l) hereof, (iv) the fees and expenses of counsel for the Owner Trustee, the Indenture Trustee, the Pass
Through Trustee and the Underwriters and any other expenses (other than those covered by Section 10.01 hereof) of the Owner Trustee, the Indenture Trustee and the Pass Through Trustee; (v) the fees of any printer of the Pass Through Certificates; (vi) the fees and expenses incurred in connection with printing the Registration Statement, the Prospectus comprising part of the Registration Statement and the Prospectus
Supplement for the offering of the Pass Through
Certificates; and (vii) the filing fees with respect to the filing of the Registration Statement on Form S-
3 bearing Registration No. 33-51623 (the "Registration
Statement") filed by the Lessee with the SEC in connection with the public offering of the Pass
Through Certificates (or the reimbursement of Lufthansa therefor).

         (b) The Owner Participant agrees to bear all fees and expenses of Dewey Ballantine and the Lessee agrees to pay all fees and expenses of Davis Polk &
Wardwell and First Chicago Leasing Corporation, in each case in connection with the execution and delivery of this Agreement and the other Operative
Agreements.

         Section 2.03  Closings.  (a) The Closings
will be at the offices of Sullivan & Cromwell at 125
Broad Street, New York, New York.

         (b)  The closings with respect to
commencement of the Lease on the Commencement Date and the release of the Debt Portion on the Exchange Date will be at the offices of Davis, Polk & Wardwell at 450 Lexington Avenue, New York, New York.

         (c)  All payments pursuant to this Section 2
shall be made in immediately available funds.

         Section 2.04  Obligation to Lease.  If the
Closings shall fail to occur for any reason, the Owner
Trustee will nevertheless be obligated to lease the Aircraft to the Lessee and the Lessee will be obligated to lease the Aircraft from the Owner Trustee upon satisfaction or waiver of the conditions precedent relating to such leasing set forth in
Section 4 of the Agreement to Lease and Section 4.02 hereof in the case of the Owner Trustee, and in
Section 4 of the Agreement to Lease and in Article 5 hereof in the case of the Lessee.


                       ARTICLE 3

          DELIVERY OF AIRCRAFT; POSTPONEMENT

         Section 3.01.  Notice of Commencement Date.
The Owner Participant agrees to give the Owner
Trustee, the Lessee, the Pass Through Trustee and the
Indenture Trustee at least four (4) Frankfurt Business
Days' written or facsimile notice prior to the Commencement Date (which notice shall be effective only if received prior to 10:00 a.m. (New York City time) on the date that is at least four (4) Frankfurt
Business Days prior to such Commencement Date), which Delivery Notice shall specify such Commencement Date, the serial number of the Airframe and each Engine, and the Aeronautics Authority registration number for the Aircraft.

         Section 3.02.  Postponement of Proposed
Commencement Date.

         (a)  Postponement.  The Commencement Date
proposed pursuant to Section 3.01 hereof may be postponed from time to time in accordance with the Agreement to Lease. If the Commencement Date is postponed, the Owner Participant shall give the Owner
Trustee, the Indenture Trustee, the Pass Through
Trustee and the Lessee confirmed telex or facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Commencement Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the proposed
Commencement Date being postponed.

         (b) Prepayment of Certificates. Neither (i) any prepayment of the Certificates nor (ii) any refusal or inability of the Indenture Trustee to release the Debt Portion from the Collateral Account on the Commencement Date, shall affect the obligation of the Owner Trustee to lease the Aircraft to the Lessee and the obligation of the Lessee to lease the Aircraft from the Owner Trustee when the conditions precedent to such leasing set forth in Section 4 of the Agreement to Lease, and Section 4.02 and
Section 5.02 hereof are satisfied or waived.

         Section 3.03  Payment on Commencement Date.
Subject to the terms and conditions of this Agreement,
(i) the Owner Participant hereby agrees to make available to the Owner Trustee, on or prior to the Commencement Date, an amount equal to the difference between (A) the sum of the Purchase Price, Modification Cost (or such greater amount as is then payable pursuant to the Modification Agreement) and Parts Cost and (B) the Debt Portion (or such lesser amount that is actually available to be released from the Collateral Account on the Commencement Date pursuant to Section 7(e) of the Collateral Agreement), and (ii) the Owner Trustee hereby agrees to, on the Commencement Date, pay an amount equal to the Purchase
Price pursuant to the Sales Agreement, an amount equal to the Modification Cost (or such greater amount as is then payable pursuant to the Modification Agreement) pursuant to the Modification Agreement and an amount equal to the Parts Cost pursuant to the Parts and Services Agreement.


                       ARTICLE 4

                 CONDITIONS PRECEDENT

         Section 4.01.  Conditions Precedent to
Closings.  The obligations of the Lessee, the Owner
Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass
Through Trust to participate in the transactions contemplated hereby on the Closing Date are subject to the fulfillment to the satisfaction of such party, prior to or on the Closing Date, of the following conditions precedent; provided, however, that the conditions precedent set forth in this Section 4.01 shall not affect the Owner Trustee's obligation to lease the Aircraft to the Lessee, or the Lessee's obligation to lease the Aircraft from the Owner
Trustee, on the Commencement Date, if the conditions precedent with respect to such leasing set forth in
Section 4 of the Agreement to Lease and in Section
4.02 and Section 5.01 below have been satisfied or have been waived by the Owner Participant or the Lessee, as the case may be.

         (a)  The Certificates.  (i) On the Closing
Date, one Certificate shall have been duly issued by the Owner Trustee and delivered to the Pass Through
Trustee for each Pass Through Trust against payment for such Certificate as described in Section 2.01(b) hereof. (ii) The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

         (b)  Legal Investment.  On the Closing Date,
no fact or condition shall exist under applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee, the Lessee or the Indenture Trustee, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances outside the control of such party shall have occurred which would otherwise make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee or the
Indenture Trustee, to participate in the transactions contemplated to be consummated on the Closing Date or Commencement Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Lessee, the Pass Through
Trustee or the Indenture Trustee, is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c)  Underwriters.  The Underwriters shall
have transferred the funds specified in Section
2.01(a) hereof and all conditions under the Underwriting Agreement shall have been satisfied or waived.

         (d)  Other Commitments; Approvals.  All
approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Owner Participant, the Pass
Through Trustee or the Indenture Trustee, are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (e)  Documents.  This Agreement and the
following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee, the Pass
Through Trustee, the Lessee and the Owner Participant
(each acting directly or by authorization to its special counsel), and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Indenture Trustee, the Pass Through
Trustee, the Lessee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Indenture
Trustee, the Pass Through Trustee, the Lessee and the
Owner Trustee:

          (i)  the Agreement to Lease;

         (ii)  the Indenture;

        (iii)  the Collateral Agreement;

         (iv) in the case of the Pass Through Trustee, the Lessee and the Indenture Trustee only, the Demand Notes, together with any other documents or instruments required by Section 4(b) of the Collateral Agreement, and the Letter of Credit
     (the original of each of such documents or instruments to be delivered to the Indenture
     Trustee only);

          (v)  the Trust Agreement;

         (vi)  the Sales Agreement and the full
     warranty bill of sale covering the Aircraft
     (specifically referring to each Engine) executed by Lufthansa in favor of the Owner Trustee pursuant to the Sales Agreement;

        (vii)  the Modification Agreement;

       (viii)  the Parts and Services Agreement;

         (ix)  the Sub-subcontract (as defined in the
     Agreement to Lease); and

          (x)  any Ancillary Agreement dated on or
     prior to the Closing Date (delivered to the parties thereto).

         (f)  Financing Statements.  (i) Uniform
Commercial Code ("UCC") financing statements covering all the security interests (and other interests) intended to be created by or pursuant to the Indenture
(whether intended to be created as of the Closing Date or on or after the Exchange Date) shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and such financing statements shall have been duly filed or submitted for filing in the State of Utah and any other jurisdiction specified by the Indenture Trustee, Pass Through Trustee or Underwriters (or special counsel for any of them); and (ii) all other actions shall have been taken which, in the opinion of the Indenture Trustee, the Pass Through Trustee or the
Underwriters (or special counsel for any of them), are necessary or advisable as of the Closing Date to perfect and maintain the perfection of the security interest intended to be created by or pursuant to the Indenture (whether intended to be created as of the Closing Date or on or after the Exchange Date).

         (g)  Corporate Documents.  Except when such
Person is the delivering party, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass
Through Trustee (acting directly or by authorization to its counsel) and the Lessee shall have received the following, in each case in form and substance satisfactory to it:

         (i) copies, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Lessee, of the certificate of incorporation and bylaws of the Lessee and of the resolutions of the Board of Directors of the Lessee duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of this Agreement, the Lease, the Tax Indemnity
     Agreement, the Pass Through Agreement, the Series
     Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby together with an incumbency certificate of the Lessee as to the Person or Persons authorized to execute and deliver said documents on behalf of the Lessee and the signatures of such Person or Persons;

         (ii)  a copy of the constituent documents of
     the Owner Participant and of the certificate of incorporation and by-laws of the General Partner thereof, in each case certified as of the Closing
     Date by the Secretary or Assistant Secretary of the General Partner of the Owner Participant, and a copy of the resolutions of the board of directors of the General Partner of the Owner
     Participant, or other satisfactory evidence of authority, certified as such by such Secretary or Assistant Secretary, authorizing the execution, delivery and performance by such General Partner, on behalf of the Owner
     Participant, of the Operative Agreements to which the Owner Participant is a party and the taking of such action duly to authorize the Owner
     Participant's participation in the transactions contemplated hereby and by the other Operative
     Agreements, together with an incumbency
     certificate of an officer of such General Partner as to such Person's authority to execute and deliver said documents on behalf of such General
     Partner and the signatures of such Person;

        (iii)  a copy of the charter and bylaws and
     other instruments of First Security Bank of Utah, National Association, certified as of the Closing
     Date by the Secretary or Assistant Secretary of First Security Bank of Utah, National
     Association, and a copy of the resolutions of the board of directors of First Security Bank of Utah, National Association, certified as such by such Secretary or Assistant Secretary as of the Closing Date, authorizing the execution and delivery by First Security Bank of Utah, National
     Association or the Owner Trustee, as the case may be, of the Trust Agreement and each of the other
     Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, together with an incumbency certificate of First Security Bank of Utah,
     National Association as to the Person or Persons authorized to execute and deliver said documents on behalf of First Security Bank of Utah, National Association (either individually or as Owner Trustee) and the signatures of such Person or Persons;

         (iv)  a copy of the articles of association
     and bylaws and other instruments of Nationsbank of Georgia, National Association, certified as of the Closing Date by the Secretary or Assistant
     Secretary of Nationsbank of Georgia, National
     Association which bylaws include a provision, authorizing the execution and delivery by Nationsbank of Georgia, National Association or the Indenture Trustee, as the case may be, of each of the Operative Agreements to which it is or is to be a party, together with an incumbency certificate of Nationsbank of Georgia, National
     Association as to the Person or Persons
     authorized to execute and deliver said documents on behalf of Nationsbank of Georgia, National
     Association (either individually or as Indenture
     Trustee) and the signatures of such Person or Persons;

         (v)  a copy of the articles of association
     and by-laws of NationsBank of South Carolina, National Association ("NBSC") certified by the Secretary or an Assistant Secretary of NBSC as of the Closing Date, which by-laws include a provision duly authorizing the execution, delivery and performance by NBSC or the Pass
     Through Trustee, as the case may be, of this Agreement, the Pass Through Agreement, the Series
     Supplements and any other document executed or authenticated by or on behalf of the Pass Through
     Trustee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver such documents on behalf of NBSC (either individually or as Pass
     Through Trustee), and the signature of such Person or Persons;

        (vi)  a copy of the license issued to the LC
     Bank by the Superintendent of Banks of the State of New York, and evidence as to the Person or Persons authorized to execute and deliver the Letter of Credit on behalf of the LC Bank and the signatures of such Person or Persons; and

       (vii)  such other documents, evidences,
     materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Pass Through
     Trustee as the Pass Through Trustee, the
     Indenture Trustee, the Lessee, the LC Bank or the
     Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (h) Officer's Certificate of the Lessee. On the Closing Date, the following statements shall be true, and the Pass Through Trustee, the Owner
Participant, the LC Bank, the Owner Trustee and the
Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized signatory of the Lessee, dated the Closing Date, stating that:

         (i)  the representations and warranties of
     the Lessee contained in the Lessee Documents
     (excluding the Tax Indemnity Agreement, the
     Lease, any Lease Supplement and any other Lessee
     Document that is not executed and delivered on or prior to the Closing Date) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  except for the matters described under
     "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1993 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly
     Reports on Form 10-Q for the fiscal quarters ended August 31, 1993 and November 30, 1993), as to which such officer will make no certification concerning the liability of the Lessee (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited financial statements of the Lessee as of November 30, 1993 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party.

         (i)  Officer's Certificate of Owner
Participant. On the Closing Date, the following statements shall be true, and the Pass Through
Trustee, the Owner Trustee, the Indenture Trustee, the
LC Bank and the Lessee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant, dated the Closing Date, stating that:

         (i)  the representations and warranties of
     the Owner Participant and any General Partner thereof contained in this Agreement, the Trust
     Agreement, the Agreement to Lease or in any other
     Operative Agreement to which the Owner
     Participant is a party (excluding the Tax
     Indemnity Agreement and any other Operative
     Agreement that is not required to be executed on or prior to the Closing Date), and in any certificate delivered on or prior to the Closing
     Date pursuant hereto or thereto, are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  there are no Lessor's Liens
     attributable to the Owner Participant; and

        (iii)  no event has occurred and is continuing
     which constitutes or, with notice or lapse of time or both would constitute, a Pre-Funding
     Event of Loss or which constitutes or would constitute, due to any action or inaction on the part of the Owner Participant or the LC Bank, as the case may be, an Indenture Default or Indenture Event of Default.

         (j)  Other Officer's Certificates.

         (i)  On the Closing Date, the following
     statements shall be true, and the Owner
     Participant, the Owner Trustee, the LC Bank, the
     Pass Through Trustee, the Indenture Trustee and the Lessee shall have received a certificate from each of the Owner Trustee (in the case of the Lessee, the Owner Participant, the LC Bank, the
     Pass Through Trustee and the Indenture Trustee), the Indenture Trustee (in the case of the Lessee, Owner Participant, the LC Bank, the Pass Through
     Trustee and the Owner Trustee) and the Pass
     Through Trustee (in the case of the Owner
     Participant, the LC Bank, the Lessee, the Owner
     Trustee and the Indenture Trustee), signed by a duly authorized officer, dated the Closing Date, stating with respect to the Owner Trustee, the Pass Through Trustee and the Indenture Trustee, as the case may be, that:

              (A)  the representations and warranties
         of the Owner Trustee in its individual
         capacity and as trustee, the Pass Through
         Trustee in its individual capacity and as trustee, the Indenture Trustee in its individual capacity and as trustee, and contained in this Agreement, the Collateral
         Agreement and the Indenture, and in any
         certificate delivered pursuant hereto or thereto, are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that representations and warranties were true and correct on and as of such earlier date);

              (B)  to the best of its knowledge, no
         event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default; and

              (C)  with respect to the Owner Trustee,
         there are no Lessor's Liens attributable to First Security Bank of Utah, National
         Association or the Owner Trustee.

         (ii) On the Closing Date, the representations and warranties of the LC Bank contained in this Agreement and in any certificate delivered pursuant hereto shall be true and correct on and as of the Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date), and the Indenture Trustee, the Pass Through Trustee and the Lessee shall have received a certificate from the LC Bank, signed by a duly authorized officer, dated the Closing Date, to that effect.

         (k)  Legal Opinions.  Each of the Owner
Participant, the Owner Trustee, the Lessee, the LC
Bank, the Pass Through Trustee, the Underwriters and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case dated the Closing Date and reasonably satisfactory to the recipient, as to scope and substance (and covering such other matters as any such recipient may reasonably request):

          (i)  Kenneth Masterson, Esq., Senior Vice
     President and General Counsel of the Lessee, in the form of Exhibit K-1 hereto, addressed to the Owner Participant, the Owner Trustee, the Pass
     Through Trustee, the Underwriters and the Indenture
     Trustee;

         (ii)  Dewey Ballantine, special counsel for
     the Owner Participant, its General Partner and
     Lufthansa, and Christian Rehm, German counsel to
     Lufthansa, in the form of Exhibit L and M-1 hereto, respectively, each addressed to the Indenture Trustee, the Owner Trustee, the LC
     Bank, the Pass Through Trustee, the Underwriters and the Lessee;

        (iii)  Powell, Goldstein, Frazer & Murphy,
     special counsel for the Indenture Trustee, in the form of Exhibit N-1 hereto, addressed to the Owner Participant, the Indenture Trustee, the
     Owner Trustee, the LC Bank, the Pass Through
     Trustee, the Underwriters and the Lessee;

         (iv)  Powell, Goldstein, Frazer & Murphy,
     special counsel for the Pass Through Trustee, in the form of Exhibit O hereto, addressed to the Pass Through Trustee, the Indenture Trustee, the
     LC Bank, the Lessee and the Underwriters;

          (v)  in the case of the Owner Participant,
     Dewey Ballantine, tax counsel for the Owner
     Participant, addressed to the Owner Participant, with respect to certain tax matters;

         (vi)  Ray, Quinney & Nebeker, special counsel
     for the Owner Trustee, in the form of Exhibit P-1 hereto, addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the LC
     Bank, the Pass Through Trustee, the Underwriters and the Lessee;

        (vii)  Davis Polk & Wardwell, special counsel
     for the Lessee, in the form of Exhibit Q-1 hereto, addressed to the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass
     Through Trustee, the Underwriters and the Lessee; and

       (viii)  German counsel to the LC Bank and
     Milbank, Tweed, Hadley & McCloy, special counsel for the LC Bank, in the form of Exhibit R and S hereto, respectively, each addressed to the Indenture Trustee, the Pass Through Trustee, the
     Underwriters and the Lessee.

         (l)  Appraisal.  Each of the Owner
Participant, Indenture Trustee, Pass Through Trustee and the Underwriters shall have received an appraisal in form and substance satisfactory to it from a qualified independent expert satisfactory to it to the effect that, assuming modification in accordance with the Original Statement of Work specified in the Agreement to Lease and the Modification Agreement
(without regard to any Additional Services or any other optional deviations or variations), the Aircraft is reasonably estimated to have (i) on the Scheduled
Commencement Date a remaining economic useful life of at least 125% of the Basic Term, (ii) a fair market value on each of the Closing Date and (without including in such value any increase or decrease for inflation or deflation) the Scheduled Commencement
Date in no event less than the Aircraft Cost, and
(iii) a residual value at the end of the Basic Term of at least 20% of Aircraft Cost (without considering the effects of inflation or deflation and assuming the Aircraft is in compliance with Article 12 of the Lease); in addition, the appraisal shall state that the Aircraft is not limited use property. The Lessee shall have received a copy of such appraisal.

         (m)  Payment of Taxes.

          (i)  All taxes, fees, charges, assessments,
     costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the other documents and instruments referred to in subparagraphs (f) of this Section 4.01 and the issuance of the Certificates and Pass Through
     Certificates shall have been duly paid or caused to be paid in full by the Owner Participant.

         (ii) All taxes, fees, customs and duties then payable or requested to be paid pursuant to
     Section 6 of the Sales Agreement, and all sales and use taxes relating to the sale of the Aircraft to the Owner Trustee, shall have been paid.

         (n)  No Indenture Default.  No Indenture
Default or Indenture Event of Default has occurred and is continuing.

         (o)  Pre-Funding Event of Loss.  No Pre-
Funding Event of Loss with respect to the Aircraft or event which with the passage of time or if continued unremedied or unaltered would constitute a Pre-Funding
Event of Loss with respect to the Aircraft, shall have occurred and be in existence.

         (p)  Governmental Compliance.  All
appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Closing Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Closing Date.

         (q)  Other Agreements.  The Lessee and the
Pass Through Trustee shall have entered into the Pass
Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived, and the Pass Through
Certificates shall have been issued pursuant to the Series Supplements. The Lessee shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         (r)  Title.  The Owner Trustee shall have
received from Lufthansa good and marketable title to the Aircraft, subject to no Liens other than any Liens permitted by the Sales Agreement and any Liens created by the Agreement to Lease and the Modification
Agreement.

         Section 4.01A.  Condition Precedent to
Obligations of LC Bank. In addition to any applicable condition set forth in Section 4.01 hereof, the obligation of the LC Bank to deliver the Letter of Credit on the Closing Date pursuant to
Section 2.01(a)(iii) hereof is subject only to its receipt, on or prior to the Closing Date, of the Indemnification Agreement executed by each of the parties thereto other than the LC Bank.

         Section 4.02  Conditions Precedent to Lease
on the Commencement Date. The obligations of the Owner Trustee to lease the Aircraft to the Lessee on the Commencement Date pursuant to the Lease, and of the Owner Participant to (x) cause such lease by the Owner Trustee and (y) make available any amount pursuant to Section 3.03 hereof, are subject to the fulfillment to the satisfaction of such party, as of the Commencement Date, of the following conditions precedent:

         (a)  Legal Investment.  No change shall have
occurred after the date of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner
Participant or its special counsel or the Lessee, would make it illegal for the Owner Participant, the Lessee or the Owner Trustee, and no change in circumstances outside the control of the Owner
Participant or the Lessee, shall have occurred which would otherwise make it illegal for the Owner
Participant, the Lessee or the Owner Trustee, to participate in the transaction to be consummated on the Commencement Date (other than the release of the Debt Portion as contemplated hereby and by the Collateral Agreement); and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant or the Lessee, is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Commencement Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative
Agreements (other than the release of the Debt Portion as contemplated hereby and by the Collateral
Agreement).

         (b)  Documents.  Each of the agreements set
forth in Section 4.01(e) and each of the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Lessee and the Owner Participant
(each acting directly or by authorization to its special counsel), and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Lessee and the Owner Trustee (provided that the sole original counterpart of the Lease and the Lease Supplement shall be delivered in New York, New York, to the Indenture Trustee on the Exchange Date):

          (i)  the Lease;

         (ii)  the Lease Supplement covering the
     Aircraft, dated the Commencement Date;

        (iii)  the Trust Agreement Supplement covering
     the Aircraft, dated the Commencement Date;

         (iv)  an AC Form 8050-2 Bill of Sale covering
     the Aircraft (the "FAA Bill of Sale"), executed by Lufthansa in favor of the Owner Trustee and dated on or prior to the Commencement Date (the full warranty bill of sale referred to in Section
     4.01(e)(vi) above, together with the FAA Bill of Sale, are collectively called the "Bills of Sale");

          (v) the Aircraft Acceptance Receipt covering the Aircraft;

         (vi)  in the case of the Owner Participant
     only, the Tax Indemnity Agreement; and

        (vii)  any Ancillary Agreement not covered by
     Section 4.01(e)(x) hereof (delivered to the parties thereto).

         (c)  Insurance.  Each of the Owner
Participant and the Owner Trustee shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, dated the Commencement Date, in form and substance satisfactory to each of the Owner
Participant and the Owner Trustee to establish that the insurance required by Article 13 of the Lease is in effect.

         (d)  Financing Statements.  With respect to
the Owner Participant only, a notice filing describing the Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee as of the Exchange Date), and shall have been duly filed in the State of Tennessee and any other jurisdiction specified by the Owner Trustee or the Indenture
Trustee; and all other actions shall have been taken which, in the opinion of special counsel for the Owner
Participant are necessary or advisable to perfect and protect security interests and other interests intended to be created by or pursuant to the Operative
Agreements.

         (e)  Title, Airworthiness and Registration.
On the Commencement Date, the following statements shall be true and the Lessee and Owner Trustee shall have received evidence from the Owner Participant (in the case of clauses (i) and (ii)), and the Owner
Participant and the Owner Trustee shall have received evidence from the Lessee (in the case of clauses (iii) and (iv)), in each case reasonably satisfactory to each such Person to the effect that:

          (i)  the Owner Trustee has good and
     marketable title to the Aircraft, free and clear of Liens, except for Liens (other than Lessor's
     Liens) permitted by Section 6.01 of the Lease;

         (ii)  the Aircraft has been duly certified by
     the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

        (iii)  the Lease and the Lease Supplement
     covering the Aircraft and the Trust Agreement and Trust Agreement Supplement (with affidavits attached thereto) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Act; and

         (iv) application to the Aeronautics Authority for registration of the Aircraft in the name of the Owner Trustee shall have been duly made and the Lessee shall have temporary or permanent authority to operate the Aircraft pursuant to the Lease.

         (f)  Corporate Documents.  Except when such
Person is the delivering party, the Owner Participant, the Owner Trustee (acting directly or by authorization to its counsel) and the Lessee shall have received the following, in each case in form and substance satisfactory to it:

         (i)  copies, certified as of the Commencement
     Date by the Secretary or an Assistant Secretary of the Lessee, of the certificate of incorporation and bylaws of the Lessee and the resolutions of the Board of Directors of the Lessee duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Lease, the Lease Supplement covering the Aircraft, the Tax Indemnity Agreement and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby, and a statement that the resolutions of the Board of Directors delivered pursuant to Section 4.01(g)(i) hereof remain in full force and effect together with an incumbency certificate of the Lessee as to the Person or Persons authorized to execute and deliver said documents on behalf of the Lessee and the signatures of such Person or Persons;

         (ii)  a copy of the constituent documents of
     the Owner Participant and of the certificate of incorporation and by-laws of the General Partner thereof, in each case certified as of the Commencement Date by the Secretary or Assistant
     Secretary of the General Partner of the Owner
     Participant, and a copy of the resolutions of the board of directors of the General Partner of the Owner Participant, or other satisfactory evidence of authority, certified as such by such Secretary or Assistant Secretary, authorizing the execution, delivery and performance by such General Partner, on behalf of the Owner
     Participant, of the Operative Agreements to which the Owner Participant is a party and the taking of such action duly to authorize the Owner
     Participant's participation in the transactions contemplated hereby and by the other Operative
     Agreements, together with an incumbency
     certificate as the officer of such General
     Partner as to such Person's authority to execute and deliver said documents on behalf of such General Partner and the signatures of such Person;

        (iii)  a copy of the charter and bylaws and
     other instruments of First Security Bank of Utah, National Association, certified as of the Commencement Date by the Secretary or Assistant
     Secretary of First Security Bank of Utah,
     National Association, and a copy of the
     resolutions of the board of directors of First
     Security Bank of Utah, National Association, certified as such by such Secretary or Assistant
     Secretary as of the Commencement Date,
     authorizing the execution and delivery by First
     Security Bank of Utah, National Association or the Owner Trustee, as the case may be, of the Trust Agreement, the Trust Agreement Supplement covering the Aircraft and each of the other
     Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, together with an incumbency certificate of First Security Bank of Utah,
     National Association as to the Person or Persons authorized to execute and deliver said documents on behalf of First Security Bank of Utah, National Association (either individually or as Owner Trustee) and the signatures of such Person or Persons; and

         (iv)  such other documents, evidences,
     materials, and information with respect to the Lessee, the Owner Trustee and the Owner
     Participant as the Lessee, the Owner Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (g)  Officer's Certificate of Lessee.  On the
Commencement Date, the following statements shall be true, and the Owner Participant and the Owner Trustee shall have received a certificate signed by the Vice
President and Treasurer or any other duly authorized signatory of the Lessee, dated the Commencement Date, stating that:

         (i)  the representations and warranties of
     the Lessee contained in this Agreement and the other Lessee Documents (excluding the Tax
     Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Commencement Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  except for the matters described under
     "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the most recently ended fiscal year for which such Annual Report is available
     (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Reports on Form 10-Q filed for each fiscal quarter, if any, subsequent to such Annual Report), as to which such officer will make no certification concerning the liability of the Lessee (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the audited or unaudited, as the case may be, financial statements of the Lessee as of the Lessee's most recently filed Annual Report or Quarterly Report, as the case may be, and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party.

        (iii)  no event has occurred and is continuing
     which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or Event of Default under the Lease.

         (h)  Officer's Certificate of Owner
Participant. On the Commencement Date, the following statements shall be true, and the Pass Through
Trustee, the Owner Trustee and the Lessee shall have received a certificate from the Owner Participant signed by a duly authorized officer of the Owner
Participant, dated the Commencement Date, stating that:

         (i)  the representations and warranties of
     the Owner Participant and any General Partner thereof contained in this Agreement, the Trust
     Agreement, the Agreement to Lease or in any other
     Operative Agreement to which the Owner
     Participant is a party (excluding the Tax
     Indemnity Agreement), and in any certificate delivered on or prior to the Commencement Date pursuant hereto or thereto, are true and correct on and as of the Commencement Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  there are no Lessor's Liens
     attributable to the Owner Participant; and

        (iii)  no event has occurred and is continuing
     which constitutes or, with notice or lapse of time or both would constitute, an Event of Loss.

         (i)  Other Officer's Certificates.  On the
Commencement Date, the following statements shall be true, and the Owner Participant and the Lessee shall have received a certificate from the Owner Trustee, signed by a duly authorized officer, dated the Commencement Date, stating with respect to the Owner
Trustee that:

          (i)  the representations and warranties of
     the Owner Trustee in its individual capacity and as trustee, and contained in this Agreement, the Lease, the Collateral Agreement and the Indenture, and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Commencement Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that representations and warranties were true and correct on and as of such earlier date);

         (ii)  to the best of its knowledge, no event
     has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, an Event of Default; and

        (iii) there are no Lessor's Liens attributable to it (in its individual capacity or as trustee).

         (j)  Legal Opinions.  Each of the Owner
Participant, the Owner Trustee and the Lessee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case reasonably satisfactory to the recipient, as to scope and substance (and covering such other matters as any such recipient may reasonably request) and dated the Commencement Date:

          (i)  Kenneth Masterson, Esq., Senior Vice
     President and General Counsel of the Lessee, in the form of Exhibit K-2 hereto, addressed to the Owner Participant and the Owner Trustee;

         (ii)  Dewey Ballantine, special counsel for
     the Owner Participant and Lufthansa, in the form of Exhibit L-2 hereto, and (if an OP Guarantee is required pursuant hereto) an opinion from German counsel to Lufthansa, in the form of Exhibit M-2 hereto, each addressed to the Owner Trustee and the Lessee;

        (iii)  Daugherty, Fowler & Peregrin, in the
     form of Exhibit T hereto, addressed to the Owner
     Participant, the Owner Trustee and the Lessee;

         (iv)  Ray, Quinney & Nebeker, special counsel
     for the Owner Trustee, in the form of Exhibit P-2 hereto, addressed to the Owner Participant, the Owner Trustee and the Lessee; and

          (v)  Davis Polk & Wardwell, special counsel
     for the Lessee, in the form of Exhibit Q-2 hereto, addressed to the Owner Participant, the Owner Trustee and the Lessee.

         (k)  Event of Default, Default; Event of
Loss. No Default or Event of Default shall exist upon execution of the Lease, and no Event of Loss or event which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (l)  Payment of Taxes.  In the case of the
Lessee only, all taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with obtaining the certification referred to in Section 4.02(e)(ii) shall have been paid in full by the Owner Participant. In the case of the Owner
Participant and Owner Trustee only, all taxes, fees, assessments costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the other documents and instruments referred to in
Section 4.02(d), Section 4.02(e)(iii) and
Section 4.02(e)(iv) hereof shall have been paid in full by the Lessee.

         (m)  Other Commitments; Approvals.  All
approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Owner Participant are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (n)  Governmental Compliance.  All
appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Commencement Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Commencement Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Commencement
Date.

         Section 4.03  Conditions Precedent to Release
of Debt Portion from the Collateral Account. The obligations of the Indenture Trustee to release the Debt Portion (or such lesser amount as may be in the Collateral Account) pursuant to Section 7(e) of the Collateral Agreement, are subject to the fulfillment to the satisfaction of the Indenture Trustee, as of the Exchange Date, of the following conditions precedent; provided, however, that to the extent that any of the conditions set forth below shall have been satisfied by the delivery of documents on the Commencement Date pursuant to Section 4.02 hereof, such conditions (to such extent) shall be deemed satisfied for purposes of this Section 4.03:

         (a)  Notice and Lease Commencement.  (i) The
Indenture Trustee shall have received at least four
(4) Frankfurt Business Days' notice of the
Commencement Date in accordance with Section 3.01 hereof and (ii) all of the conditions precedent set forth in Sections 4.02 and 5.01 hereof shall have been satisfied or waived by the Owner Trustee, the Owner
Participant or the Lessee, as appropriate.

         (b)  Certificates.  (i) The Certificates
shall not have been prepaid or accelerated, (ii) notice of prepayment of the Certificates shall not have been given and no Deemed Event of Loss or Pre-
Funding Event of Loss with respect to the Aircraft shall have occurred, (iii) the Cut-off Date shall not have occurred, (iv) no Indenture Default or Indenture
Event of Default shall be continuing and (v) the Owner
Participant shall have paid to the Owner Trustee the amount required pursuant to Section 3.03 hereof.

         (c)  Legal Investment.  No change shall have
occurred after the date of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Indenture
Trustee or its special counsel, would make it illegal for the Indenture Trustee, and no change in circumstances outside the control of the Indenture
Trustee, shall have occurred which would otherwise make it illegal for the Indenture Trustee, to participate in the transaction to be consummated on the Exchange Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Indenture Trustee, is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Exchange Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other
Operative Agreements.

         (d)  Documents.  Each of the agreements set
forth in Section 4.01(e) and each of the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee (acting directly or by authorization to its special counsel), and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Indenture Trustee of such documents shall have been delivered to the Indenture Trustee (provided that the sole original counterpart of the Lease and the Lease Supplement shall be delivered in New York, New York, to the Indenture Trustee on the Exchange Date):

          (i)  the Lease;

         (ii)  the Lease Supplement and the Trust
     Agreement Supplement covering the Aircraft, each dated the Commencement Date;

        (iii)  the Indenture and Security Agreement
     Supplement covering the Aircraft, dated the Exchange Date;

         (iv)  the FAA Bill of Sale, executed by
     Lufthansa in favor of the Owner Trustee and dated on or prior to the Commencement Date;

          (v) the Aircraft Acceptance Receipt covering the Aircraft; and

         (vi)  any Ancillary Agreement not covered by
     Section 4.01(e)(x) hereof (delivered to the parties thereto).

         (e)  Insurance.  The Indenture Trustee shall
have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, dated the Commencement
Date, in form and substance satisfactory to the Indenture Trustee to establish that the insurance required by Article 13 of the Lease is in effect.

         (f)  Financing Statements.  (i) The UCC
financing statements referred to in Section 4.01(f)(i) shall have been filed in accordance therewith and shall continue to be in full force and effect; and all other actions shall have been taken which, in the opinion of the Indenture Trustee (or its special counsel) are necessary or advisable to perfect and protect the security interests and other interests intended to be created by or pursuant to the Indenture
(whether intended to be created as of the Closing Date or on or after the Exchange Date); and (ii) the notice filing referred to in Section 4.02(d) hereof shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee and any other jurisdiction specified by the Indenture Trustee; and (iii) all other actions shall have been taken which, in the opinion of special counsel for the Indenture Trustee are necessary or advisable to perfect and protect security interests and other interests intended to be created by or pursuant to the Operative Agreements.

         (g)  Title, Airworthiness and Registration.
On the Exchange Date, the following statements shall be true and the Indenture Trustee shall have received evidence from the Owner Participant (in the case of clauses (i) and (ii)), and from the Lessee (in the case of clauses (iii) and (iv)), in each case reasonably satisfactory to each such Person to the effect that:

          (i)  the Owner Trustee has good and
     marketable title to the Aircraft, free and clear of Liens, except for Liens (other than Lessor's
     Liens) permitted by Section 6.01 of the Lease;

         (ii)  the Aircraft has been duly certified by
     the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

        (iii)  the Lease and the Lease Supplement
     covering the Aircraft, the Trust Agreement and Trust Agreement Supplement covering the Aircraft
     (with affidavits attached thereto) and the Indenture and the Indenture and Security
     Agreement covering the Aircraft, shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Act; and

         (iv) application to the Aeronautics Authority for registration of the Aircraft in the name of the Owner Trustee shall have been duly made and the Lessee shall have temporary or permanent authority to operate the Aircraft pursuant to the Lease.

         (h)  Corporate Documents.  The Owner
Participant, the Owner Trustee and the Lessee shall have received the following, in each case in form and substance satisfactory to it:

         (i)  copies, certified as of the Exchange
     Date by the Secretary or an Assistant Secretary of the Lessee, of the certificate of incorporation and bylaws of the Lessee and the resolutions of the Board of Directors of the Lessee duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of the Lease, the Lease Supplement covering the Aircraft, the Tax Indemnity Agreement and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby together with (A) an incumbency certificate of the Lessee as to the Person or Persons authorized to execute and deliver said documents on behalf of the Lessee and the signatures of such Person or Persons and
     (B) a statement that the resolutions of the Board of Directors of the Lessee delivered pursuant to
     Section 4.01(g)(i) hereof remain in full force and effect;

         (ii)  a copy of the constituent documents of
     the Owner Participant and of the certificate of incorporation and by-laws of the General Partner thereof, in each case certified as of the Exchange Date by the Secretary or Assistant
     Secretary of the General Partner of the Owner
     Participant, and a copy of the resolutions of the board of directors of the General Partner of the Owner Participant, or other satisfactory evidence of authority, certified as such by such Secretary or Assistant Secretary, authorizing the execution, delivery and performance by such General Partner, on behalf of the Owner
     Participant, of the Operative Agreements to which the Owner Participant is a party and the taking of such action duly to authorize the Owner
     Participant's participation in the transactions contemplated hereby and by the other Operative
     Agreements, together with an incumbency
     certificate as the officer of such General
     Partner as to such Person's authority to execute and deliver said documents on behalf of such General Partner and the signatures of such Person;

        (iii)  a copy of the charter and bylaws and
     other instruments of First Security Bank of Utah, National Association, certified as of the Exchange Date by the Secretary or Assistant
     Secretary of First Security Bank of Utah,
     National Association, and a copy of the
     resolutions of the board of directors of First
     Security Bank of Utah, National Association, certified as such by such Secretary or Assistant
     Secretary as of the Exchange Date, authorizing the execution and delivery by First Security Bank of Utah, National Association or the Owner
     Trustee, as the case may be, of the Trust
     Agreement and each of the other Operative
     Agreements to which it is or is to be a party, whether in its individual capacity or as Owner
     Trustee, together with an incumbency certificate of First Security Bank of Utah, National
     Association as to the Person or Persons
     authorized to execute and deliver said documents on behalf of First Security Bank of Utah, National Association (either individually or as Owner Trustee) and the signatures of such Person or Persons; and

         (iv)  such other documents, evidences,
     materials, and information with respect to the Lessee, the Owner Trustee and the Owner
     Participant as the Indenture Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (i)  Officer's Certificate of Lessee.  On the
Exchange Date, the following statements shall be true, and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized signatory of the Lessee, dated the Commencement Date, stating that:

         (i)  the representations and warranties of
     the Lessee contained in this Agreement and the other Lessee Documents (excluding the Tax
     Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Exchange Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  except for the matters described under
     "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the most recently ended fiscal year for which such Annual Report is available
     (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Reports on Form 10-Q filed for each fiscal quarter, if any, subsequent to such Annual Report), as to which such officer will make no certification concerning the liability of the Lessee (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the audited or unaudited, as the case may be, financial statements of the Lessee as of the Lessee's most recently filed Annual Report or Quarterly Report, as the case may be, and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party.

        (iii)  no event has occurred and is continuing
     which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or Event of Default under the Lease.

         (j)  Officer's Certificates of Owner
Participant. On the Exchange Date, the following statements shall be true, and the Indenture Trustee shall have received a certificate from the Owner
Participant signed by a duly authorized officer of the Owner Participant, dated the Commencement Date, stating that:

         (i)  the representations and warranties of
     the Owner Participant and any General Partner thereof contained in this Agreement, the Trust
     Agreement, the Agreement to Lease or in any other
     Operative Agreement to which the Owner
     Participant is a party (excluding the Tax
     Indemnity Agreement), and in any certificate delivered on or prior to the Exchange Date pursuant hereto or thereto, are true and correct on and as of the Exchange Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

         (ii)  there are no Lessor's Liens
     attributable to the Owner Participant; and

        (iii)  no event has occurred and is continuing
     which constitutes or, with notice or lapse of time or both would constitute, an Event of Loss or which constitutes or would constitute, an Indenture Default or Indenture Event of Default attributable to the Owner Participant.

         (k)  Other Officer's Certificates.  On the
Exchange Date, the following statements shall be true, and the Indenture Trustee shall have received a certificate from the Owner Trustee, signed by a duly authorized officer, dated the Exchange Date, stating with respect to the Owner Trustee, that:

          (i)  the representations and warranties of
     the Owner Trustee in its individual capacity and as trustee, and contained in this Agreement, the Lease, the Indenture and the Collateral
     Agreement, and in any certificate delivered pursuant hereto or thereto, are true and correct on and as of the Commencement Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that representations and warranties were true and correct on and as of such earlier date);

         (ii)  to the best of its knowledge, no event
     has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, an Event of Default or an Indenture Event of Default; and

        (iii) with respect to the Owner Trustee, there are no Lessor's Liens attributable to it (in its individual capacity or as trustee).

         (l)  Legal Opinions.  The Indenture Trustee
(acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case reasonably satisfactory to the recipient, as to scope and substance (and covering such other matters as any such recipient may reasonably request):

          (i)  Kenneth Masterson, Esq., Senior Vice
     President and General Counsel of the Lessee, in the form of Exhibit K-2 hereto, addressed to the Indenture Trustee and dated the Commencement
     Date;

         (ii)  Dewey Ballantine, special counsel for
     the Owner Participant and Lufthansa, in the form of Exhibit L-2 hereto, and (if an OP Guarantee is required pursuant hereto) an opinion of German counsel to Lufthansa, in the form of Exhibit M-2 hereto, each addressed to the Indenture Trustee and dated the Exchange Date.

        (iii)  Powell, Goldstein, Frazer & Murphy,
     special counsel for the Indenture Trustee, in the form of Exhibit N-2 hereto, addressed to the Indenture Trustee and dated the Exchange Date;

         (iv)  Daugherty, Fowler & Peregrin, in the
     form of Exhibit T hereto, addressed to the Indenture Trustee and dated the Exchange Date;

          (v)  Ray, Quinney & Nebeker, special counsel
     for the Owner Trustee, in the form of Exhibit P-2 hereto, addressed to the Indenture Trustee and dated the Exchange Date; and

         (vi)  Davis Polk & Wardwell, special counsel
     for the Lessee, in the form of Exhibit Q-2 hereto, addressed to the Indenture Trustee and dated the Exchange Date.

Except to the extent otherwise provided in any form of opinion referred to in this Section 4.03(l), if the Exchange Date does not occur on the Commencement Date, any condition precedent requiring that an opinion referred to be dated the Exchange Date pursuant to this Section 4.03(l) shall be deemed satisfied by delivery of such opinion dated the Commencement Date.

         (m)  Event of Default, Default; Event of
Loss. No Default or Event of Default shall exist upon execution of the Lease, and no Event of Loss or event which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (n)  Payment of Taxes.  All taxes, fees,
charges, assessments, costs and other expenses then due and payable (i) in connection with the execution, delivery, recording and filing of all financing statements and the other documents and instruments referred to in Section 4.01(f) hereof and in connection with obtaining the certification referred to in Section 4.02(e)(ii) shall have been paid in full by the Owner Participant; (ii) in connection with the execution, delivery, recording and filing of all financing statements and the other documents and instruments referred to in Section 4.02(d),
Section 4.02(e)(iii) and Section 4.02(e)(iv) hereof shall have been paid in full by the Lessee; and (iii) in connection with the issuance of the Certificates and Pass Through Certificates shall have been duly paid or caused to be paid in full by the Owner
Participant.

         (o)  Other Commitments; Approvals.  All
approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Indenture Trustee are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (p)  Governmental Compliance.  All
appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Exchange Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Exchange Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Exchange
Date.

         Section 4.04.  Opinion of Special Aviation
Counsel Upon Registration. Promptly upon the registration of the Aircraft, the filing pursuant to the Act of the Trust Agreement and Trust Agreement
Supplement and the recording pursuant to the Act of the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security
Agreement Supplement covering the Aircraft attached as exhibits) and the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), the Lessee shall cause
Special Aviation Counsel to deliver to the Owner
Participant, the Lessee, the Owner Trustee, the Pass
Through Trustee and the Indenture Trustee an opinion as to (i) the due registration of the Aircraft in the name of the Owner Trustee and (ii) the due recording pursuant to the Act of the Lease (with such Lease
Supplement, the Indenture and such Indenture and Security Agreement Supplement attached as exhibits) and the Indenture (with such Indenture and Security
Agreement Supplement attached as an exhibit);
provided, however, that if the Exchange Date does not occur on the Commencement Date, the opinion required by this Section 4.04, to the extent relating to the Indenture and the Indenture and Security Agreement
Supplement, need not be provided until the Exchange
Date.

                       ARTICLE 5

     CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01.  Conditions Precedent to
Lessee's Obligations on the Commencement Date.  The
Lessee's obligation to lease the Aircraft on the Commencement Date from the Owner Trustee pursuant to the Lease is subject only to satisfaction of the conditions set forth in the Agreement to Lease with respect to the Aircraft and to the satisfaction of the conditions that, prior to or on the Commencement Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, paragraphs
(e)(i) and (ii); (f)(ii), (iii) and, except to the extent relating to documents of the Lessee, (iv); (h);
(i); (j); (k) (to the extent relating to an Event of Loss); and (l) of Section 4.02 hereof.


                       ARTICLE 6

  LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01.  Lessee's Representations and
Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass
Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, except as otherwise specified in paragraphs (e),
(o), (r) and (s) of this Section 6.01, on the date hereof and as of the Closing Date, the Commencement
Date and, if the Exchange Date does not occur on the Commencement Date, the Exchange Date:

         (a)  the Lessee is a corporation duly
organized and validly existing in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party;

         (c)  the Lessee is an "air carrier" within
the meaning of the Act and a holder of a certificate under Sections 401 and 418 of the Act and an "air carrier operating certificate" issued under Section
604 of the Act and each such certificate is in full force and effect;

         (d)  the Lessee possesses all necessary
certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e)  (i) the execution, delivery and
performance of the Lessee Documents have been duly authorized by all necessary corporate action on the part of the Lessee, and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee; (ii) each of the Lessee Documents (excluding the Lease, the Lease Supplement and any other Lessee
Document that is not required to be executed by the Lessee on or before the Closing Date) has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally; (iii) in the case of the Commencement Date and Exchange Date only, each of the Lease, the Lease Supplement and each other Lessee
Document not required to be executed by the Lessee on or before the Closing Date has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally;

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by the Lessee of this Agreement or any other Operative Agreement to which it is or is to be a party or for the use and maintenance of the Aircraft, except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.02(d)(ii) and 4.04 hereof;

         (g)  neither the execution, delivery or
performance by the Lessee of this Agreement or any of the other Operative Agreements to which it is or is to be a party, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties;

         (h)  except for the matters described under
"Legal Proceedings" in the Lessee's Annual Report on
Form 10-K for the most recent fiscal year for which such Annual Report is available (as updated by Note 7 to the financial statements included in the Lessee's
Quarterly Reports on Form 10-Q filed for each fiscal quarter, if any, subsequent to such Annual Report), as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its property before or by any court or administrative agency which (A) involve the Agreement to Lease or the Aircraft or (B) if adversely determined would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or adversely affect the ability of the Lessee to perform its obligations under the Operative
Agreements to which it is or is to be a party;

         (i)  the Lessee has filed or caused to be
filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee
(other than assessments the payment of which is being contested in good faith by the Lessee), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments the payment of which is being contested in good faith by the Lessee and other than the federal transportation excise tax assessments the protests against which are described in the Lessee's Annual
Report on Form 10-K or Quarterly Report on Form 10-Q for the most recently ended fiscal period for which such Annual Report or Quarterly Report, as the case may be, is available, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition, which assessments are being contested in good faith by the Lessee);

         (j)  the Lessee has heretofore delivered to
the Owner Participant true and correct copies of the Lessee's Annual Reports on Form 10-K for the most recently ended fiscal year and Quarterly Report on Form 10-Q for the most recently ended quarter, and of the audited consolidated balance sheets of the Lessee for the most recently ended fiscal year and the unaudited consolidated balance sheet of the Lessee as of the most recent accounting period, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal years and interim reporting period ended on such dates, accompanied (except in the case of such interim reporting period) by reports thereon containing opinions without qualification, except as therein noted, by Arthur Andersen & Co., independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods;

         (k)  with respect to ERISA, except as
otherwise disclosed:

          (i)  none of the Pension Plans nor their
     related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the PBGC pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

         (ii)  there have been no "reportable events"
     (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

        (iii)  no "accumulated funding deficiency" (as
     such term is defined in Section 302 of ERISA or
     Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

         (iv)  neither the Lessee nor any ERISA
     Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

          (v)  all Pension Plans are in compliance in
     all material respects with all applicable provisions of ERISA and the Code;

         (vi)  neither the Lessee nor any ERISA
     Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under Section 515 of ERISA;

        (vii)  neither the Lessee nor any ERISA
     Affiliate has received notice that any Multi-employer Plan (as defined in 3(37) of ERISA) with respect to which the Lessee or any ERISA
     Affiliate has an obligation to contribute is in reorganization, insolvent or is terminating;

       (viii)  to the best of the Lessee's knowledge,
     neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section
     406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

         (ix)  assuming the truth of the representa-
     tions contained in Sections 7.03(a)(viii) hereof and compliance with the relevant provisions of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transac-tion which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. No part of the funds to be used by the Lessee in satisfaction of its obligation under this Agreement or any other of the Operative
     Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or a plan subject to Section 4975 of the Code.

         As used in this Section 6.01(k), the term
"Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section
412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (l)  the Lessee is a Citizen of the United
States;

         (m)  no governmental approval of any kind is
required of the Owner Participant for its execution of or performance under this Agreement or the other
Operative Agreements by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (n)  the Lessee is not in default under any
mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Operative Agreements to which it is or is to be a party;

         (o) in the case of the Commencement Date and Exchange Date only, no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (p) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company
"controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (q)  the Lessee has not retained any broker
and, except for the Underwriters, is not aware of any underwriter that has been retained in connection with the transactions contemplated by the Operative
Agreements;

         (r) (i) in the case of the Commencement Date only, except for (A) the registration of the Aircraft in the Owner Trustee's name pursuant to the Act, (B) the filing for recordation pursuant to the Act of the Trust Agreement and Trust Agreement Supplement covering the Aircraft, and the Lease and Lease
Supplement covering the Aircraft and (C) the filing of the financing statements referred to in
Section 4.02(d) hereof, no further action, including any filing or recording of any document, is necessary or advisable in order to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's
Estate as against the Lessee and any third parties;
and (ii) in the case of the Exchange Date only, except for (A) the actions specified in clauses (i)(A) (B) and (C) above, (B) the filing for recordation pursuant to the Act of the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft,
(C) the filing of the financing statements referred to in Section 4.03(f) hereof and (D) the taking of possession by the Indenture Trustee of the original counterpart of the Lease and maintaining possession of the original counterpart of the Lease Supplement delivered on the Commencement Date, no further action, including any filing or recording of any document, is necessary or advisable in order to establish the Owner
Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or to perfect the first security interest in and Lien on the Trust Indenture Estate (as it exists on the Commencement Date) in favor of the Indenture Trustee; and

         (s) in the case of the Commencement Date and the Exchange Date only, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Commencement Date under Article 13 of the Lease shall have been paid by the Lessee.

         Section 6.02.  Certain Covenants of Lessee.
The Lessee covenants and agrees with the Owner
Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through
Trustee (in its individual capacity and as Pass
Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a)  The Lessee will cause to be done,
executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Tax Indemnity Agreement, the Lease and the other Operative Agreements to which it is or is to be a party. Without limiting the generality of this Section 6.02(a), on and after the Commencement
Date the Lessee will take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security
Agreement Supplement, the Lease, each Lease
Supplement, the Trust Agreement and any financing statements or other instruments as are necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable it to take such action at the Lessee's cost and expense in a timely manner.

         (b)  After the Commencement Date, the Lessee
shall maintain the certificates with respect to the Aircraft referred to in Section 7.01 of the Lease and, on the Commencement Date, shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee, under the Act, and shall furnish to the Owner Trustee such information as may be required to enable the Owner
Trustee to make application for such registration;
provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that if, in connection with a permitted sublease to a carrier domiciled outside the United States, upon 30 days' prior written notice, the Lessee has requested their consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United
States then maintains normal and full diplomatic relations, the Owner Participant and the Indenture
Trustee, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, shall not unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the
registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual capacity, and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

              (A)  to the effect that the insurance
         provisions of the Lease have been and will be complied with upon such change of registry;

              (B)  that the Lessee shall have effected
         or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture; and as to the continuation of the corresponding Lien of the Indenture as a first priority, duly perfected lien on the Aircraft;

              (C)  that the Owner Trustee's right,
         title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

              (D)  that such new country of registry
         (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections
         362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under
         Section 1110 of the Bankruptcy Code shall not be required), and (y) imposes aircraft maintenance standards not materially less stringent than those of the Aeronautics
         Authority;

              (E)  that import and export
         certificates, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

              (F)  to the effect that the original
         indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner
         Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the other Indemnitees under this Agreement, the Indenture and the Tax
         Indemnity Agreement (in the case of the Owner
         Participant only), and the Pass Through
         Trustee (in its individual capacity and as Trustee under the Pass Through Agreement), afford each such party substantially the same protection as provided prior to such change of registry;

              (G)  that such change will not result in
         the imposition of, or increase in the amount of, any tax for which the Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or affiliate thereof) or the Trust Indenture Estate pursuant to
         Article 8 hereof;

              (H)  that any value added tax, customs
         duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner
         Trustee, the Indenture Trustee and the Owner
         Participant; and

              (I)  of the payment by the Lessee of any
         reasonable expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry.

         (ii)  a favorable opinion of counsel
     (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in form and substance, to the effect:

              (A)  that the terms (including, without
         limitation, the governing law,
         service-of-process and jurisdictional-
         submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, the Owner Trustee and the Indenture Trustee, respectively;

              (B)  that it is not necessary for the
         Owner Participant, the Owner Trustee, the
         Indenture Trustee or the Pass Through Trustee to register or qualify to do business in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture;

              (C)  that the courts of such
         jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D) of this Section 6.02) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

              (D)  that there is no tort liability of
         the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner
         Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner
         Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect); and

              (E)  (unless the Lessee shall have
         agreed to provide insurance reasonably
         satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition.

         (c)  From and after the Commencement Date,
the Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner
Trustee and the Owner Participant timely to file any reports required to be filed with respect to the Aircraft by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d)  On the Commencement Date, the Lessee
will cause the Special Aviation Counsel to properly file for recording, to the extent permitted by applicable law, the Lease, the Lease Supplement, the Trust Agreement, the Trust Agreement Supplement, the
Indenture and the Indenture and Security Agreement
Supplement in the following order of priority: first, the application for registration in the Owner
Trustee's name, second, the Indenture with the Indenture and Security Agreement Supplement, the Trust
Agreement and Trust Agreement Supplement covering the
Aircraft and the Lease Supplement attached thereto, and third, the Lease with the Lease Supplement, with the Indenture and the Indenture and Security Agreement
Supplement attached thereto; provided, however, that if the Exchange Date does not occur on the Commencement Date, the Indenture and the Indenture and Security Agreement Supplement need not be so filed until the Exchange Date (at which time it will be filed for recording).

         (e) After the Commencement Date, the Lessee, at its own expense, will furnish to the Owner
Participant, the Owner Trustee and the Indenture
Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the calendar year following the year in which the Aircraft was leased to the Lessee under the Lease, an opinion, reasonably satisfactory to the Owner
Participant and the Indenture Trustee, of Special
Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee: (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust
Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the perfection of the security interests with respect to the Aircraft created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain the perfection of such security interests; and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f)  The Lessee shall at all times maintain
its corporate existence except as permitted by Section
6.02(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders.

         (g)  The Lessee shall not enter into any
merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a certificated Air
Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee and the Owner Trustee all of the Lessee's obligations hereunder and under the other
Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner
Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.02(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative
Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.02(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative
Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section
6.02(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant and the Indenture
Trustee of any change in the address of its chief executive office (as such term is used in Section
9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i)  The Lessee agrees to furnish to the
     Owner Participant, the Lessor and the Indenture
     Trustee:

              (A)  as soon as available, but in any
         event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

              (B)  within sixty (60) days after the
         end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

              (C)  promptly upon their general
         transmission, copies of all regular and
         periodic reports furnished by the Lessee to its stockholders;

              (D)  promptly after filing with the SEC,
         copies of the Lessee's Annual Reports on Form
         10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

              (E)  promptly upon any officer of the
         Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

              (F)  from time to time, such other
         financial information as the Lessor, the Owner Participant or the Indenture Trustee, may reasonably request.

         Concurrently with the delivery of the
financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner
Participant and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the
Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist an Event of Default or if an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.03.  Survival of Representations
and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the lease of the Aircraft and the expiration or other termination of this Agreement and the other Operative
Agreements.


                       ARTICLE 7

    OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND
COVENANTS

         Section 7.01.  Acquisitions and Offerings of
Interests in Lessor's Estate.  (a)  Owner Participant.
The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust
Agreement was acquired by it for its own account and not with a view to sale or distribution thereof;
provided, however, that the disposition by the Owner
Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. The Owner Participant represents and warrants that neither it nor anyone authorized to act on its behalf (including, without limitation, Lufthansa) has directly or indirectly offered any interest in the Lessor's Estate or the Trust
Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant covenants that neither it nor anyone authorized to act on its behalf
(including, without limitation, Lufthansa) will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act.

         (b)  Owner Trustee.  The Owner Trustee
represents and warrants and covenants, both in its individual capacity and as trustee, that neither it nor anyone acting on its behalf (i) has directly or indirectly offered or will directly or indirectly offer any interest in the Lessor's Estate, or in any similar security, for sale to, or solicited any offer to acquire any of the same from anyone (other than the Owner Participant) and (ii) shall own any Certificates.

         Section 7.02.  Citizenship.  (a)  Generally.
On the Closing Date and on the Commencement Date, the Owner Trustee, in its individual capacity and as Owner
Trustee, represents and warrants that it is a Citizen of the United States. If the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Trustee.

         (b)  Owner Trustee.  The Owner Trustee, in
its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Act as in effect at such time or, if it is not necessary under the Act as in effect at such time, if it is informed in writing by the Lessee, the Owner Participant or the Indenture Trustee that such lack of United States citizenship would have any adverse effect on the Lessee, the Owner
Participant or any Holder. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant represents, warrants and covenants that (i) although it is not a Citizen of the United States, pursuant to the Trust Agreement it has transferred to the Owner
Trustee, to the extent set forth in the Trust
Agreement, the power to manage and control the Beneficial Interest of the Aircraft to ensure, as more fully set forth therein, that such Beneficial Interest will be controlled by a Citizen of the United States and that the Owner Participant shall have no power to influence or limit the exercise of the Owner Trustee's authority in respect thereof under the Trust
Agreement; (ii) it will fully and faithfully comply with the provisions of the Trust Agreement as long as it remains in effect, and in furtherance thereof will maintain the Trust Agreement in effect with an Owner
Trustee that is a Citizen of the United States;
(iii) if the Owner Participant shall become a Citizen of the United States, its obligations to maintain
Section 7 of the Trust Agreement shall cease, except that Section 7 of the Trust Agreement may not be terminated unless prior thereto the Lessee and, so long as the Indenture remains in effect, the Indenture
Trustee receives such opinions of counsel (of the same scope and substance as the opinions of counsel to be delivered hereunder on the Commencement Date of the Aircraft) and such amendments of documents and such other things as they shall reasonably request in connection with maintaining the validity, perfection and priority of the Lien of the Indenture on the Aircraft and the valid and continued registration of the Aircraft pursuant to Section 501(b)(1)(A)(i) of the Act; and (iv) if the Owner Participant fails with respect to its obligations above or in Section 7 of the Trust Agreement and, as a result of such failure, the Aircraft is subject to deregistration under the Act, the Owner Participant shall promptly at its own expense comply with any of clauses (x), (y) or (z) of the next sentence. If the Owner Participant shall, at any time while the Aircraft is registered in the United States and after Section 7 of the Trust
Agreement has been terminated pursuant to clause (iii) of the preceding sentence, cease to be a Citizen of the United States and the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Act and regulations then applicable thereunder, then the Owner
Participant shall give notice thereof to the Lessee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemni-fication from the Lessee) within 30 days (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto and to each Holder any damages actually suffered by any such other party or Holder as the result of the representations and warranties of the Owner
Participant in Sections 7.02(c)(i) and (ii) proving to be untrue as of the Closing Date and the Commencement
Date; and (B) to the Lessee, the Pass Through Trustee, the Indenture Trustee or any Holder for any damages which may be actually incurred by the Lessee (it being understood that the Lessee shall be obligated to mitigate such damages by using other aircraft in which the Owner Participant does not have an interest, if it can do so without undue burden on the Lessee's operations), the Pass Through Trustee, the Indenture
Trustee or any Holder as a result of the Owner
Participant's failure to comply with clauses (x), (y) and (z) of the preceding sentence within the 30 day period referred to therein. Each party hereto agrees, upon the request and at the sole expense of the Owner
Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 7.02(c).

         Section 7.03.  Representations, Warranties
and Covenants of Owner Participant.

         (a)  Representations, Warranties and
Covenants of Owner Participant. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner
Participant represents, warrants and covenants that:

         (i)  it is a limited partnership duly
     organized and validly existing in good standing under the laws of Delaware and it has full partnership power, authority and legal right to carry on its present business and operations, to own or lease its properties and to enter into and to carry out the transactions contemplated by this Agreement and each of the other Operative
     Agreements to which it is or is to be a party;

         (ii)  the execution, delivery and performance
     by it of this Agreement and each of the other
     Operative Agreements to which it is or is to be a party, have been duly authorized by all necessary partnership action on its part and, assuming the accuracy of the Lessee's representations in
     Section 6.01(m) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

        (iii)  based on the representations,
     warranties and covenants contained in Section
     6.01(k)(ix) and 7.01(b) hereof and compliance with the relevant provisions of the Indenture, neither the execution, delivery or performance by the Owner Participant of this Agreement and each of the other Operative Agreements to which it is or is to be a party, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner
     Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner
     Participant or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its properties;

         (iv)  this Agreement and the Trust Agreement
     have been duly authorized, executed and delivered by the Owner Participant; on or prior to the Closing Date, the Modification Agreement, and on or prior to the Commencement Date, the Tax
     Indemnity Agreement and the Trust Agreement
     Supplement covering the Aircraft, will have been duly authorized, executed and delivered by the Owner Participant; upon such execution and delivery, each of such agreements will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner
     Participant is a party or by which it or any of its properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement and the other
     Operative Agreements to which it is or is to be a party;

         (vi)  there are no pending or, to the
     knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against or affecting the Owner Participant or any of its property before or by any court or administrative agency which (A) involve the Aircraft or (B) if adversely determined would materially adversely affect the financial condition, business or operations of the Owner
     Participant or adversely affect the ability of the Owner Participant to perform its obligations under this Agreement or any other Operative
     Agreement to which it is or is to be a party;

        (vii)  neither the execution and delivery by
     it of this Agreement and the other Operative
     Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner
     Participant except for filings contemplated by this Agreement;

       (viii) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix) on the Commencement Date, it will have a consolidated tangible net worth of not less than $40,000,000 or the OP Guarantee will be executed and delivered by Lufthansa;

          (x)  on November 15, 1993 the Owner Trustee
     received good and marketable title to the Aircraft, free and clear of all Liens (other than the rights of the parties under the Original
     Modification Agreement, the Original Trust
     Agreement, the Original Sales Agreement and the
     Original Agreement to Lease), and, assuming the accuracy of the representation set forth in
     Section 7.04(a)(vii) below, on the Commencement
     Date the Owner Trustee will have good and marketable title to the Aircraft, free and clear of all Liens, except for Liens (other than Lessor's Liens attributable to the Owner
     Participant) permitted by Section 6.01 of the Lease);

         (xi)  on the Closing Date, except for the
     filing of the financing statements referred to in Sections 4.01(f) hereof, no further action, including any filing or recording of any document, will be necessary or advisable in order
     (i) to establish the Owner Trustee's title to and interest in the Lessor's Estate as against any third parties, or (ii) to perfect the first security interest in and Lien on the Trust
     Indenture Estate in favor of the Indenture
     Trustee;

        (xii)  on the Commencement Date, all sales or
     use taxes relating to the sale of the Aircraft by Lufthansa to the Owner Trustee will have been paid; and

       (xiii)  on the Commencement Date, the Aircraft
     shall have been duly certified by the FAA as to type and airworthiness, and there shall be in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Act.

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner
Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee.

         (b)  Lessor's Liens.  The Owner Participant
further represents, warrants and covenants that there are no, and will not be any, Lessor's Lien attributable to it or any of its Affiliates against, on or with respect to the Aircraft or the Lessor's
Estate or the Trust Indenture Estate.  The Owner
Participant agrees with and for the benefit of the Lessee, the Indenture Trustee and the Pass Through
Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary
(by bonding or otherwise, so long as the Lessee's operation and use of the Aircraft is not impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture
Estate attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner
Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust
Indenture Estate or any interest in any thereof.

         (c)  Indemnity for Lessor's Liens.  The Owner
Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through
Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant and required to be discharged as described in Section 7.03(b) hereof.

         (d)  Assignment of Interests of Owner
Participant. The Owner Participant agrees that it will not assign, convey or otherwise transfer any of its right, title or interest in and to the Operative
Agreements or the Lessor's Estate except in accordance with the provisions of Article 5 of the Trust
Agreement and Section 10 of the Agreement to Lease, as in effect on the date hereof.

         (e)  Actions with Respect to Lessor's Estate,
Etc. The Owner Participant agrees that it will not voluntarily take any action to subject the Lessor's
Estate or the trust established by the Trust
Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04.  Representations, Warranties
and Covenants of Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner
Trustee represents and warrants, in its individual capacity with respect to items (i), (ii), (iv), (v),
(vi) and (vii) below, and as the Owner Trustee with respect to items (iii), (iv) and (viii), in each case as of the date of execution hereof, as of the Closing
Date, as of the Commencement Date and, if the Exchange
Date does not occur on the Commencement Date, as of the Exchange Date, that:

          (i)  it is a national banking association
     duly organized and validly existing in good standing under the federal laws of the United
     States with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 79
     South Main Street, Salt Lake City, Utah 84111,
     Attention: Corporate Trust Department and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner
     Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to execute, deliver and perform the Operative Agreements to which it is or is to be a party;

         (ii)  the execution, delivery and performance
     by the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is or is to be a party have been duly authorized by all necessary corporate action on its part, and do not contravene its articles of association or by-laws; this Agreement and the Trust Agreement have been, on the Closing Date each of the other
     Operative Agreements to which it is or is to be a party (other than the Lease, the Lease
     Supplement, the Indenture and Security Agreement
     Supplement and the Trust Agreement Supplement) will have been, on the Commencement Date the Lease, the Lease Supplement and the Trust
     Agreement Supplement will have been, and on the Exchange Date the Indenture and Security
     Agreement Supplement will have been, duly authorized, executed and delivered by the Owner
     Trustee, either in its individual capacity or as the Owner Trustee, as the case may be; and neither the execution and delivery thereof nor the Owner Trustee's performance of or compliance with any of the terms and provisions thereof violate or will violate any federal or Utah law or regulation governing the Owner Trustee's banking or trust powers;

        (iii)  assuming due authorization, execution
     and delivery by each other party thereto, upon execution thereof by the Owner Trustee, each of the Operative Agreements to which it is or is to be a party when duly executed and delivered will constitute the legal, valid and binding obligation of the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, enforceable against such party in accordance with its respective terms, except as such enforceability may be limited in bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and the performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of its obligations thereunder does not and will not contravene any lease, regulation or contractual restriction binding on the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be;

         (iv)  there are no pending or, to its
     knowledge, threatened actions or proceedings against the Owner Trustee before any court or administrative agency which would materially and adversely affect the ability of the Owner
     Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be a party;

          (v)  it shall give the Lessee, the Indenture
     Trustee and the Owner Participant at least thirty
     (30) days' prior written notice in the event of any change in its chief executive office;

         (vi)  neither the execution and delivery by
     it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party, requires on the part of the Owner Trustee in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any federal or Utah governmental authority or agency governing its banking or trust powers;

        (vii)  on the date hereof the Owner Trustee
     has, and on the Closing Date, on the Commencement
     Date and on the Exchange Date the Owner Trustee shall have, whatever title to the Aircraft was conveyed to it by Lufthansa, the Aircraft shall be free of Lessor's Liens attributable to the Owner Trustee in its individual capacity and the Owner Trustee in its individual capacity is a Citizen of the United States; and

       (viii)  each of the Owner Trustee's
     representations and warranties in the other
     Operative Agreements is true and correct.

         (b)  Lessor's Liens.  The Owner Trustee, in
its individual capacity, further represents, warrants and covenants that there are no, and will not be, any Lessor's Liens attributable to it in its individual capacity (or to the consolidated group of taxpayers of which it (in such capacity) is a part) against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. The Owner Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust
Indenture Estate attributable to it in its individual capacity (or to the consolidated group of taxpayers of which it (in such capacity) is a part) which may arise at any time after the date of this Agreement.

         (c)  Indemnity for Lessor's Liens. The Owner
Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture
Trustee, the Owner Participant, the Pass Through
Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner
Participant, the Pass Through Trustee or the Owner
Trustee as a result of the failure of the Owner
Trustee to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 7.04(b) hereof.

         Section 7.05. Representations and Warranties of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity represents and warrants as follows in each case as of its execution hereof, as of the Closing Date as of the Commencement Date and, if the Exchange Date does not occur on the Commencement
Date, as of the Exchange Date:

          (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture, the Collateral Agreement and this Agreement and to authenticate the Certificates to be delivered on the Closing Date;

         (ii)  the Indenture, the Collateral Agreement
     and this Agreement, and the authentication of the Certificates to be delivered on the Closing Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

        (iii)  this Agreement has been, on the Closing
     Date each of the Indenture and the Collateral
     Agreement will have been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is (or, in the case of each of the Indenture and the Collateral Agreement, will be on the Closing
     Date, the Commencement Date and the Exchange
     Date) the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights; and

         (iv)  neither the execution and delivery by
     it of this Agreement, the Collateral Agreement, the Indenture and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal or state governmental authority or agency governing its banking and trust powers.

         (b) The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no, and will not be, any Indenture
Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture
Estate. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly after the same shall first become known to it, any Indenture
Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture
Estate.

         (c)  Indemnity for Indenture Trustee's Liens.
The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Pass Through Trustee and the
Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass
Through Trustee or the Owner Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section
7.05(b).

         Section 7.06.  Representations and Warranties
of Pass Through Trustee and LC Bank.

         (a)  The Pass Through Trustee, in its
individual capacity (except for clause (iii) hereof) represents and warrants as follows, in each case as of its execution hereof and as of the Closing Date:

          (i)  it is a national banking association
     duly organized and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Pass Through
     Agreement, each Series Supplement and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Closing Date;

         (ii)  the execution, delivery and
     performance of this Agreement, the Pass Through
     Agreement and each Series Supplement and the performance of its obligations thereunder
     (including the execution and authentication of the Pass Through Certificates to be delivered on the Closing Date) have been duly authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will
     (x) violate any federal or South Carolina law or regulation relating to its banking or trust powers or contravene or result in any breach of,
     (y) constitute any default under, its articles of association, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected, or
     (z) require the Pass Through Trustee to obtain the consent or approval of, give notice to, or register with, or take any other action with respect to, any state or federal agency or authority;

        (iii)  this Agreement has been, and as of the
     Closing Date, the Pass Through Agreement and each of the Series Supplements will have been, duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through
     Trustee, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (iv)  the performance by the Pass Through
     Trustee of its obligations under this Agreement and the Pass Through Agreement will not subject the Aircraft, the Lessor's Estate or the Trust
     Indenture Estate to any Lien (other than the Liens created by the Indenture); and

          (v)  there are no pending or, to the
     knowledge of the Pass Through Trustee, threatened actions or proceedings against the Pass Through
     Trustee before any court, administrative agency or tribunal which, if determined adversely to the Pass Through Trustee, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under any of the Operative Agreements to which it is or will be a party, and the Pass Through Trustee has no actual knowledge of any pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in its capacity as Pass Through Trustee.

         (b)  The LC Bank represents and warrants to
the Indenture Trustee, the Pass Through Trustee and the Lessee as of its execution hereof and as of the Closing Date that:

         (i)  Westdeutsche Landesbank Girozentrale is
     a German public law banking institution duly organized and validly existing under the laws of the Federal Republic of Germany and has been duly licensed by the Superintendent of Banks of the State of New York to maintain a branch in New
     York City; the LC Bank has the power and authority to enter into and perform its obligations under this Agreement and the Letter of Credit;

         (ii)  this Agreement, the Indemnification
     Agreement and the Letter of Credit have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal banking law or regulation applicable to it or contravene or result in any breach of, or constitute any default under its charter or by-laws;

        (iii)  this Agreement, the Indemnification
     Agreement and the Letter of Credit have been duly executed and delivered by the LC Bank, and constitute the legal, valid and binding obligation of the LC Bank, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally from time to time in effect; and

         (iv) neither the Lessee nor the Owner Trustee is obligated to reimburse the LC Bank for any drawing made under the Letter of Credit.

         Section 7.07.  [Intentionally Omitted].

         Section 7.08.  Indenture Trustee's Notice of
Default. The Indenture Trustee agrees to give the Owner Participant notice of any Payment Default promptly upon a Responsible Officer of the Indenture
Trustee having actual knowledge thereof.

         Section 7.09.  Releases from Indenture.  The
Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from each Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article 7 of the Indenture, and the Owner
Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture
Trustee to execute and deliver such instruments of release.

         Section 7.10.  Covenant of Quiet Enjoyment.
Each of the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the
Indenture Trustee, as the case may be) nor any Person lawfully claiming through the Owner Participant (or the Owner Trustee, the Pass Through Trustee or the
Indenture Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Participant (or the Owner Trustee or the
Indenture Trustee, as the case may be).

         Section 7.11.  Survival of Representations,
Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Indenture
Trustee and, the LC Bank provided for in this
Article 7, and their respective obligations under any and all of them, shall survive the making available by the Owner Participant and the Indenture Trustee of their respective payments contemplated by Articles 2 and 3 hereof, the sale and lease of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.

         Section 7.12.  Lessee's Assumption of the
Certificates. (a) On or after the Commencement Date, and subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the
Lessee covenants and agrees that if the Lessee elects to terminate the Lease as it relates to the Aircraft and to purchase the Aircraft pursuant to Section
4.02(a)(C) or (D) of the Lease, and so long as no Default or Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) but subject to the applicable Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(C) or (D) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder (which assumption, notwithstanding anything to the contrary in the Lease, shall not be permitted prior to the Exchange Date), each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.12, releasing the Owner
Participant and the Owner Trustee from all obligations in respect of the Certificates except any obligations which shall have occurred prior to such assumption, the Indenture and all other Operative Agreements and take all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

          (i)  the Lessee shall execute and deliver an
     instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, interest, Make-Whole
     Premium, if any, and all other sums owing on all Certificates then outstanding (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee under the Lease;

         (ii)  the instrument referred to in paragraph
     (i) of this Section 7.12(b), any Uniform
     Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, property and interests included in the Trust
     Indenture Estate for the benefit of the Holders and the Indenture Trustee shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

        (iii)  the Indenture Trustee shall have
     received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv)  the Indenture Trustee shall have
     received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other
     Permitted Liens;

          (v)  the Indenture Trustee shall have
     received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi)  the Indenture Trustee shall have
     received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof,
     (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.12(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders and the Indenture Trustee referred to in paragraph (ii) of this Section
     7.12(b), and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption,
     (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Closing Date and Commencement Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c)  The Lessee shall pay all reasonable
expenses (including reasonable fees of expenses of counsel) of the Indenture Trustee, the Owner Trustee and the Owner Participant in connection with such assumption.

         Section 7.13.  Indebtedness of Owner Trustee.
So long as the Indenture is in effect, the Owner
Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative
Agreement (excluding the Tax Indemnity Agreement and the Modification Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other
Operative Agreement (excluding the Tax Indemnity
Agreement and the Modification Agreement) and all necessary or appropriate activity related thereto.

         Section 7.14.  Compliance with Trust
Agreement, Etc.  Each of the Owner Participant, First
Security Bank of Utah, National Association and the
Owner Trustee agrees with the Lessee, the Pass Through
Trustee and the Indenture Trustee (i) to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not to take any action, or cause any action to be taken, to amend, modify or supplement any provision of the Trust Agreement in a manner that would adversely affect such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Pass
Through Trustee and the Indenture Trustee that it will comply with the provisions of Article 2 of the Trust
Agreement. So long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trusts created by the Trust Agreement without the consent of the Lessee (except in connection with the exercise of remedies pursuant to
Section 17 of the Lease) or the Indenture Trustee.
The Owner Participant further agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, without in either case having obtained the prior written consent of the Lessee (except in connection with the exercise of remedies pursuant to Section 17 of the Lease) and (so long as the Indenture shall not have been discharged) the Indenture Trustee. The
Owner Trustee and the Owner Participant agree that no co-trustee or separate trustee shall be appointed pursuant to Section 3.14 of the Trust Agreement without the Lessee's and the Indenture Trustee's prior written consent; provided that the Lessee's consent shall not be required if an Event of Default shall have occurred and be continuing.


                       ARTICLE 8

                         TAXES

         Section 8.01.  Lessee's Obligation to Pay
Taxes.

         (a)  Generally.  The Lessee agrees promptly to
pay when due, and to indemnify and hold each
Indemnitee harmless from the net after tax cost of all
license, recording, documentary, registration and
other fees and all taxes (including, without
limitation, income, gross receipts, sales, rental,
use, value added, property (tangible and intangible),
ad valorem, excise and stamp taxes), fees, levies,
imposts, recording duties, charges, assessments or
withholdings of any nature whatsoever, together with
any assessments, penalties, fines, additions to tax or
interest thereon (individually, a "Tax," and
collectively called "Taxes"), however imposed (whether
imposed upon any Indemnitee, the Lessee, all or any
part of the Aircraft, Airframe, any Engine or any Part
or otherwise), by any Federal, state or local
government or taxing authority in the United States,
or by any government or taxing authority of a foreign
country or of any political subdivision or taxing
authority thereof or by a territory or possession of
the United States or an international taxing
authority, upon or with respect to, based upon or
measured by:

          (i)  the Aircraft, the Airframe, any Engine
     or any Part;

         (ii)  the assembly, manufacture,
     construction, substitution, location,
     replacement, conditioning, control, purchase, reregistration, repossession, improvement, maintenance, redelivery, manufacture, acquisition, purchase, financing, mortgaging, ownership, acceptance, rejection, delivery, non-delivery, leasing, subleasing, transport, insuring, inspection, registration, reregistration, assembly, abandonment, preparation, installment, possession, repossession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, import, export, alteration, addition, replacement, assignment, overhaul, transfer of registration, imposition of any Lien, sale or other disposition of the Aircraft, Airframe, any Engine or any Part or any part thereof or interest therein;

        (iii)  the rentals (including Basic Rent and
     Supplemental Rent), receipts or earnings arising from the Operative Agreements or from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Aircraft, the Airframe, any Engine, any Part, or any part thereof;

         (iv)  any or all of the Operative Agreements;

          (v)  the property, or the income or other
     proceeds received with respect to the property, held by the Owner Trustee under the Trust
     Agreement or after an Event of Default under the Lease, by the Indenture Trustee under the Indenture;

         (vi)  otherwise with respect to or by reason
     of the transactions described in or contemplated by the Operative Agreements;

        (vii)  the payment of the principal or
     interest or other amounts payable with respect to the Certificates;

       (viii)  the beneficial interests in the Trust
     Estate or the creation thereof under the Trust
     Agreement; or

         (ix)  any assumption by the Lessee pursuant
     to Section 7.12 of this Agreement and Section
     2.11 of the Indenture.

         (b)  Exceptions.  The indemnity provided for
in Section 8.01(a) shall not extend to any of the following:

         (i)  Taxes imposed on or measured by the net
     or gross income or excess profits, receipts, minimum tax from tax preferences, alternative minimum tax, capital, franchise, net worth or conduct of business Taxes (including any unincorporated business tax) of such Indemnitee
     (other than any Taxes in the nature of sales, use, transfer, excise, rental, license, ad valorem, value-added or property Taxes) (the
     "Income Taxes") except if such Income Tax is imposed on an Indemnitee by (I) a state or local jurisdiction in which such Indemnitee otherwise would not be subject to tax, and such tax is imposed solely as a result of (A) the operation, registration, location, presence, or use of the Aircraft, Airframe any Engine or any Part thereof, in such jurisdiction or (B) the place of incorporation, principal office, corporate domicile or the activities of the Lessee or any sublessee in such jurisdiction (each such item referenced in this (A) and (B) called an "Income
     Event") or (II) any foreign country or any political subdivision or taxing authority thereof in which the Indemnitee is subject to tax as a result of any Income Event, provided, however, that if the Indemnitee is a Non-U.S. Person, then clause (II) shall only apply to the extent such Indemnitee is subject to tax in such foreign jurisdiction solely as a result of an Income
     Event; provided, however, that the provisions of this paragraph (b)(i) relating to Income Taxes shall not exclude from the indemnity described in
     Section 8.01(a) (x) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) any Income Tax with respect to which the Lessee would be required to indemnify an Indemnitee pursuant to the last sentence of Section 8.02, 8.05, 9.02 or 9.05 of this Agreement;

         (ii)  Taxes arising out of or measured by
     acts, omissions, events or periods (or portions thereof), or any combination of the foregoing which occur before the Aircraft is leased under the Lease or after (and not attributable to acts, omissions or events occurring contemporaneously with or prior to) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations with respect to the Aircraft under and in accordance with the Lease and the Operative Agreements (and the Certificates in the case of the Indenture Trustee or the Trust
     Indenture Estate if the Lessee shall have assumed the Certificates pursuant to Section 7.12 of this Agreement), and the earliest of (x) the expiration of the Term and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or
     (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, except that, notwithstanding anything in this Section 8.01(b) to the contrary, Taxes incurred in connection with the exercise of any remedies pursuant to
     Article 17 of the Lease following the occurrence of an Event of Default shall not be excluded from the indemnity described in Section 8.01(a);

        (iii)  As to the Owner Trustee, Taxes imposed
     against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as trustee under the Indenture;

         (iv)  Taxes imposed on an Indemnitee that
     would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee
     (other than gross negligence or willful
     misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative
     Agreements or any document delivered in
     connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee);

          (v)  Taxes imposed on the Owner Trustee or
     the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Commencement Date (it being understood that a transfer or disposition pursuant to Article 4
     (other than a sale at fair market value at the end of any Renewal Term) or Sections 7, 8, 9, 10, or 11 or Sections 12.01, 12.02 and 12.03 of the Lease is not a transfer or disposition for this purpose), including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Partnership or the Lessor's
     Estate other than Taxes that result from transfers or dispositions which occur while an Event of Default under the Lease has occurred and is continuing at the time of such transfer or disposition;

         (vi)  Taxes imposed on the Owner Participant
     or any Partner for which the Lessee is obligated to indemnify the Owner Participant or any partner thereof pursuant to the Tax Indemnity Agreement;

        (vii)  Notwithstanding anything herein to the
     contrary, Taxes imposed on a successor, assign or other transferee of any entity or Person which on the Commencement Date is an Indemnitee (for purposes of this clause (vii), an original
     Indemnitee) or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder
     (it being understood that for purposes of determining the amount of indemnification that would have been due to such original Indemnitee with respect to a net income Tax, it shall be assumed that such original Indemnitee would be subject to taxation on its income at the highest marginal statutory rate imposed on corporations in the United States) and; provided, however, that the exclusion provided by this clause (vii) shall not apply in the case of a transfer or disposition as a result of the exercise of any remedies provided in the Lease or the Indenture in connection with an Event of Default under either such document; provided further, however, that the exclusion from the indemnity described in Section 8.01(a) provided by this paragraph
     (b)(vii) shall not apply to any Taxes to the extent such Taxes are directly attributable to the failure by the Lessee to take administrative actions as have been reasonably requested of it in writing in a timely manner (such as the filing of forms or documents) and as to which arrangements have been made to the Lessee's reasonable satisfaction such that the Lessee shall bear no cost or risk;

       (viii)  any U.S. federal withholding or backup
     withholding taxes imposed on the payment or receipt of any amounts payable with respect to any Certificates of any Holder;

         (ix)  intentionally omitted;

          (x)  any Taxes which would not have been
     imposed but for a Lessor's Lien with respect to the Owner Participant or an Indenture Trustee's
     Lien with respect to the Indenture Trustee;

         (xi)  taxes imposed on the Owner Participant
     or on any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner
     Participant as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Certificate (i) over which purchase or holding the Owner Participant (or any Affiliate thereof, which for purposes of this clause (xi) shall also include any affiliate within the meaning of the first sentence of Part V(c)(3) of Prohibited Transaction Exemption 84-14) has discretion or control, or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with the person or persons having discretion or control over such purchase or holding provided, however, that such exclusion shall occur only in the event that the Owner Participant or any Affiliate thereof which has the discretion or control described in subclause (i) above or which has the power described in subclause (ii) above, as the case may be, knows or reasonably should have known that such purchase, or holding of the Certificates may constitute a prohibited transaction, within the meaning of Section
     4975(c)(1) of the Code. For purposes of this clause (xi) the words "reasonably should have known" shall mean that the Owner Participant or any Affiliate thereof shall take such steps as a reasonable prudent person would take acting in a like capacity to determine if such purchase, or holding of the Certificates, may constitute a prohibited transaction within the meaning of
     Section 4975(c)(1) of the Code;

        (xii)  Taxes arising out of or otherwise
     attributable to the formation of the trust described in the Trust Agreement, or the contribution or transfer of the Aircraft or other property to such trust;

       (xiii)  any U.S. federal withholding taxes
     imposed on Rent payable to any Indemnitee which is a Non-U.S. Person;

        (xiv)  any Taxes arising out of or in
     connection with a Demand Note, the Letter of Credit or the Collateral Agreement; and

         (xv)  any Taxes payable by the Owner
     Participant or Owner Trustee (as contemplated by
     Section 4.01(m) hereof or by Lufthansa pursuant to the Sales Agreement.

         (c)  Withholding.  The Pass Through Trustee
shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate except to the extent that such holder has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder to any exemption from or reduction in the rate of withholding claimed by such holder. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold any U.S. Federal withholding or backup withholding Tax required to be withheld with respect to any Holder of a Certificate or Pass Through
Certificate, as the case may be, and a claim is asserted by a taxing authority against the Owner Trustee, the Owner
Participant or any Affiliate of either with respect to such Tax, the Lessee will indemnify the Owner Trustee and the Owner Participant and any Affiliate of either thereof (without regard to the exclusion set forth in Section 8.01(b)(viii) hereof), and the Indenture
Trustee or the Pass Through Trustee, as the case may be, in turn in its individual capacity (and without recourse to the Trust Indenture Estate) agrees to indemnify the Lessee, against any such Taxes required to be withheld and any interest and penalties with respect thereto. If, with respect to any Holder of a Certificate or a holder of a Pass Through Certificate, the Indenture Trustee or the Pass Through Trustee, as the case may be, fails to withhold any amount required to be withheld pursuant to Section 5.09 of the Indenture or hereunder, the Indenture Trustee or the Pass Through
Trustee shall be entitled to withhold from any future payments otherwise distributable to such Holder of a Certificate or holder of a Pass Through Certificate, as the case may be, until such amounts shall have been recovered in full by the Indenture Trustee or the Pass
Through Trustee, in their respective individual capacities, to the extent of any indemnity payments made, as the case may be.

         Section 8.02.  After-Tax Basis.  The amount
which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred. If any Indemnitee actually realizes a permanent tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall within 30 days of filing a tax return which reflects such permanent tax benefit pay to the Lessee to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee from the Lessee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such permanent tax benefit plus any other tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee (with the amount of such benefit to be determined by assuming full utilization of such benefit); and (y) the amount of all prior payments made under Sections 8.01 and
8.02 by the Lessee to such Indemnitee less the amounts of all prior payments made by such Indemnitee to the Lessee pursuant to this Section 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to Section 8.01); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The
Lessee shall reimburse on an After-Tax Basis such Indemnitee for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is disallowed or reduced in a taxable year subsequent to the year of such payment (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03.  Time of Payment.  Any amount
payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04.  Contests.  If a written claim
is made against any Indemnitee for Taxes with respect
to which the Lessee is liable for a payment or
indemnity hereunder, such Indemnitee shall promptly
give the Lessee notice in writing of such claim and
shall furnish the Lessee with copies of any requests
for information from any taxing authority relating to
such Taxes with respect to which the Lessee may be
required to indemnify hereunder; provided, however,
that the failure of an Indemnitee to give such notice
or furnish such copy shall not terminate any of the
rights of such Indemnitee under this Article 8, except
to the extent that the Lessee's contest rights have
been materially adversely impaired by the failure to
provide such notice.  The Indemnitee shall in good
faith, with due diligence and at the Lessee's expense,
if timely requested in writing by the Lessee, contest
(or, at the Indemnitee's option, require the Lessee to
contest in the name of the Lessee, if permitted by
law) the validity, applicability or amount of such
Taxes by:

         (i)  resisting payment thereof if lawful and
     practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lien permitted under Section 6.01 of the Lease on the Aircraft, Airframe or any Engine or any risk or criminal liability; or

         (ii)  if the payment be made, using
     reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall determine the manner in which to contest such Taxes, and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest. Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed in writing to pay and shall pay the Indemnitee on demand and on an After-Tax
Basis for any liability or reasonable expense which such Indemnitee may incur as a result of contesting such Taxes including without limitation (y) reasonable attorneys' and accountants' fees and (z) the amount of any interest, penalty or additions to tax which may ultimately be payable as the result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgment shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, (iii) made all payments and indemnities
(other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required or the Lessee permitted to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by such Indemnitee and reasonably satisfactory to the Lessee ("Tax Counsel") to the effect that a reasonable basis exists for contesting such claim, (ii) such Indemnitee shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of a Lien (other than Lessor's Liens) on, the Aircraft or any part thereof or interest thereon or in a risk of criminal liability, or adversely affect the Trust
Indenture Estate, (iii) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable law has changed and, in light thereof, there is substantial authority within the meaning of
Section 6662 of the Code, as interpreted by the Treasury regulations thereunder, or under similar principles of state or foreign law (as the case may be) for contesting such claim and (vi) the amount of such adjustment, when aggregated with related and correlative adjustments, is at least $25,000.

         The Indemnitee shall not be required to
appeal any judicial decision unless it receives an opinion of Tax Counsel, at the Lessee's sole expense, to the effect that it is more likely than not that such decision will be reversed on appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit the Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by the Lessee of any amount that might otherwise be payable by the Lessee under this Article 8 in connection with such claim.

         Section 8.05.  Refunds.  Upon receipt by an
Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article 8 and
(z) Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any net tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 or
(b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article
8 less (ii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 8.

         Any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article
8.

         Section 8.06.  Lessee's Reports.  With
respect to the Aircraft, in case any report or return is required to be made with respect to any obligation of the Lessee under this Article 8, the Lessee shall make such report or return, except for any such report or return that the Owner Trustee or the Owner
Participant has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee.
The Lessee will provide such information reasonably available to the Lessee as the Owner Trustee or the Owner Participant may reasonably request from the Lessee to enable the Owner Trustee or the Owner
Participant to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of Tax Indemnity Agreement) and any audit information request arising from any such filing. The Owner Trustee or the Owner
Participant will provide such information as the Lessee may reasonably request from the Owner
Participant to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing. The
Lessee shall hold the Owner Trustee and the Owner
Participant harmless on an After-Tax Basis from and against any net after tax cost for liabilities, including penalties, additions to tax, fines and interest, imposed upon the Owner Trustee or the Owner
Participant to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to the Owner Trustee or Owner Participant as required by this Section 8.06.

         Section 8.07.  Survival of Obligations.  The
representations, warranties, indemnities and agreements of the Lessee provided for in this Article
8 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements.

         Section 8.08.  Payment of Taxes.  With
respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable state, local or foreign law, the Lessee shall pay such tax directly to the relevant taxing authority and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trust or Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or would otherwise be inconsistent with the terms of the Lease and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any Tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09.  Reimbursements by Indemnitees
Generally. If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of the Lessee under Section 8.01 hereof, then such Indemnitee shall pay to the Lessee an amount which equals the amount paid by the Lessee with respect to such Taxes.


                       ARTICLE 9

                   GENERAL INDEMNITY

         Section 9.01.  Generally.  (a)  The Lessee
agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages (including if, as a result of an Indenture Default described in Section 7.01(a)(i) of the Indenture, the Indenture Trustee shall have sold all or any portion of the Indenture Estate and the proceeds thereof were less than an amount equal to accrued and unpaid Basic Rent on the date of sale plus the Stipulated Loss Value as of such date, damages equal to such shortfall together with interest thereon to the extent permitted by law at the Debt Rate until such shortfall is paid in full), penalties, claims, actions, suits, costs, disbursements and expenses
(including, except as otherwise provided in the Operative Agreements, reasonable legal fees and expenses and all other costs and expenses relating to amendments, supplements, adjustments, waivers and consents under the Operative Agreements, in each case requested by the Lessee unless such amendment, supplement, adjustment or waiver is made during the continuance of an Event of Default and any amounts payable under the indemnification provisions of the Indenture or the Trust Agreement and any amounts payable under the Indenture in respect of Make-Whole
Premium (to the extent payable under Section 3.02 of the Lease)) whether or not any of the transactions contemplated by this Agreement are consummated
(individually, an "Expense," collectively,
"Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i)  this Agreement, the Lease, the
     Indenture, the Trust Agreement, or any other
     Operative Agreement (including any action or inaction of the Owner Trustee or the Indenture
     Trustee, in each case in their capacity as trustees) or any other document entered into in connection herewith or any sublease or any transactions contemplated hereby or thereby;

        (ii)  the operation, possession, use,
     non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other
     Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

       (iii)  the manufacture, design, return,
     acceptance, rejection, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, performance, non-performance, sublease, merchantability, fitness for use, alteration, substitution or replacement of the Aircraft, the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

        (iv)  any breach of or failure to perform or
     observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements
     (other than representations and warranties in the Tax Indemnity Agreement);

         (v)  with respect to the Indenture Trustee,
     the enforcement of the terms of the Operative
     Agreements and the administration of the Trust
     Indenture Estate; and

        (vi)  the offer, issuance, sale or
     delivery of any Certificate or any Pass Through
     Certificate, or in any way relating to or arising out of the Indenture or the Trust Indenture
     Estate or, with respect to the Indenture Trustee only, of any interest in the Lessor's Estate or the Trust Agreement or in any way relating to or arising out of the Trust Agreement and the Lessor's Estate and with respect to the Owner
     Participant and the Owner Trustee, of any interest in the Lessor's Estate or the Trust
     Agreement or in any way relating to or arising out of the Trust Agreement or the Lessor's Estate at a time when an Event of Default is continuing, during a period following an Event of Loss, or in connection with the termination of the Lease or action or direction of the Lessee with respect to the Aircraft pursuant to Section 4.02 (other than any sale at fair market value) or Article 10 of the Lease (including, in each such case set forth in this clause (vi), without limitation, any claim arising out of the Securities Act, the Exchange Act or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee, the Pass
     Through Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Indenture, the Indenture and Security Agreement
     Supplement, the Trust Agreement, the Trust
     Agreement Supplement covering the Aircraft and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreement), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b)  Exceptions.  The indemnity provided for
in Section 9.01(a) shall not extend to any Expense of any Indemnitee:

         (i)  which would not have occurred but for
     the willful misconduct or gross negligence of such Indemnitee;

        (ii)  to the extent attributable to acts or
     events which occur prior to the date on which the Aircraft is leased under the Lease or after the Aircraft is no longer leased under the Lease or after the expiration of the Term (other than, in each such case, pursuant to Article 17 of the Lease, in which case the indemnity provided in
     Section 9.01(a) hereof shall survive for so long as the Lessor shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease or other Operative
     Agreements;

       (iii)  which is a Tax, whether or not the
     Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax
     Indemnity Agreement other than Taxes necessary to hold an Indemnitee harmless on an After-Tax Basis in accordance with Section 9.02 hereof;

        (iv)  which is a cost, expense or payment
     that this Agreement or any other Operative
     Agreement expressly requires be paid by the Owner
     Participant or the Lessor or any other Person;

         (v)  which would not have been incurred by
     such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions provided to be observed and performed by it, in this Agreement, the Lease, the Indenture, the Trust
     Agreement or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another
     Indemnitee;

        (vi)  [Intentionally Omitted];

       (vii)  in the case of the Owner Participant,
     Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner
     Trustee, Lessor's Liens to the extent
     attributable to the Owner Trustee; and in the case of the Indenture Trustee, Indenture
     Trustee's Liens;

      (viii)  in the case of the Owner Participant or
     the Owner Trustee, to the extent attributable to the offer or sale by such Indemnitee after the Commencement Date of any interest in the Aircraft, the Lessor's Estate or the Trust
     Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) during a period when an Event of Default has occurred and is continuing, (y) during a period when an Event of Loss has occurred or (z) in connection with the termination of the Lease or action or direction of the Lessee with respect to the Aircraft pursuant to Section 4.02 (other than any sale at fair market value) or Article 10 of the Lease;

        (ix)  in the case of the Owner Participant
     or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner
     Participant, resulting from any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Certificate (i) over which purchase or holding the Owner Participant (or any Affiliate thereof, which for purposes of this clause (ix) shall also include any affiliate within the meaning of the first sentence of Part V(c)(3) of Prohibited Transaction Exemption 84-14) has discretion or control, or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with the person or persons having discretion or control over such purchase or holding provided, however, that such exclusion shall occur only in the event that the Owner Participant or any Affiliate thereof which has the discretion or control described in subclause (i) above or which has the power described in subclause (ii) above, as the case may be, knows or reasonably should have known that such purchase, or holding of the Certificates may constitute a prohibited transaction, within the meaning of Section
     4975(c)(1) of the Code. For purposes of this clause (ix) the words "reasonably should have known" shall mean that the Owner Participant or any Affiliate thereof shall take such steps as a reasonably prudent person would take acting in a like capacity to determine if such purchase, or holding of the Certificates, may constitute a prohibited transaction, within the meaning of
     Section 4975(c)(1) of the Code;

         (x)  for (i) costs and expenses incurred in
     connection with Lufthansa's efforts to raise
     Nonrecourse Financing (as defined in the Agreement to Lease) in respect of which the Lessee is not liable under Section 13 of the Agreement to Lease and (ii) any other liability in connection with such Nonrecourse Financing for which the Lessee is not responsible under such
     Section 13;

        (xi)  with respect to the Lessor, any Expense
     indemnified by DA under the Modification
     Agreement; and

       (xii)  which is an Expense relating to (1) (A)
     the Collateral Agreement, (B) any Demand Note,
     (C) the Letter of Credit, (D) to the extent incurred prior to the Exchange Date,the Indenture or the Trust Indenture Estate, or (2) any of the transactions contemplated as occurring prior to the Exchange Date pursuant to the documents referred to in this clause (xii).

      (xiii)  which is an Expense that, pursuant to
     the Indemnification Agreement or the Underwriting
     Agreement, is to be borne by Lufthansa.

         Section 9.02.  After-Tax Basis.  The amount
which the Lessee shall be required to pay with respect to any Expense indemnified against under Section 9.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee from the Lessee under this Agreement, the Tax Indemnity
Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such permanent tax benefit plus any other tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this
Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to this Section 9.02), provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section
8.01 hereof.

         Section 9.03.  Subrogation.  Upon the payment
in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other
Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04.  Notice and Payment.  Each
Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of Indemnitees under this Article 9, except to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative
Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05.  Refunds.  If any Indemnitee
shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment
Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment
Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this
Article 9 or (b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this
Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article
9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under
Article 8 or this Article 9, as the case may be.

         Section 9.06.  Defense of Claims.  The Lessee
or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or the Lessee's insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of defense by the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's liability to such Indemnitee hereunder in respect of such claim, provided, however, that such acknowledgment shall not preclude the Lessee from raising defenses to such liability if the judgement rendered on termination of the applicable legal proceedings articulates the cause of such claim and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder
(and either (i) the judgment is one from which no appeal is allowable or (ii) if such appeal is allowable, the applicable Indemnitee shall not have made a timely appeal), defend any claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee with respect to the applicable Aircraft shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No
Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this
Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless (i) such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim or (ii) the Lessee has not, within 30 Business Days following receipt of notice by such Indemnitee, acknowledged in writing its liability to such Indemnitee hereunder (as provided above) in respect of such claim.

         Section 9.07.  Survival of Obligations.  The
representations, warranties, indemnities and agreements of the Lessee provided for in this Article
9 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Lease and the other Operative Agreements but, as to such indemni-ties, only with respect to Expenses caused by events occurring or existing prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture as it relates to the Aircraft or, if later, the return of the Aircraft.

         Section 9.08.  Effect of Other Indemnities.
The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09.  Interest.  The Lessee will pay
to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.


                      ARTICLE 10

                     CERTAIN COSTS

         Section 10.01.  Trustee Expenses and Other
Costs.  (a)  Initial Fees and Continuing Expenses.
The initial fees of the Owner Trustee, Indenture
Trustee and Pass Through Trustee, and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Owner Trustee, of the Indenture Trustee, and of the Pass Through Trustee, shall be paid as Supplemental
Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee, the Pass
Through Trustee or the Owner Trustee under the indemnification provisions of the Indenture, the Trust
Agreement or the Pass Through Agreement, as the case may be.

         (b)  Amendments, Supplements and Appraisal.
Without limitation of the foregoing, the Lessee agrees:

         (i)  to pay as Supplemental Rent to the Owner
     Trustee, the Owner Participant, the Indenture
     Trustee and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Lessee hereunder or under the other Operative
     Agreements and the enforcement of this Section
     10.01, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, waiver, modification or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative
     Agreements; with respect to this Agreement, the Lease, the Indenture, the Certificates, the Tax
     Indemnity Agreement, or any other Operative
     Agreement (other than the Collateral Agreement, any Demand Note and the Letter of Credit, with respect to which the Owner Participant shall be responsible) or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement (other than the Collateral Agreement, any Demand Note and the Letter of Credit, with respect to which the Owner
     Participant shall be responsible) or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred by any party in connection with the offer, sale or other transfer (whether pursuant to Article 5 of the Trust Agreement or otherwise) by the Owner Participant or the Owner
     Trustee of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest unless such offer, sale or transfer shall occur after the Commencement Date
     (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of Lessee with respect to the Aircraft pursuant to Section 4.02 (other than any sale at fair market value) or Article 7, 8, 9 or 10 of the Lease (with the Owner Participant being responsible for any such fees and expenses in the case of any other offer, sale or transfer); and

         (ii)  to pay the fees, costs and expenses of
     all appraisers involved in an independent appraisal of the Aircraft to the extent required under Section 4.03 of the Lease.


                      ARTICLE 11

                SUCCESSOR OWNER TRUSTEE

         Section 11.01.  Appointment of Successor
Owner Trustee.  (a)  Resignation and Removal.  The
Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, a successor Owner Trustee may be appointed and a corporation may become Owner Trustee under the Trust
Agreement only in accordance with the provisions of
Section 3.11 of the Trust Agreement and the provision of paragraphs (b) and (c) of this Section 11.01.

         (b)  Conditions to Appointment.  The
appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)  Such successor Owner Trustee shall be a
     Citizen of the United States;

         (ii)  Such successor Owner Trustee shall be a
     bank or a trust company having combined capital, surplus and undivided profits of at least
     $100,000,000;

        (iii)  Such appointment shall not violate any
     provisions of the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and

         (iv)  Such successor Owner Trustee shall
     enter into an agreement or agreements, in form and substance satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor
     Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplements, the Indenture and the Indenture and Security Agreement Supplements, and any other Operative Agreements to which the Owner Trustee is named as a party, and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in
     Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof).

         (c)  Appointment.  For so long as the
Aircraft remains registered under the Act, the Owner
Participant agrees to appoint promptly a successor
Owner Trustee meeting the requirements of Section
11.01(b) in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.

         (d)  Revocation.  The Owner Participant
agrees not to revoke and terminate the Trust Agreement except in accordance with Section 4.01(a) of the Trust
Agreement, as in effect on the date hereof.


                      ARTICLE 12

  LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT
             AND THE PASS THROUGH TRUSTEE

         Section 12.01.  Liabilities of the Owner
Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the
Lease or any other Operative Agreement to which the Owner Participant is a party, and the Owner
Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder for any action or inaction on the part of the Owner
Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust
Agreement, any other Operative Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02.  Interest of Pass Through
Trustee. The Pass Through Trustee shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal, any Make-Whole Premium, interest on all Certificates and all other sums payable to the Pass Through Trustee under this Agreement, under the Indenture and under the Certificates shall have been paid in full.


                      ARTICLE 13

                    OTHER DOCUMENTS

         Section 13.01.  Consent of Lessee to Other
Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of the Trust Agreement, the Collateral Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Trust Agreement, the Collateral Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture, the Certificates, the Collateral Agreement, any Demand Note, the Letter of
Credit or the Trust Agreement shall be amended or modified in any manner (i) materially adverse to the Lessee or (ii) which increases payments or changes timing of payments by the Lessee, in either case without its consent.

         Section 13.02.  Further Assurances.  The
Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease; provided, however, that such covenants and obligations will not be applicable until the Commencement Date. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner
Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.


                      ARTICLE 14

                        NOTICES

         Section 14.01.  Notices.  All notices,
demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (i) if given by telecopier when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day or during normal business hours of the recipient, and otherwise on the next Business Day following transmission, provided that in such case, such notice by telecopy shall be confirmed by international certified or registered air mail promptly thereafter
(ii) if given by certified international air mail or registered international air mail, upon receipt, by the addressee (iii) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex), provided that in such case, such notice by telex shall be confirmed by international certified or registered air mail promptly thereafter and (iv) if given by Federal
Express service or other means, when received or personally delivered, addressed:

         (a)  If to the Lessee, to its office at 2005
Corporate Avenue, Memphis, Tennessee 38132, Attention:
Senior Vice President and Chief Financial Officer with a copy to Senior Vice President and General Counsel;
telephone (901) 395-3388, telecopier (901) 395-4758;
or at such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee, the Pass Through Trustee and the
Owner Participant;

         (b)  If to the Lessor or the Owner Trustee,
to its office at 79 South Main Street, Salt Lake City,
Utah 84111, Attention:  Corporate Trust Department;
telephone (801) 246-5630, telecopier (801) 246-5053,
or to such other address as Lessor shall from time to time designate in writing to the Lessee, the Indenture
Trustee, the Pass Through Trustee, with a copy to Owner Participant at the Owner Participant's address as provided in subsection (c) below;

         (c)  If to the Owner Participant, to its
office at 1209 Orange Street, Wilmington, DE, 19801
Attention: President, (c/o Junaid Chida), telephone 212-259-6308, telecopier 212-259-6333, or to such other address as the Owner Participant may from time to time designate in writing to the Lessee, the Pass Through Trustee and the Indenture Trustee;

         (d)  If to the Pass Through Trustee, to its
office at 1301 Gervis Street, Fourth Floor, Columbia,
South Carolina 29201, Attention:  Corporate Trust
Manager, telephone (803) 929-5905, telecopier (803)
929-5922, or to such other address as the Pass Through
Trustee shall from time to time designate in writing to the Lessor, the Lessee, the Indenture Trustee, and the Owner Participant (with a copy to the Indenture
Trustee at the address set forth in (e) below);

         (e)  If to the Indenture Trustee, to its
office at Suite 900, 600 Peachtree Street, N.E.,
Atlanta, Georgia 30308, Attention: Corporate Trust
Lease Administration, telephone (404) 607-4681, telecopier (404) 607-6362, or to such other address as the Indenture Trustee shall from time to time designate in writing to the Lessor, the Lessee, the Pass Through Trustee and the Owner Participant; and

         (f)  If to the LC Bank, to its office at 1211
Avenue of the Americas, 24th Floor, New York, New York
10036, Attention:  Trade Services Group/Corporate Finance,
telephone: 212-852-6000, telecopier: 212-852-6300, or to
such other address as the LC Bank shall from time to time designate in writing to the Lessee, the Lessor, the Indenture Trustee, the Pass Through Trustee, and the
Owner Participant or to such other address as the LC
Bank shall from time to time designate in writing to the Lessee, the Lessor, the Lessee, the Indenture
Trustee, the Pass Through Trustee and the Owner
Participant.

If any such notice is received on a day which is not a Business Day at the place of delivery, such notice shall be deemed to have been received on the immediately following Business Day at the place of delivery; provided, that if tender of any notice is refused by the addressee thereof, such notice shall be deemed to have been delivered upon such tender.


                      ARTICLE 15

                [INTENTIONALLY OMITTED]


                      ARTICLE 16

                     MISCELLANEOUS

         Section 16.01.  Owner for Federal Tax
Purposes.  It is hereby agreed between the Owner
Participant and the Lessee (but the Lessee makes no representation to such effect) that for federal income tax purposes the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee of the Aircraft.

         Section 16.02.  [Intentionally Omitted.]

         Section 16.03.  Counterparts.  This Agreement
may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 16.04.  No Oral Modifications.
Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to the Owner Trustee, the Indenture Trustee and the Pass Through Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

         The consent of the Pass Through Trustee, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through
Trustee shall be entitled to receive any Officers'
Certificate (as defined in the Pass Through Agreement) or Opinion of Counsel (as defined in the Pass Through
Agreement) necessary ,in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 16.05.  Captions.  The table of
contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 16.06.  Successors and Assigns.  The
terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and assigns, the Owner Participant and its successors and assigns, the Owner Trustee and its successors as Owner Trustee (and any additional trustee appointed), and the Indenture Trustee and its successors as Indenture Trustee (and any additional
Indenture Trustee appointed) under the Indenture, the Pass Through Trustee and its successor as Pass Through
Trustee (and any additional Pass Through Trustee appointed) and the LC Bank and its successors and assigns.

         Section 16.07.  Concerning the Owner Trustee,
Pass Through Trustee and Indenture Trustee.  Each of
First Security Bank of Utah, National Association,
NationsBank of South Carolina, National Association, and Nationsbank of Georgia, National Association is entering into this Agreement solely in their respective capacities, in the case of First Security
Bank of Utah, National Association, not in its individual capacity but solely as trustee under the Trust Agreement, in the case of NationsBank of South
Carolina, National Association, not in its individual capacity but solely as pass through trustee under the Pass Through Agreement and in the case of Nationsbank of Georgia, National Association, as indenture trustee under the Indenture, and except as otherwise expressly provided in this Agreement, the Pass Through Agreement or in the Lease, the Indenture or the Trust Agreement, none of First Security Bank of Utah, National
Association, NationsBank of South Carolina, National
Association, or Nationsbank of Georgia, National
Association, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of First
Security Bank of Utah, National Association,
NationsBank of South Carolina, National Association, and Nationsbank of Georgia, National Association accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other
Operative Agreement to which it is a party) it shall be liable in its individual capacity for its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), and for any negligence in connection with any inaccuracy of representations and warranties or any breach of covenants (which covenants, in the case of the Indenture Trustee shall be those set forth in Sections 7.05(b) and 7.05(c) hereof and Section 5.05 of the Indenture) made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party.

         Section 16.08.  Severability.  Any provision
of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 16.09.  Public Release of
Information.  Subject to applicable legal requirements
(including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture
Event of Default, each party shall in each instance obtain the prior written approval of each other party concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 16.10.  Certain Limitations on
Reorganization.  The Indenture Trustee agrees that, if
(1) all or any part of the Lessor's Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor, directly or indirectly, to make payment on account of any amount payable as principal of or interest, Make-Whole Premium or other amounts payable on the Certificates (other than as contemplated by the Operative Agreements), and (3) the Indenture Trustee actually receives any Recourse
Amount which reflects any payment by the Owner
Participant on account of (2) above, then, to the extent permitted by applicable law, and subject to the receipt by the Indenture Trustee prior to its disbursement of such Recourse Amount of written notice from the Owner Participant or the Owner Trustee reasonably relating to the refund obligation in this sentence, the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 16.10, "Recourse Amount" means the amount by which the payment by the Owner
Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement, the Indenture
(other than referred to in clause (2) above), any Demand Note or the Trust Agreement (and any exhibits or annexes thereto), or from retaining any amount paid by the Owner Participant under Sections 5.01, 8.02 and
8.03 of the Indenture. Nothing contained herein shall be construed as requiring any Holder to refund any amount distributed to such Holder pursuant to the Indenture.

         SECTION 16.11.  GOVERNING LAW.  THIS
AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK, INCLUDING MATTERS OF CONSTRUCTION, VALIDLY
AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES
OF CONFLICTS OF LAWS.

         Section 16.12.  Section 1110 Compliance.
Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Participation Agreement, the Lease, the Agreement to Lease, the Indenture and the other Operative Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C. Section 1110 as amended form time to time and any successor provision thereto.


                      ARTICLE 17

                    CONFIDENTIALITY

         Section 17.01.  Confidentiality.  Each party
hereto agrees (on behalf of itself and each of its affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto who have been instructed and have agreed to hold such information confidential, (iii) to bank examiners, auditors or accountants, (iv) in the case of the Pass Through
Trustee, in accordance with the provisions of the Pass
Through Agreement, (v) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative
Agreements, (vi) to a subsidiary or affiliate of the parties hereto, or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 17.01.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective, duly authorized officers or signatories and this Agreement shall be effective this _____ day of March, 1994.


                           LESSEE:

                           FEDERAL EXPRESS CORPORATION


                           By ___________________________
                              Title:



                           OWNER PARTICIPANT:

                           LLG AIRCRAFT LEASING, L.P.,

                           By LLG OF DELAWARE, INC.
                              Its General Partner


                           By ___________________________
                              Title:



                           OWNER TRUSTEE:

                           FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION,
                             not in its individual
                             capacity, but solely
                             as Owner Trustee,


                           By ___________________________
                              Title:



                           INDENTURE TRUSTEE:

                           NATIONSBANK OF GEORGIA,
                           NATIONAL ASSOCIATION,
                             not in its individual
                             capacity, but solely as
                             Indenture Trustee,


                           By ___________________________
                              Title:



                           PASS THROUGH TRUSTEE:

                           NATIONSBANK OF SOUTH CAROLINA,
                           NATIONAL ASSOCIATION,
                             not in its individual
                             capacity, but solely as
                             Pass Through Trustee,

                           By ___________________________
                              Title:



                           LC BANK:

                           WESTDEUTSCHE LANDESBANK
                           GIROZENTRALE, NEW YORK
                           BRANCH


                           By ___________________________
                              Title:


                           By ___________________________
                              Title:








                      SCHEDULE I

                CERTIFICATE INFORMATION


1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust A

   Principal Amount:  $4,166,194
   Maturity:          March 23, 1998
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust A

   Principal Amount:  $17,268,693
   Maturity:          March 23, 2007
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust A

   Principal Amount:  $7,185,793
   Maturity:          March 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust B

   Principal Amount:  $5,202,323
   Maturity:          March 23, 2003
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust B

   Principal Amount:  $17,782,345
   Maturity:          September 23, 2007
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust B

   Principal Amount:  $7,671,680
   Maturity:          March 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust C

   Principal Amount:  $5,459,459
   Maturity:          March 23, 2003
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust C

   Principal Amount:  $18,232,902
   Maturity:          September 23, 2007
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust C

   Principal Amount:  $7,229,706
   Maturity:          March 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust D

   Principal Amount:  $4,097,109
   Maturity:          March 23, 1998
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust D

   Principal Amount:  $18,109,624
   Maturity:          March 23, 2007
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust D

   Principal Amount:  $8,310,464
   Maturity:          September 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust E

   Principal Amount:  $6,508,237
   Maturity:          March 23, 2004
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust E

   Principal Amount:  $16,860,707
   Maturity:          September 23, 2007
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust E

   Principal Amount:  $6,747,347
   Maturity:          September 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust F

   Principal Amount:  $10,778,919
   Maturity:          September 23, 2004
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust F

   Principal Amount:  $14,620,624
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust F

   Principal Amount:  $4,952,842
   Maturity:          September 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust G

   Principal Amount:  $9,697,934
   Maturity:          September 23, 2004
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust G

   Principal Amount:  $12,466,618
   Maturity:          March 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust G

   Principal Amount:  $5,349,330
   Maturity:          September 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust H

   Principal Amount:  $9,850,146
   Maturity:          March 23, 2006
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust H

   Principal Amount:  $13,528,824
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust H

   Principal Amount:  $4,316,177
   Maturity:          September 23, 2009
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust I

   Principal Amount:  $12,207,788
   Maturity:          September 23, 2005
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust I

   Principal Amount:  $10,954,314
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust I

   Principal Amount:  $4,513,303
   Maturity:          March 23, 2010
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust J

   Principal Amount:  $12,620,316
   Maturity:          March 23, 2006
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust J

   Principal Amount:  $10,101,643
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust J

   Principal Amount:  $4,765,886
   Maturity:          March 23, 2010
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust K

   Principal Amount:  $15,005,244
   Maturity:          March 23, 2006
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust K

   Principal Amount:  $9,838,871
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust K

   Principal Amount:  $5,497,933
   Maturity:          March 23, 2010
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust L

   Principal Amount:  $14,790,634
   Maturity:          September 23, 2006
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust L

   Principal Amount:  $7,583,248
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust L

   Principal Amount:  $5,198,577
   Maturity:          March 23, 2010
   Interest Rate:     8.40%




1. Federal Express Corporation Pass Through Trust, 1994-A310-A1
   Federal Express Corporation Trust M

   Principal Amount:  $14,615,697
   Maturity:          September 23, 2006
   Interest Rate:     7.53%

2. Federal Express Corporation Pass Through Trust, 1994-A310-A2
   Federal Express Corporation Trust M

   Principal Amount:  $7,622,587
   Maturity:          September 23, 2008
   Interest Rate:     7.89%

3. Federal Express Corporation Pass Through Trust, 1994-A310-A3
   Federal Express Corporation Trust M

   Principal Amount:  $5,401,962
   Maturity:          March 23, 2010
   Interest Rate:     8.40%





                     SCHEDULE II

                     DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of each Operative Agreement which specifically incorporates this Schedule, referred to below, unless otherwise defined in such Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any such Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act.  The Federal
Aviation Act of 1958, as amended from time to time, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in
Article 13 of the Lease.

         Aeronautics Authority or FAA.  As
appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United
States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any partner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person or such partner whether through the ownership or voting securities or by contract or otherwise.

         After-Tax Basis.  A basis such that any
payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all federal, state, local and foreign income taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant or any partner of the Owner Participant, or any corporate affiliate of any partner of the Owner
Participant, it shall be presumed that such Person is at all times subject to federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agreement to Lease. The Original Agreement to Lease, as amended and restated as of March 1, 1994, among Lufthansa, the Lessee and the Lessor.

         Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in
Part 121 of the Federal Aviation Regulations, and any
"foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 402 of the Act.

         Aircraft.  The Airframe together with the two
Engines whether or not any of such Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

         Aircraft Cost. The amount specified as the Aircraft Cost for the Aircraft on Schedule I to the Agreement to Lease (as in effect on the Closing Date).

         Airframe.  The Airbus Model A310-203 aircraft
(excluding the Engines or engines from time to time installed thereon) contemplated by the Participation
Agreement to be leased on the Commencement Date by the Lessor to the Lessee pursuant to the Lease, and having the manufacturer's serial number ________________ and, on and after the Commencement Date, the United States
FAA Registration Number specified in the initial Lease
Supplement, including all Parts.

         Ancillary Agreements. Any written agreement between parties to the Agreement to Lease Operative
Agreements or Operative Agreements entered into on the Closing Date or at any time thereafter in connection with the transactions contemplated by the Operative
Agreements, as amended from time to time, including, without limitation, Ancillary Agreement No. 1.

         Ancillary Agreement No. 1. The agreement, dated as of the Commencement Date, among the Lessee, the Owner Trustee and the Indenture Trustee.

         Appraisal. The appraisal delivered pursuant to Section 4.01(l) of the Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in
Section 16.01(e), (f) or (g) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable throughout the Basic Term pursuant to
Section 3.01 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date 15 years from the Commencement
Date, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale.  Has the meaning set forth in
Section 4.02(d)(v) of the Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New
York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

         Certificates or Equipment Trust Certificates.
The Equipment Trust Certificates (Federal Express
Corporation Trust ___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters occurs pursuant to the Underwriting
Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of the Certificates by the Pass Through
Trusts.

         Code.  Except as otherwise provided,
references to the Code shall mean the Internal Revenue
Code of 1986, as amended from time to time.

         Collateral. Has the meaning set forth in the Collateral Agreement.

         Collateral Agreement.  The Collateral
Agreement (Trust ______), dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as amended or modified from time to time.

         Commencement Date. The date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Commission or SEC.  The Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Participation
Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the body performing such duties on such date.

         Company.  Federal Express Corporation, a
Delaware corporation, and its permitted successors and assigns hereunder.

         Corporate Base Rate. The rate announced from time to time by The Chase Manhattan Bank, N.A. or any successors thereto at its head office at New York, New
York, as its Corporate Base Rate.

         Corporate Trust Office.  The office of the
Indenture Trustee at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee and the Holders.

         Cut-off Date. The earlier to occur of (i) the date which is 365 days after the Scheduled
Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section
12 of the Agreement to Lease) given to the Indenture
Trustee not less than 30 days prior thereto and (ii)
30 days after the date of any Pre-Funding Termination
Notice in accordance with Section 3 of the Agreement to Lease.

         DA. Deutsche Aerospace Airbus GmbH, a German corporation, its successor and permitted assigns.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average rate of interest applicable from time to time to the Certificates, but in no event less than 8% per annum.

         Deemed Event of Loss. If the Exchange Date does not occur on or prior to the Cut-off Date.

         Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Notice.  Notice of the Aircraft's
Commencement Date, given by the Owner Participant as provided in Section 3.01 of the Participation
Agreement and including any notice with respect to a postponed Commencement Date given by the Owner
Participant pursuant to Section 3.02 of the Participation Agreement.

         Demand Note.  Each of the Promissory Notes
(D-_______), dated the Closing Date, from Lufthansa in the form of Exhibit E to the Participation Agreement, and in an aggregate principal amount specified under "Demand Note Principal Amount" in Schedule IV to the
Participation Agreement.

         Demand Note Collateral. Has the meaning set forth in the Collateral Agreement.

         Dollars and $. The lawful currency of the United States of America.

         Engine.  Each of the two General Electric
CF6-80A3 engines, more fully described in the initial
Lease Supplement (or, prior to the Commencement Date, in Exhibit A to the Agreement to Lease opposite the Airframe), whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03,
11.03, 11.04 or 12.02 of the Lease, together with all Parts. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced
Engine shall cease to be an "Engine" under the Lease.

         ERISA.  The Employee Retirement Income
Security Act of 1974, as amended.

         Event of Default.  Each of the events
specified in Article 16 of the Lease.

         Event of Loss. Event of Loss means any of the following events on or after the Commencement Date with respect to the Aircraft, the Airframe or any
Engine: (i) loss of such property or its use (A) for a period in excess of 120 days or to the end of the Term, if less, due to theft or disappearance, or
(B) for a period in excess of 60 days or to the end of the Term, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft, the Airframe or Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet
Program described in Section 7.02(a)(iv) of the Lease;
and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model
A310-203 aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of one (1) year, unless the Lessee, prior to the expiration of such one (1) year period shall have conformed the Aircraft to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such
Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the end of the Term, if less due to theft or disappearance, or loss for a period in excess of 60 days, or to the end of the Term, if less due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or to the end of the Term),
(ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. On or after the Commencement Date, an Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Exchange Act.  The Securities Exchange Act of
1934, as amended.

         Exchange Date. The date, on or after the Commencement Date, on which the Indenture Trustee releases the Debt Portion pursuant to Section 7(e) of the Collateral Agreement.

         Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity
Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case solely in respect of the Tax Indemnity
Agreement, (ii) indemnity payments and interest thereon and other amounts paid or payable by the Lessee to the Owner Participant or to the Owner
Trustee in its individual capacity or any of their respective Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors, assigns, directors, officers, employees, agents or servants pursuant to Articles 8, 9 or 10 of the Participation
Agreement or any corresponding payment of Supplemental
Rent under the Lease; (iii) proceeds of public liability insurance or governmental indemnities in lieu thereof in respect of the Aircraft payable to the Owner Participant or the Owner Trustee, in its individual capacity, or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner
Participant or the Owner Trustee in its individual capacity or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, directors, officers, employees, agents or servants, either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Owner Trustee or the Owner
Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft (not required by Section 13 of the Lease) which is separately acquired and paid for by the Owner Participant (directly or through the Owner
Trustee) or the Lessor in accordance with Section
13.05 of the Lease); (v) indemnity payments payable by the Owner Participant to the Owner Trustee in its individual capacity pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Indenture Trustee, First Security or the Owner Participant pursuant to Section 10.01 of the Participation Agreement; (vii) if the Lessee has assumed the obligations of the Owner Trustee pursuant to Section 7.12 of the Participation Agreement and
Section 2.12 of the Indenture, the amount payable as purchase price pursuant to Section 4.02(a), (c) or (d) of the Lease; (viii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vii) above, and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause
(viii); and (ix) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

         Expense and Expenses. Have the meanings specified in Section 9.01(a) of the Participation
Agreement.

         FAA Bill of Sale. Has the meaning set forth in Section 4.02(d)(iv) of the Participation Agreement.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

         Frankfurt Business Day. A day which is a Business Day and is a day (other than a Saturday or Sunday) on which commercial banks in Frankfurt, Germany are generally open for the conduct of business.

         Geneva Convention.  The International
Convention on the Recognition of Rights in Aircraft
(Geneva 1948).

         Government. The United States of America or an agency or instrumentality thereof.

         Government Obligations. Direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

         Holder of a Certificate; Holder. As of any particular time, the Person in whose name a Certificate shall be registered as payee with the Indenture Trustee.

         Indemnification Agreement.  The
Indemnification Agreement, dated the date of the Underwriting Agreement, among the Lessee, Lufthansa, the LC Bank and the Underwriters.

         Indemnitee. Each of the Owner Trustee, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee
(after the Exchange Date), in its individual capacity and as Indenture Trustee and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate (except to the extent comprised prior to the Exchange Date of the Trust
Indenture Estate) and (after the Exchange Date) the
Trust Indenture Estate and the officers, directors, employees, agents and servants of Lufthansa and the General Partner of the Owner Participant.

         Indenture.  The Trust Indenture and Security
Agreement (Federal Express Corporation Trust _____) dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement No. 1, and any amendment or supplement thereto entered from time to time.

         Indenture and Security Agreement Supplement;
Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event which, with the giving of notice or lapse of time, or both, would be an Indenture Event of Default.

         Indenture Documents.  The Indenture, the
Collateral Agreement, the Letter of Credit, the
Demand Notes, the Sales Agreement (to the extent relating to the Aircraft), the Parts and Services
Agreement (to the extent relating to the Aircraft), the Bills of Sale, the Modification Agreement (to the extent relating to the Aircraft), the Lease, the Participation Agreement, the Agreement to Lease
(to the extent relating to the Aircraft), the Trust
Agreement (to the extent relating to the Aircraft or the Lessor's Estate) and the Certificates.

         Indenture Event of Default. Each of the events specified in Section 7.01 of the Indenture.

         Indenture Trustee.  NationsBank of Georgia,
National Association, a national banking association, not in its individual capacity but solely as Indenture
Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens.  Any Lien on the
Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any Indenture Document or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

         Independent Appraisal.  An appraisal
conducted pursuant to Section 4.03 of the Lease.

         Independent Investment Banker.  An
independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date (or purchase date) or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture
Trustee.

         Interest Payment Date.  Each March 23 and
September 23, commencing September 23, 1994.

         Issuance Date. For any Pass Through Trust, the date of the issuance of the related Pass Through
Certificates.

         LC Bank.  Westdeutsche Landesbank
Girozentrale, New York Branch.

         Lease.  The Lease Agreement (Federal Express
Corporation Trust _____), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

         Lease Supplement. The Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

         Lessee.  Federal Express Corporation, a
Delaware corporation, and any successors or permitted assigns in its capacity as lessee under the Lease.

         Lessee Documents.  Each of the Operative
Agreements and Ancillary Agreements to which the Lessee is or is to be a party; provided, however, that for purposes of Section 6.01 of the Participation
Agreement, Lessee Documents shall not include the Lease or any Lease Supplement prior to the Commencement Date.

         Lessor.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity but solely as Owner
Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to any Additional Collateral, the Aircraft, the Lease, any
Lease Supplement, the Participation Agreement and the other Indenture Documents, any warranty with respect to the Airframe and the Engines, all amounts of Basic
Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner
Trustee, for its own account or in its individual capacity, the Owner Participant or the Indenture
Trustee), and requisition, indemnity or other payments of any kind for or with respect to the Aircraft
(except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement).
Notwithstanding the foregoing, "Lessor's Estate" shall
(i) include all items of property purported to be covered by the Trust Indenture Estate and (ii) not include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate, arising as a result of
(i) claims against or liabilities of the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) any act or omission of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust
Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner
Participant of its interests in the Aircraft or the Lessor's Estate other than a transfer of the Aircraft or the Lessor's Estate pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease or (v) claims against the Lessor or the Owner Participant (or any Affiliate of either) relating to the Modification Agreement, the Agreement to Lease, the Sales Agreement, the Demand
Note, the Collateral Agreement, the Sub-subcontract
(as defined in the Agreement to Lease) or the Parts and Services Agreement.

         Letter of Credit.  The Irrevocable Letter of
Credit, dated the Closing Date, in the form of Exhibit G to the Participation Agreement and with a Stated Amount equal to the amount specified under "Letter of Credit Stated Amount" on Schedule IV to the
Participation Agreement, from the LC Bank to the Indenture Trustee.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. Has the meaning set forth in the Collateral Agreement.

         Lufthansa.  Deutsche Lufthansa
Aktiengesellschaft.

         Lufthansa Side Letter.  The letter, dated the
Closing Date, substantially in the form of Exhibit J to the Participation Agreement, among Lufthansa, the Indenture Trustee and the Pass Through Trustee.

         Majority in Interest of Certificate Holders.
As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any
Affiliate of either.

         Make-Whole Premium. An amount determined as of the Business Day before the applicable Prepayment
Date or date of purchase, as the case may be, which an Independent Investment Banker determines to be equal to the excess of (i) the present values of all remaining scheduled payments of principal on the Certificate to be prepaid or purchased and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment
Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over
(ii) the unpaid principal amount of such Certificate.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement.  The Original
Modification Agreement, as amended by Amendment No. 1 thereto, dated as of March 1, 1994, among the Lessor, the Owner Participant, Lufthansa and DA.

         Modification Cost. The amount set forth in the "Total" column for the Aircraft in the Rate
Schedule on Exhibit E to the Modification Agreement.

         Moody's.  Moody's Investors Service, Inc.

         Net Proceeds. The amount specified as such on Schedule IV to the Participation Agreement.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United
States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         OP Guarantee.  The Guarantee, if any, by
Lufthansa in the form of Exhibit I to the Participation Agreement.

         Operative Agreements.  The Modification
Agreement, the Agreement to Lease, the Participation
Agreement, the Trust Agreement, the Trust Agreement
Supplement, the Bills of Sale, the Lease, any Lease
Supplement, any Ancillary Agreement which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, any Indenture and Security Agreement Supplement, the Collateral
Agreement, the Demand Note, the Parts and Services
Agreement, the Indemnification Agreement, the Pass
Through Agreement and the Series Supplements, the Pass
Through Certificates outstanding at the time of reference, the Sales Agreement, the OP Guarantee (if any) and the Tax Indemnity Agreement, each as amended from time to time.

         Options Agreement. The letter agreement dated September 1, 1993 between DA and the Lessee relating, inter alia, to the sale by DA to the Lessee of certain cargo conversion kits and the acknowledgement and agreement by DA of certain rights of the Lessee under the Modification Agreement.

         Outstanding.  When used with respect to
Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
    Section 2.08 of the Indenture or otherwise;

        (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to
    Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

       (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Original Agreement to Lease. The Agreement to Lease, dated as of September 1, 1993 among Lufthansa, the Lessee and the Lessor.

         Original Agreements. The Original Agreement to Lease, the Original Modification Agreement, the
Original Parts and Services Agreement, the Original
Sales Agreement and the Original Trust Agreement.

         Original Modification Agreement.  The
Aircraft Modification and Maintenance Agreement, dated as of September 1, 1993, among the Lessor, Lufthansa and DA.

         Original Parts and Services Agreement.  The
Parts and Services Agreement, dated as of September 1,
1993, between the Owner Trustee and Lufthansa.

         Original Sales Agreement.  The Sales
Agreement for Aircraft, dated as of September 1, 1993, between the Owner Trustee and Lufthansa.

         Original Trust Agreement.  The Trust
Agreement, dated as of September 1, 1993, between the Owner Participant and the Owner Trustee in its individual capacity.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement and the Participation Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Participation Agreement.  The Participation
Agreement (Federal Express Corporation Trust _____), dated as of March 1, 1994, among the Lessee, the Owner
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as, Owner Trustee, the Owner Participant, the Pass Through
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as Pass
Through Trustee, the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein but solely as Indenture Trustee and the LC Bank, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, so long as title thereto shall be vested in the Lessor, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Parts and Services Agreement.  The Original
Parts and Services Agreement, as amended by Amendment
No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Parts Cost.  The cost of the parts and
services with respect to the Aircraft pursuant to
Article 4 of the Parts and Services Agreement.

         Pass Through Agreement.  The Pass Through
Trust Agreement dated as of March 1, 1994 between the Lessee and the Pass Through Trustee, as such Pass
Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1994
Pass Through Certificates, Series A310-A1, 1994 Pass
Through Certificates, Series A310-A2, or 1994 Pass
Through Certificates, Series A310-A3, in each case as issued by the related Pass Through Trust; and "Pass
Through Certificates" means all of the Pass Through
Certificates issued by each of the Pass Through
Trusts.

         Pass Through Closing Excess Amount. The excess of the principal amount of the Certificates issued on the Closing Date over the Net Proceeds.

         Pass Through Trust.  The Federal Express Pass
Through Trust, 1994-A310-A1, Federal Express Pass
Through Trust, 1994-A310-A2 or Federal Express Pass
Through Trust, 1994-A310-A3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass
Through Trusts" means all of such Pass Through
Trusts.

         Pass Through Trustee.  NationsBank of South
Carolina, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through
Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.5% plus the Debt
Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative
Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture
Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2.5% plus the interest rate applicable to such Certificate and
(ii) in the case of any other such amount, 2.5% plus the weighted average rate of interest from time to time payable with respect to the Certificates (or if no Certificates are then outstanding, such weighted average rate at the time immediately preceding the final payment with respect thereto).

         Paying Agent.  Has the meaning set forth in
Section 3.04 of the Indenture.

         Payment Date.  Any Interest Payment Date or
Sinking Fund Redemption Date.

         Payment Default.  Any event specified in
Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and
(iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government
(federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Pre-Funding Event of Loss.  Any of the
following events prior to the Exchange Date with respect to the Aircraft, the Airframe or any Engine:
(i) loss of such property or its use (A) for a period in excess of 120 days or to the Cut-off Date, if less, due to theft or disappearance, or (B) for a period in excess of 60 days or to the Cut-off Date, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever
(provided, however, that failure to properly complete any work contemplated by the Modification Agreement shall not constitute the basis for a Pre-Funding Event of Loss); (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Pre-Funding Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the Cut-off Date or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Cut-off Date; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model A310-203 aircraft equipped with engines of the same make and model as the Engines for a period ending on or after the Cut-off Date. The date of such Pre-Funding Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the Cut-off Date, if less, due to theft or disappearance; or loss for a period in excess of 60 days, or to the Cut-off Date, if less, due to damage beyond economic repair; or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or as otherwise contemplated by clause
(iii)(2)(A) above), (ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. A
Pre-Funding Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Pre-Funding
Event of Loss occurs with respect to the Airframe.

         Pre-Funding Prepayment Date. Has the meaning as set forth in Section 6(c) of the Collateral
Agreement.

         Pre-Funding Termination Notice. Has the meaning set forth in Section 3 of the Agreement to Lease.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Price. The amount set forth in the "Purchase Price in U.S. Dollars" column for the Aircraft on Exhibit B to the Sales Agreement.

         Record Date. With respect to any payment under the Indenture means the 15th calendar day prior to the date such payment is due.

         Recourse Amount. Has the meaning specified in Section 16.10 of the Participation Agreement.

         Register.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Registrar.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Remaining Weighted Average Life.  For any
Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by
(b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One term of two years with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental
Rent, collectively.

         Rent Payment Date.  Each March 23 and
September 23, commencing on the first such date after the Commencement Date, and continuing thereafter during the Term.

         Replacement Engine.  A General Electric
CF6-80A3 engine of the same or of equal or greater value and utility as the Engine being replaced, together with all Parts relating to such engine;
provided, however, that such Engine shall be of the same model as other Engines then subject to the Lease.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust
Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative
Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative
Agreement with respect thereto.

         Sales Agreement.  The Original Sales
Agreement as amended by Amendment No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Scheduled Commencement Date.  ______________,
199_.

         Securities Act. The Securities Act of 1933, as amended.

         Secured Obligations. Has the meaning set forth in the Granting Clause of the Indenture.

         Series Supplement.  The Series Supplement
1994-A310-A1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement
1994-A310-A2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1994-A310-A3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series
Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

         Sinking Fund Redemption Date.  Has the
meaning specified in Section 6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the
meaning specified in Section 6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler
& Peregrin.

         S&P.  Standard & Poor's Corporation.

         Stipulated Loss Value.  As of any Stipulated
Loss Value Determination Date during the Basic Term, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in
Schedule III to the Lease under the heading
"Stipulated Loss Value Factor" opposite such date, and
(ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon; and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease.

         Stipulated Loss Value Determination Date.
Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Factors".

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or an Ancillary Agreement to the Lessor or others, including, without limitation, payment of any Make-
Whole Premium payable by the Lessor under the Indenture that is required to be paid by the Lessee pursuant to Section 3.02 of the Lease, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and all amounts required to be paid by the Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax
Indemnity Agreement or other Ancillary Agreement, but excluding (i) Basic Rent and (ii) any such amounts, liabilities and obligations to the extent such amounts, liabilities or obligations arise out of or relate to the period prior to execution of the Lease
Supplement with respect to the Aircraft.

         Tax.  Has the meaning set forth in Section
8.01(a) of the Participation Agreement.

         Tax Attribute Period. The period commencing on the first day of the taxable year of the Owner
Participant in which the Commencement Date occurs and ending on the last day of the seventh succeeding taxable year of the Owner Participant; provided, however, that if the Lessee breaches its representation set forth in Section 4(a) of the Tax
Indemnity Agreement and as a result it is required to pay an indemnity pursuant to said Agreement the Tax
Attribute Period shall be the period over which the Owner Participant is required to depreciate the Aircraft for purposes of calculating the indemnity payable pursuant to Section 5 of the Tax Indemnity
Agreement.

         Tax Indemnity Agreement.  The Tax Indemnity
Agreement, dated as of the Commencement Date, among the Lessee, and the Owner Participant and the partners listed on the Schedule A thereto, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term.  The Basic Term and, if renewed
pursuant to Section 4.01 of the Lease, the Renewal
Term, or the period commencing on the Commencement
Date and ending on such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the end of the Tax
Attribute Period in the case of Article 10 of the Lease and in the case of Section 4.02 of the Lease, the date specified in the notice from the Lessee given pursuant to such Section.

         Termination Value. As of any Termination Date, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in Schedule
IV to the Lease under the heading "Termination Value Factor" opposite such Termination Date, and (ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation
Agreement.

         Treasury Yield.  (i)  In the case of a
Certificate having a Maturity within one year after the Prepayment Date or purchase date, as the case may be, the average yield to maturity on a government bond equivalent basis of the applicable United States
Treasury Bill due the week of Maturity of such Certificate, and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date or purchase date, as the case may be, the average yield of the most actively traded United
States Treasury Note (as reported by Cantor Fitzgerald
Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining
Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment
Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date or purchase date, as the case may be.

         Trust Agreement.  The Original Trust
Agreement, as amended and restated as of March 1, 1994, and as amended or supplemented pursuant to its applicable provisions and in accordance with the other
Operative Agreements (including, without limitation, as supplemented by any Trust Agreement Supplement).

         Trust Agreement Supplement.  The Trust
Agreement Supplement (as defined in the Trust
Agreement) relating to the Aircraft.

         Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate; Indenture Estate.
The property, rights and privileges described in the Granting Clause of the Indenture, other than
(A) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity
Agreement, all as provided in the Indenture, and
(B) rights granted to the Owner Trustee or the Owner
Participant under the Indenture, including without limitation under Section 2.05, 7.02, 8.01, 8.02, 8.03,
13.01 and 13.02 thereof, and the Letter of Credit and any rights thereunder.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement.  The Underwriting
Agreement dated March 16, 1994 among the Lessee,
Lufthansa, the Owner Participant, Goldman, Sachs &
Co. and Merrill Lynch, Pierce, Fenner & Smith.

         United States or US.  The United States of
America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.





                      SCHEDULE III

                PERMITTED COUNTRY LIST



Australia                  Italy
Austria                    Japan
Belgium                    Luxembourg
Canada                     Netherlands
Denmark                    New Zealand
Finland                    Norway
France                     Spain
Germany                    Sweden
Iceland                    Switzerland
Ireland                    United Kingdom





                             SCHEDULE IV

                            CERTAIN AMOUNTS


                                  Demand Note      Letter of
                      Debt         Principal         Credit          Net
   Aircraft  Trust   Portion        Amount       Stated Amount    Proceeds
   --------  -----   -------      -----------    -------------   ----------
1 1994-D-AICH A  $28,033,980.40  $1,146,307.12  $3,098,100     $28,223,830.74

2 1994-D-AICR B   29,778,925.95   1,222,131.29   3,432,500      30,241,968.71

3 1994-D-AICL C   29,894,112.48   1,229,640.45   3,548,400      30,505,935.36

4 1994-D-AICS D   29,545,837.57   1,222,131.30   3,619,200      30,103,085.41

5 1994-D-AICP E   29,226,512.41   1,207,039.72   3,637,100      29,707,753.01

6 1994-D-AICN F   29,286,149.48   1,207,039.72   3,730,100      29,944,702.38

7 1994-D-AICA G   26,381,631.17   1,093,111.78   3,483,100      27,129,659.93

8 1994-D-AICB H   26,344,727.50   1,093,111.78   3,586,800      27,310,455.38

9 1994-D-AICC I   26,315,423.50   1,093,111.78   3,636,100      27,291,273.47

10 1994-D-AICD J  26,256,454.46   1,093,111.78   3,696,400      27,105,158.28

11 1994-D-AICM K  28,963,763.84   1,207,039.72   4,117,700      29,934,964.74

12 1994-D-AICF L  26,162,882.15   1,093,111.78   3,806,800      27,189,162.95

13 1994-D-AICK M  26,119,489.68   1,093,111.78   3,844,700      27,256,126.64
                ---------------  -------------  -------------  --------------
     TOTAL      $362,309,890.59  $15,000,000.00  $47,237,000    $371,944,077
                 ==============  =============  =============  ==============





                       EXHIBIT A

                [INTENTIONALLY OMITTED]





                       EXHIBIT B

               [FORM OF LEASE AGREEMENT]
                   [See Exhibit 4.e]






                       EXHIBIT C

                  [FORM OF INDENTURE]
                  [See Exhibit 4.b.1]






                       EXHIBIT D

                [FORM OF TRUST AGREEMENT]
                    [See Exhibit 4.d]







                       EXHIBIT E

                 PROMISSORY NOTE (D-AIC  )


$ ___________                           [Closing Date]



         Deutsche Lufthansa Aktiengesellschaft, a
German corporation ("Lufthansa"), for value received, hereby promises to pay to the order of _______________
(the "Payee"), at the office of Lufthansa at ______________, or to such bank account as the Payee, or any assignee of the Payee, may from time to time designate, on demand from time to time, an amount in lawful money of the United States and in immediately available funds, not to exceed in the aggregate the principal sum of _______________________ Dollars
Dollars ($_____________). This Note shall not bear interest.

         If any amount of principal evidenced by this Note becomes due and payable on a day on which banks in New York are authorized or required to close, such amount shall be due and payable on the next succeeding business day.

         All payments of the principal hereof shall be recorded by the Payee or its assignee, as the case may be, and, prior to any transfer hereof, shall be endorsed by the Payee or its assignee, as the case may be, on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                           DEUTSCHE LUFTHANSA
                           AKTIENGESELLSCHAFT



                           By:
                              __________________________
                              Name:
                              Title:


                           By:
                              __________________________
                              Name:
                              Title:



                       SCHEDULE

                PAYMENTS OF PRINCIPAL



               Amount of      Unpaid
               Principal     Principal     Notation
    Date         Paid         Balance      Made By
    ----       ---------     ---------     --------








                      ASSIGNMENT


         _______________________________, for good and
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns, sets over and bargains unto _____________________________, its successors and assigns, all of its right, title and interest in, to and under Promissory Note
(D-AIC  ), dated March __, 1994, from Deutsche
Lufthansa Aktiengesellschaft.



                           [ASSIGNOR]



                           By
                              __________________________
                              Name:
                              Title:





                       EXHIBIT F

                [INTENTIONALLY OMITTED]





                       EXHIBIT G

                 [FORM OF LETTER OF CREDIT]
                    [See Exhibit 4.f]








                       EXHIBIT H

            [FORM OF COLLATERAL AGREEMENT]
                  [See Exhibit 4.g]





                       EXHIBIT I

                      OP GUARANTEE

          OP GUARANTEE, dated as of __________ __, ____, by __________, a __________ [corporation] (the "Guarantor"), to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee referred to in the Participation Agreement described below (collectively, together with their successors and assigns, the "Beneficiaries" and, each individually, a "Beneficiary").

                    W I T N E S S E T H :

          WHEREAS, reference is hereby made to the Participation Agreement, dated as of March 1, 1994 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Federal Express Corporation, as Lessee, LLG Aircraft Leasing, L.P., as Owner Participant, First Security Bank of Utah, National Association, as Owner Trustee ("FSBU"), NationsBank of Georgia, National Association, as Indenture Trustee, NationsBank of South Carolina, National Association, as Pass Through Trustee, and Westdeutsche Landesbank Girozentrale, New York Branch; and

          [WHEREAS, this Guarantee is being delivered by the Guarantor with respect to the obligations of LLG Aircraft
Leasing, L.P., (the "Obligor") as contemplated by Section
7.03(ix) of the Participation Agreement; and]*

          [WHEREAS, [LLG Aircraft Leasing, L.P.] [Insert name of subsequent transferor] (the "Transferor"), wishes to transfer to ___________ (the "Obligor"), inter alia, [all][a portion] of the Transferor's right, title and interest in and to the Participation Agreement, the Trust Agreement (as defined in the Participation Agreement) and each other Operative Agreement (as defined in the Participation Agreement) to which the Transferor is a party or by which it is bound pursuant to the Assignment and Assumption Agreement, dated as of ______________ __, 199_, between the Transferor and the Obligor; and]**

- --------------
*    Insert in the case of a guarantee by Lufthansa.

** Insert in the case of a guarantee in connection with a transfer.

          [WHEREAS, the terms of the Trust Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guarantee by the Guarantor;]*

          NOW, THEREFORE, [in order that the Transferor may make the aforementioned transfer to the Obligor,]* the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

          1. Definitions. As used in this Guarantee, terms defined in the Participation Agreement are used herein as therein defined, unless otherwise defined herein.

          2.  Guarantee.  a.  The Guarantor hereby
unconditionally and irrevocably guarantees as primary obligor and not merely as a surety to the Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by the Obligor when due (whether at the stated due date thereof, by acceleration or otherwise) of, and the faithful performance of, and compliance with, all payment obligations of the Obligor under the Operative Agreements or any related documents owed to such Beneficiary, strictly in accordance with the terms thereof and the timely performance of all other obligations of the Obligor owed to such Beneficiary thereunder strictly in accordance with the terms thereof (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

          b. No payment or payments made by the Obligor, the Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from the Obligor, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder until the Obligations are paid and performed in full.

- --------------
* Insert in the case of a guarantee in connection with a transfer.

          c.  If for any reason any Obligation to be
performed or observed by the Obligor (whether affirmative or negative in character) shall not be observed or performed strictly in accordance with the terms thereof, or if any amount payable by the Obligor in connection with any Obligation shall not be paid promptly when due and payable, the Guarantor shall perform or observe or cause to be performed or observed each such Obligation or undertaking and shall pay such amount at the place and to the person or entity entitled thereto pursuant to the Operative Agreements regardless of whether or not any Beneficiary or anyone acting on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Obligor or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Operative Agreements or at law or in equity, or otherwise, and regardless of any other condition or contingency.

          d. The Guarantor irrevocably waives promptness, diligence, demand, and all notices whatsoever as to the Obligations and covenants guaranteed hereby, and any other circumstances which might otherwise constitute a defense available to it, or a discharge of it (other than the defense of payment or performance) and agrees that it shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, the Participation Agreement, the Trust Agreement or the other Operative Agreements to which the Obligor is a party that may be made or given as provided herein or otherwise.

          e.   The Guarantor further agrees to pay all
expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the beneficiaries hereof in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

          f. The Guarantor understands and agrees that its Obligations hereunder shall be construed as continuing, absolute and unconditional without regard to (a) the validity, regularity or enforceability of any Operative Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) that may at any time be available to or be asserted by the Obligor against any Beneficiary, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Obligor or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligor for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.

          g. The obligation of the Guarantor hereunder will not be discharged by: (a) any extension or renewal with respect to any obligation of the Obligor under the Operative Agreements; (b) any modification of, or amendment or supplement to, any such Operative Agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Obligor or any change in the structure of the Obligor; (e) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceedings with respect to the Obligor; (f) except as provided in Section 14 hereof, any change in ownership of the shares of capital stock of the Guarantor or the Obligor; or (g) any other occurrence whatsoever, except payment in full of all amounts payable by the Obligor under the Operative Agreements and performance in full of all Obligations of the Obligor in accordance with the terms and conditions of the Operative Agreements.

          3. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby agrees not to assert any rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of any Beneficiary against the Obligor or against any Beneficiary for the payment of the Obligations until indefeasible payment or performance in full of the Obligations. The Guarantor hereby further agrees not to assert any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Obligor or any other Person which may have arisen in connection with this Guarantee if any payment under this Guarantee is outstanding at such time. So long as any payment under this Guarantee is outstanding, if any amount shall be paid by or on behalf of the Obligor to the Guarantor on account of any of the rights referred to above in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the applicable Beneficiary in the exact form received by the Guarantor (duly endorsed by the Guarantor to the applicable Beneficiary, if required).

          4. Amendment with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Operative Agreement and/or any collateral security document or other guaranty or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time, and any collateral security, guaranty or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No Beneficiary shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Obligor or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Obligor or any such other guarantor or any release of the Obligor or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include, but not be limited to, the commencement and continuance of any legal proceedings. [The Guarantor represents and warrants that it owns, directly or indirectly, 100% of the capital stock of the Obligor and that its obligations hereunder shall continue unimpaired, even if the Guarantor no longer owns, directly or indirectly, all or any portion of the capital stock of the Obligor.]*

- --------------
* Insert in the case of a guarantee in connection with a transfer.

          5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Obligor or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.
The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collectability) without regard to (a) the validity, regularity or enforceability of any Operative Agreement or any related agreement, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) that may at any time be available to or be asserted by the Obligor against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Obligor or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligor for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Obligor or any other person or entity or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Obligor or any such other person or entity or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Obligor or any such other person or entity or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, indorsees, transferees and assigns, until the earlier of (x) all of the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full, (y) the right, title and interest of the Obligor shall have been transferred to a Person meeting the requirements of Article 5 of the Trust Agreement, it being understood that this Guarantee shall remain in effect with respect to obligations of the Obligor arising prior to such transfer and (z) the Obligor obtaining a tangible net worth equalling or exceeding [$50,000,000 (Fifty Million Dollars)].* The Guarantor further agrees that, without limiting the generality of this Guarantee, if any Beneficiary (or any assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) against the Obligor under any Operative Agreement such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor the sums that would have otherwise been due from the Obligor had such remedies been able to be exercised.

          6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Obligor or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Obligor or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Obligor.

          7. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars.

          8. Representations and Warranties. The Guarantor hereby represents and warrants that:

          a. the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

- --------------
* $40,000,000 (Forty Million Dollars) if the Obligor is an Affiliate of, or one of the partners of, LLG
     Aircraft Leasing, L.P.

          b. the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee, and this Guarantee has been duly executed and delivered by the Guarantor and does not require any approval not already obtained of its stockholders or any approval or consent not already obtained of any trustee or holders of any of its indebtedness or obligations;

          c. this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws or equitable principals of general application to or affecting the enforcement of creditor's rights generally;

          d. neither the execution and delivery of this Guarantee nor compliance by the Guarantor with any of the terms and provisions hereof will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Guarantor (assuming, with respect to ERISA, the continuing accuracy of the representations and warranties set forth in Sections 6.01(k)(ix) and 7.01(b) of the Participation Agreement) or contravene or result in any breach of or constitute any default under, or result in the creation of any lien on any property of the Guarantor or, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected;

          e. no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

          f. no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

          g. the balance sheet of the Guarantor as at _______ and the related statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to each Beneficiary) have been prepared in accordance with generally accepted accounting principles applied consistently throughout the period involved, are complete and correct and present fairly the financial condition of the Guarantor as at such date and the results of its operations for such fiscal year; since such date there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor; the Guarantor has no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or in the notes thereto; and

          h. the Guarantor is a [bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000]*
     [corporation whose tangible net worth is at least
     $50,000,000]*, exclusive of goodwill, as of the proposed date of transfer, as determined in accordance with generally accepted accounting principles.

          9. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

- --------------
* Replace with $40,000,000 if Obligor is an Affiliate of, or a partner of, LLG Aircraft Leasing, L.P.

         11. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof.
No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         12. Integration. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

         13. Amendments and Waivers. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

         14. Transfer of Interest in the Obligor or of this Guarantee. The Guarantor may assign, convey or otherwise transfer (a) any of its interest in the Obligor or (b) its obligations hereunder, in either case to any other person (hereinafter referred to as the "the Subsequent Guarantor"); provided that the Subsequent Guarantor enters into an agreement substantially in the form of this Guarantee Agreement; and, provided, further, that, if the Subsequent Guarantor is not a bank or a lending institution with a combined capital, surplus and undivided profits of at least [$50,000,000]*, or is not a corporation with a net worth of at least [$50,000,000]*, the Guarantor shall enter into an agreement, substantially in the form of this Guarantee, guaranteeing the Obligations of the Obligor under the Operative Agreements or provide such a guarantee from such a bank, lending institution or corporation satisfactory to each Beneficiary, so that there will then be existing both such guaranty agreement as well as the guaranty agreement executed by the Subsequent Guarantee; in such event, the Beneficiaries shall have the right to enforce the obligations of the Guarantor under such guaranty agreement without first proceeding against the Subsequent Guarantor under its guaranty referred to above.

- --------------
* Replace with $40,000,000 if the Obligor is an Affiliate of, or a partner of, LLG Aircraft Leasing, L.P.

         15. Successors and Assigns. This Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns.

         16.  GOVERNING LAW.  THIS GUARANTEE SHALL BE
GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING
EFFECT TO ANY PROVISION OF NEW YORK LAW THAT WOULD REQUIRE
THE APPLICATION OF THE LAWS OF ANOTHER STATE.

         17. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telegraph, facsimile or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, five days after deposit in the postal system, certified mail prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor [address, telex and fax information to be provided] and (b) in the case of any Beneficiary, the address, telex or telecopy number provided for such party in the Participation Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                              [NAME OF GUARANTOR]

                              By:________________________
                                   Name:
                                   Title:

                              By:_________________________
                                   Name:
                                   Title:





                       EXHIBIT J

        DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT

                               [Closing Date]



NationsBank of Georgia,
National Association,
  Not individually, but solely as
  Indenture Trustee under the
  Indenture referred to in the
  Participation Agreement defined below,
600 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn:  Corporate Trust Administration


Ladies and Gentlemen:

         Reference is hereby made to the Participation
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation
Agreement"), among Federal Express Corporation, First
Security Bank of Utah, National Association (not individually, except as provided therein, but solely as Owner Trustee), NationsBank of South Carolina,
National Association (not individually, except as provided therein, but solely as Pass Through Trustee), LLG Aircraft Leasing, L.P., Westdeutsche Landesbank
Girozentrale, New York Branch, and you. Capitalized terms used but not defined in this letter shall have the meaning set forth in the Participation Agreement.

         In order to induce you to enter into the transactions contemplated to occur on the Closing
Date, the undersigned ("Lufthansa") hereby represents, warrants and agrees with you as follows:

         1.  Lufthansa represents and warrants that
    the representations and warranties made by it in the Agreement to Lease, the Sales Agreement, the bill of sale referred to in Section 4.01(e)(vi) of the Participation Agreement, the Modification
    Agreement and the Parts and Services Agreement
    (together, the "Lufthansa Agreements"), are true and correct as of the date hereof (except to the extent any such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such date).

         2.  Lufthansa agrees to perform (i) all of
    its obligations under the Lufthansa Agreements in favor of the Owner Trustee or (ii) any such obligation that, if not performed by Lufthansa, would require performance by the Owner Trustee under the terms of the Lufthansa Agreements.

         3.  Lufthansa agrees to indemnify the
    Indenture Trustee for any Taxes which are excepted from the Lessee's indemnity pursuant to
    Section 8.01(b)(xiv) or (xv) of the Participation
    Agreement. Lufthansa agrees to indemnify the Indenture Trustee or the Trust Indenture Estate, as the case may be, for any expenses incurred by the Indenture Trustee or the Trust Indenture
    Estate which are excepted from the Lessee's indemnity pursuant to Section 9.01(b)(x) or 9.01(b)(xii) of the Participation Agreement, as the case may be. Lufthansa agrees to indemnify the Lessor's Estate and the Trust Indenture
    Estate with respect to any Taxes or Expenses as to which, but for the third and fourth parentheticals to the definition of "Indemnitee", the Lessee would have been required to indemnify the Lessor's Estate or the Trust Indenture
    Estate, as the case may be, pursuant to Article 8 or Article 9 of the Participation Agreement.

         This letter agreement may be executed in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same letter agreement.

         This letter shall be governed by and
construed in accordance with New York law, without respect to choice of law provisions.



                           DEUTSCHE LUFTHANSA
                           AKTIENGESELLSCHAFT



                           By: ____________________
                               Title


                           By: ____________________
                               Title





Accepted and agreed as of the
date first above written.

NATIONSBANK OF GEORGIA,
NATIONAL ASSOCIATION,
  not in its individual
  capacity, but solely as
  Indenture Trustee.



By: ____________________
    Title





            Letterhead of Federal Express of March 16, 1994



                                           Exhibit K-1
                                          Closing Date

To the Addressees Listed on Schedule A Attached

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         I am the Senior Vice President and General
Counsel of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation Agree-ment"), among Federal, as Lessee, LLG Aircraft
Leasing, L.P., as Owner Participant, First Security
Bank of Utah, National Association, a national banking association, as Owner Trustee, NationsBank of Georgia,
National Association, a national banking association, as Indenture Trustee, NationsBank of South Carolina,
National Association, a national banking association, as Pass Through Trustee, and Westdeutsche Landesbank
Girozentrale, New York Branch. This opinion is being delivered pursuant to Section 4.01(k)(i) of the Participation Agreement. Capitalized terms shall have the meanings assigned in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing of a portion of the Owner Trustee's payment of the Purchase Price,
Modification Cost, Parts Cost and related expenses with respect to one Airbus Model A310-203 aircraft
(the "Aircraft") using the proceeds from the public offering of Pass Through Certificates. Three Series of Pass Through Certificates will be issued by three
Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Trust Indenture and Security
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 ("Indenture"), between First
Security Bank of Utah, National Association, as Owner
Trustee, and NationsBank of Georgia, National
Association, as Indenture Trustee.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, the Operative
Agreements (or, in the case of the Lease and the Lease
Supplement, the forms thereof attached as Exhibit B to the Participation Agreement). We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below.
As to any facts material to the opinions expressed below, we have relied upon the representations and warranties made in the Operative Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Operative
Agreements, other than Federal, has or had, at the time of execution thereof, full power, authority and legal right to enter into the Operative Agreements, and that each Operative Agreement has or had, at the time of execution thereof, been duly authorized by each of such parties, and that each of the Operative
Agreements (other than the Lease, the Lease
Supplement, the Indenture and Security Agreement
Supplement and any other Operative Agreement not required to be executed on or prior to the Closing
Date (the "Commencement Documents")) has been duly executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1.  Federal is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act of 1958, as amended (the "Act"), and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Operative Agreements to which it is or is to be a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires
Federal to so qualify, except where the failure to so quality would not have a material adverse impact on Federal or its business.

         2.  Federal possesses all necessary
certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Operative Agreements to which Federal is or is to be a party has been duly authorized by Federal. Each of such Operative
Agreements to which Federal is a party, other than any Commencement Documents, has been duly executed and delivered by Federal and together constitute the legal, valid and binding obligations of Federal enforceable against Federal in accordance with its and their terms.

         4.  Neither the execution and delivery by
Federal of the Operative Agreements to which Federal is a party (other than the Commencement Documents), nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does currently,
(a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of Federal or
(b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of Federal, under any law, governmental rule or regulation, or the Certificate of Incorporation or By-laws of Federal or any order, writ, injunction or decree of any court of governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or required the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5.  Neither the execution and delivery by
Federal of the Operative Agreements to which it is a party (other than the Commencement Documents), nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Closing Date or Commencement Date, as specified in the Participation Agreement or the Lease, and which shall have been accomplished on or prior to the Closing Date or Commencement Date, as so specified) the registration with, or the taking of any other action in respect of, the FAA or any other authority or agency of the federal government or of the State of Tennessee, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United
States or of the State of Tennessee.

         6.  Except for the matters described under
"Legal Proceedings" in Federal's Annual Report on Form
10-K for the fiscal year ended May 31, 1993 (as updated by Note 7 to the financial statements included in Federal's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1993 and November 30,
1993), as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, there is no pending or to my knowledge threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Federal or the ability of Federal to perform its obligations under the Operative Agreements.

         7.  Federal is a duly certificated "air
carrier" within the meaning of the Act, and a holder of a certificate under Section 401 of the Act, an all-cargo certificate under Section 418 of the Act and an "air carrier operating certificate" issued pursuant to
Section 604 of the Act, and each such certificate is in full force and effect.

         8.  Federal is not, and is not directly or
indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Operative Agreements, the governing law with respect to each of the Operative Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law).

         I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, with the exception of your successors and permitted assigns, without my prior written consent.

         I rendered an opinion dated September 1, 1993
(the "Agreement to Lease Opinion"), a copy of which is attached hereto. I hereby consent and agree that the addressees hereto who were not addressees to the Agreement to Lease Opinion may rely on the Agreement to Lease Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Agreement to Lease Opinion.

                           Very truly yours,









                 Kenneth R. Masterson

                      SCHEDULE A

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004










            Letterhead of Federal Express of March 16, 1994


                                           Exhibit K-2
                                     Commencement Date

To the Addressees Listed on Schedule A Attached

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         I am the Senior Vice President and General
Counsel of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation Agree-ment"), among Federal, as Lessee, LLG Aircraft
Leasing, L.P., as Owner Participant, First Security
Bank of Utah, National Association, a national banking association, as Owner Trustee, NationsBank of Georgia,
National Association, a national banking association, as Indenture Trustee, NationsBank of South Carolina,
National Association, a national banking association, as Pass Through Trustee, and Westdeutsche Landesbank
Girozentrale, New York Branch. This opinion is being delivered pursuant to Section 4.02(j)(i) and 4.03(l)(i) of the Participation Agreement.
Capitalized terms shall have the meanings assigned in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing of a portion of the Owner Trustee's payment of the Purchase Price,
Modification Cost, Parts Cost and related expenses with respect to one Airbus Model A310-203 aircraft
(the "Aircraft") using the proceeds from the public offering of Pass Through Certificates. Two Series of
Pass Through Certificates were issued by two Pass
Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that were issued under the Trust Indenture and Security
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 ("Indenture"), between First
Security Bank of Utah, National Association, as Owner
Trustee, and NationsBank of Georgia, National
Association, as Indenture Trustee.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, the Operative
Agreements. We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below, we have relied upon the representations and warranties made in the Operative Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Operative
Agreements, other than Federal, has or had, on the date of execution thereof, full power, authority and legal right to enter into the Operative Agreements, and that each Operative Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1.  Federal is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act of 1958, as amended (the "Act"), and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Operative Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so quality would not have a material adverse impact on Federal or its business.

         2.  Federal possesses all necessary
certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Operative Agreements to which Federal is a party has been duly authorized, executed and delivered by Federal and together constitute the legal, valid and binding obligations of Federal enforceable against Federal in accordance with its and their terms.

         4.  Neither the execution and delivery by
Federal of the Operative Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does currently, (a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of Federal or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of Federal, under any law, governmental rule or regulation, or the Certificate of Incorporation or By-laws of Federal or any order, writ, injunction or decree of any court of governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or required the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5.  Neither the execution and delivery by
Federal of the Operative Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which were or are required to be performed on or prior to the Closing Date or Commencement Date, as specified in the Participation
Agreement or the Lease, and which were or shall have been accomplished on or prior to the Closing Date or Commencement Date, so specified) the registration with, or the taking of any other action in respect of, the FAA or any other authority or agency of the federal government or of the State of Tennessee, or
(b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6.  Except for the matters described under
"Legal Proceedings" in Federal's Annual Report on Form
10-K for the most recent fiscal year for which such Report is available (as updated by Note 7 to the financial statements included in Federal's Quarterly
Reports on Form 10-Q for any more recent fiscal quarter for which such Report is available), as to which I can express no opinion at this time concerning
Federal's liability (if any) or the effect of any adverse determination upon the business, condition
(financial or otherwise) or operations of Federal, there is no pending or to my knowledge threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Federal or the ability of Federal to perform its obligations under the Operative Agreements.

         7.  Except for the filing for recordation
pursuant to the Act of the Indenture, the Indenture and Security Agreement Supplement, the Lease and the Lease Supplement, the Trust Agreement and the Trust
Agreement Supplement covering the Aircraft, no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect any security interest in the Aircraft in favor of the Indenture Trustee, as assignee of the Owner Trustee, except for the filing of continuation statements at periodic intervals as required, in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Act.

         8.  Federal is a duly certificated "air
carrier" within the meaning of the Act, and a holder of a certificate under Section 401 of the Act, an all-cargo certificate under Section 418 of the Act and an "air carrier operating certificate" issued pursuant to
Section 604 of the Act, and each such certificate is in full force and effect.

         9.  Federal is not, and is not directly or
indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         10. Federal, as Lessee, duly accepted the Aircraft under the Lease and the Lease Supplement and the Term commenced.

         11. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue,
Memphis, Shelby County, Tennessee.

         The opinions expressed in paragraph 3 above are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Operative Agreements, the governing law with respect to each of the Operative Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of certain remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraph 3, I have relied on the opinion of Daugherty, Fowler &
Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion.

         This opinion is delivered to you solely for your use in connection with the transactions described herein, and may not be used for any other purpose, and may not be relied upon by any other person, with the exception of your successors and permitted assigns, without my prior written consent.

                           Very truly yours,












                 Kenneth R. Masterson

                      SCHEDULE A

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801




                                           Exhibit L-1




            Letterhead of Dewey Ballantine

                                          Closing Date


To Each of the Addressees
Listed in Schedule A
Attached Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

    We have acted as special counsel for LLG Aircraft
Leasing, L.P., a Delaware limited partnership (the
"Owner Participant"), LLG of Delaware, Inc., a
Delaware corporation (the "General Partner") and
Deutsche Lufthansa Aktiengesellschaft, a German corporation ("Lufthansa"), in connection with the transactions contemplated by (i) the Participation
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation
Agreement"), among Federal Express Corporation, as
Lessee (the "Lessee"), the Owner Participant, First
Security Bank of Utah, National Association, as Owner
Trustee (the "Owner Trustee"), NationsBank of Georgia,
National Association, as Indenture Trustee (the
"Indenture Trustee"), NationsBank of South Carolina,
National Association, as Pass Through Trustee (the
"Pass Through Trustee"), and Westdeutsche Landesbank
Girozentrale, New York Branch, as LC Bank, and (ii) the Agreement to Lease referred to in the Participation Agreement. This opinion is delivered pursuant to Section 4.01(k)(ii) of the Participation
Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth or referred to in the Participation Agreement.

         In connection with our opinions expressed herein, we have examined executed counterparts of the Operative Agreements (other than the Lease, the Lease
Supplement, the Trust Agreement Supplement covering the Aircraft and the Indenture and Security Agreement
Supplement (the "Commencement Documents"), the forms of which we have examined). We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have relied upon the accuracy of the statements, representations and warranties made in the Operative Agreements and certificates furnished to us, and we have made no independent investigation or verification with respect to such factual matters.

         We have assumed (without making any
independent investigation or verification with respect thereto) the due authorization, execution and delivery of the Operative Agreements (other than the Commencement Documents) and the other documents executed in connection with the transactions contemplated by the Operative Agreements (other than the Commencement Documents) by each of the parties to each such document (other than the Owner Participant and the General Partner) and that each such document constitutes the legal, valid and binding obligation of each of such parties (other than the Owner
Participant, the General Partner and Lufthansa), enforceable against each such party (other than the Owner Participant, the General Partner and Lufthansa) in accordance with its terms, that each such party
(other than the Owner Participant and the General
Partner) has or had, at the time of its execution thereof, the requisite power, authority and legal right to execute, deliver and perform each Operative
Agreement (other than any Commencement Document) to which it is a party, and that the execution, delivery and performance thereof by each such party (other than the Owner Participant and the General Partner) do not violate its respective partnership agreement, or charter or by-laws, or any laws or governmental rules or regulations (federal, state or otherwise) that may be applicable to it, in any capacity in which it may be acting, and that the transactions provided for in the Operative Agreements are not within the prohibition of Section 406 of the Employee Retirement
Income Security Act of 1974, as amended.

         Based upon and subject to the foregoing and the matters hereinafter set forth, we are of the opinion that:

         (1) The Owner Participant is a duly
    organized and validly existing limited
    partnership in good standing under the laws of the State of Delaware. The General Partner is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware. Each of the Owner
    Participant and the General Partner has or had, on the respective dates of execution thereof, the requisite partnership or corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements to which it is a party.

         (2) Each Operative Agreement to which the
    Owner Participant or the General Partner is a party, and each assignment of a Demand Note, has been duly authorized, executed and delivered by the Owner Participant, the General Partner or the assignor, as the case may be.

         (3) Each Operative Agreement to which the
    Owner Participant, the General Partner or
    Lufthansa is a party, and each assignment of a Demand Note, constitutes a legal, valid and binding obligation of the Owner Participant, the General Partner, Lufthansa or the assignor, as the case may be, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and public policy considerations (in the case of the indemnity provisions contained therein), and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (4) Assuming the due authorization,
    execution and delivery of the Indenture and the Collateral Agreement by each of the parties to each such document then: (A) each such document constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Collateral that it purports to create as of the Closing
    Date; and (C) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust
    Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders.

         (5) Neither the execution and delivery of any of the Operative Agreements to which the Owner Participant, the General Partner or
    Lufthansa is a party, by the Owner Participant, the General Partner or Lufthansa, as the case may be, nor the consummation by the Owner
    Participant, the General Partner or Lufthansa, as the case may be, of the transactions contemplated thereby, (A) required or requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of New York or the federal government of the United States of America; (B) contravened or contravenes any law, governmental rule or regulation of the State of New York or the federal government of the United
    States of America; (C) results in the breach of any of the terms, conditions or provisions of the partnership agreement, or charter or by-laws, of the Owner Participant or the General Partner, as the case may be; or (D) is in violation of any law, judgment or order applicable to or binding upon the Owner Participant or the General
    Partner, as the case may be, or its properties, or, to the best of our knowledge, would violate or would subject the Lessor's Estate to any Lien under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or contract or any other agreement or instrument to which the Owner
    Participant or the General Partner is a party or by which the Owner Participant or the General
    Partner is bound.

         (6) There are no actions, suits or
    proceedings pending or, to the best of our knowledge, threatened against or affecting the Owner Participant or the General Partner in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially and adversely affect the ability of the Owner Participant or the General Partner to perform its obligations under any of the Operative Agreements to which it is a party, and we are not aware of any pending or threatened actions or proceedings before any court, administrative agency or tribunal involving the Owner Participant or the General Partner in connection with the transactions contemplated by the Operative Agreements.

         We express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. In addition, no opinion is expressed herein as to (i) any state or federal securities laws, (ii) any state or federal tax laws,
(iii) except as provided in paragraph (4) above, the perfection or priority of any security interest created by any of the Operative Agreements or the right, title or interest in or to the Lessor's Estate on the part of any Person, or (iv) matters governed by the Federal Aviation Act of 1958, as amended, or by any other aviation law or law, statute, rule or regulation of the United States of America relating to the acquisition, ownership, leasing, registration, use, operation, maintenance, repair, replacement, sale or particular nature of the Aircraft, Airframe or Engines.

         In rendering the opinions expressed herein, with respect to all matters of German law we have relied (without making any independent investigation with respect thereto) upon the opinion, dated today and delivered to you, of Christian Rehm, in house legal counsel of Lufthansa, and nothing has come to our attention which would cause us to believe that you and we are not justified in relying thereon. This opinion is furnished by us at the request of the Owner
Participant, the General Partner and Lufthansa for your sole benefit, and we agree that you may rely on the opinions expressed herein. No other person or entity shall be entitled to rely on the opinions expressed herein without our express written consent.

         This opinion shall not be published or
reproduced in any manner or distributed or circulated to any person or entity without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         We rendered an opinion dated September 1, 1993 (the "Agreement to Lease Opinion"), a copy of which is attached hereto. We hereby consent and agree that the addressees hereto who were not addressees to the Agreement to Lease Opinion may rely on the Agreement to Lease Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Agreement to Lease
Opinion.

                           Very truly yours,







                      SCHEDULE A


Lessee
Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale,
New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701








                                           Exhibit L-2




            Letterhead of Dewey Ballantine

                                     Commencement Date
                                     (Exchange Date)*

To Each of the Addressees
Listed in Schedule A
Attached Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

    We have acted as special counsel for LLG Aircraft
Leasing, L.P., a Delaware limited partnership (the
"Owner Participant"), and LLG of Delaware, Inc., a
Delaware corporation (the "General Partner") (and
Deutsche Lufthansa Aktiengesellschaft, a German corporation ("Lufthansa"),)** in connection with the transactions contemplated by (i) the Participation
Agreement (Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation
Agreement"), among Federal Express Corporation, as
Lessee (the "Lessee"), the Owner Participant, First
Security Bank of Utah, National Association, as Owner
Trustee (the "Owner Trustee"), NationsBank of Georgia,
National Association, as Indenture Trustee (the
"Indenture Trustee"), NationsBank of South Carolina,
National Association, as Pass Through Trustee (the
"Pass Through Trustee"), and Westdeutsche Landesbank
Girozentrale, New York Branch, as LC Bank, and (ii) the Agreement to Lease referred to in the Participation Agreement. This opinion is delivered pursuant to Sections 4.02(j)(ii) and 4.03(l)(ii) of the Participation Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth or referred to in the Participation Agreement.


- --------------

   * If the Exchange Date does not occur on the Commencement date, a separate opinion, dated the Exchange Date, shall be provided as to all matters below, except as specifically noted.

   **  Insert if an OP Guarantee is required
       pursuant to the Participation Agreement.





         In connection with our opinions expressed herein, we have examined executed counterparts of the Operative Agreements ((other than the Indenture and
Security Agreement Supplement, the form of which we have examined))*. We have further examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have relied upon the accuracy of the statements, representations and warranties made in the Operative Agreements and certificates furnished to us, and we have made no independent investigation or verification with respect to such factual matters.

         We have assumed (without making any
independent investigation or verification with respect thereto) the due authorization, execution and delivery of the Operative Agreements ((other than the Indenture and Security Agreement Supplement))* and the other documents executed in connection with the transactions contemplated by the Operative Agreements ((other than the Indenture and Security Agreement Supplement))* by each of the parties to each such document (other than the Owner Participant and the General Partner) and that each such document constitutes the legal, valid and binding obligation of each of such parties (other than the Owner Participant and the General Partner
(and Lufthansa)**), enforceable against each such party (other than the Owner Participant and the General Partner (and Lufthansa)**) in accordance with its terms, that each such party (other than the Owner


- -------------
   * Insert in Commencement Date opinion only if the Exchange Date does not occur on the Commencement Date.

   **  Insert if an OP Guarantee is required
       pursuant to the Participation Agreement.




Participant and the General Partner) has or had, at the time of its execution thereof, the requisite power, authority and legal right to execute, deliver and perform each Operative Agreement (other than any Indenture and Security Agreement Supplement))* to which it is a party, and that the execution, delivery and performance thereof by each such party (other than the Owner Participant and the General Partner) do not violate its respective partnership agreement, or charter or by-laws, or any laws or governmental rules or regulations (federal, state or otherwise) that may be applicable to it, in any capacity in which it may be acting, and that the transactions provided for in the Operative Agreements are not within the prohibition of Section 406 of the Employee Retirement
Income Security Act of 1974, as amended.

         Based upon and subject to the foregoing and the matters hereinafter set forth, we are of the opinion that:

         (1) The Owner Participant is a duly
    organized and validly existing limited
    partnership in good standing under the laws of the State of Delaware. The General Partner is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware. Each of the Owner
    Participant and the General Partner has or had, on the respective dates of execution thereof, the requisite partnership or corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements to which it is a party.

         (2) Each Operative Agreement to which the
    Owner Participant or the General Partner is a party has been duly authorized, executed and delivered by the Owner Participant or the General
    Partner, as the case may be.

         (3) Each Operative Agreement to which the
    Owner Participant or the General Partner (or
    Lufthansa)* is a party constitutes a legal, valid and binding obligation of the Owner
    Participant or the General Partner (or

- -------------
   *   Insert if an OP Guarantee is required
       pursuant to the Participation Agreement.



    Lufthansa)*, as the case may be, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and public policy considerations (in the case of the indemnity provisions contained therein), and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (4) Lufthansa has conveyed to the Owner
    Trustee, good and marketable title to the Aircraft, free and clear of all Liens other than
    (i) the rights of the Lessee under the Lease,
    (ii) the rights of the Owner Participant under the Trust Agreement (and (iii) the rights of the Indenture Trustee under the Indenture)* .

         (5) Neither the execution and delivery of any of the Operative Agreements to which the Owner Participant or the General Partner (or
    Lufthansa)** is a party, by the Owner Participant or the General Partner (or Lufthansa)**, as the case may be, nor the consummation by the Owner
    Participant, the General Partner (or
    Lufthansa)**, as the case may be, of the transactions contemplated thereby, (A) required or requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of New York or the federal government of the United States of America; (B) contravened or contravenes any law, governmental rule or regulation of the State of New York or the federal government of the United States of America; (C) results in the breach of any of the terms, conditions or provisions of the partnership agreement, or charter or by-laws, of


- -----------
   * If the Exchange Date does not occur on the Commencement Date, this clause (iii) may be omitted from the Commencement Date opinion only.

   **  Insert if an OP Guarantee is required
       pursuant to the Participation Agreement.



    the Owner Participant or the General Partner, as the case may be; or (D) is in violation of any law, judgment or order applicable to or binding upon the Owner Participant or the General
    Partner, as the case may be, or its properties, or, to the best of our knowledge, would violate or would subject the Lessor's Estate to any Lien under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or contract or any other agreement or instrument to which the Owner
    Participant or the General Partner is a party or by which the Owner Participant or the General
    Partner is bound.

         (6) There are no actions, suits or
    proceedings pending or, to the best of our knowledge, threatened against or affecting the Owner Participant or the General Partner in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially and adversely affect the ability of the Owner Participant or the General Partner to perform its obligations under any of the Operative Agreements to which it is a party, and we are not aware of any pending or threatened actions or proceedings before any court, administrative agency or tribunal involving the Owner Participant or the General Partner in connection with the transactions contemplated by the Operative Agreements.

         We express no opinions herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. In addition, no opinion is expressed herein as to (i) any state or federal securities laws, (ii) any state or federal tax laws,
(iii) the perfection or priority of any security interest created by any of the Operative Agreements or, except as provided in paragraph (4) above, as to the right, title or interest in or to the Lessor's
Estate on the part of any Person, or (iv) except as provided in paragraph (4) above, matters governed by the Federal Aviation Act of 1958, as amended, or by any other aviation law or law, statute, rule or regulation of the United States of America relating to the acquisition, ownership, leasing, registration, use, operation, maintenance, repair, replacement, sale or particular nature of the Aircraft, Airframe or Engines.

         As to the matters referred to in paragraph
(4), we have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion.

         Insofar as our opinions expressed herein relate to the Tax Indemnity Agreement, such opinions are being rendered solely to the Lessee.

         (In rendering the opinions expressed herein, with respect to all matters of German law we have relied (without making any independent investigation with respect thereto) upon the opinion, dated today and delivered to you, a copy of which is attached hereto, of (_______________), counsel to Lufthansa, and nothing has come to our attention which would cause us to believe that you and we are not justified in relying thereon.)* This opinion is furnished by us at the request of the Owner Participant, the General Partner and Lufthansa for your sole benefit, and we agree that you may rely on the opinions expressed herein. No other person or entity shall be entitled to rely on the opinions expressed herein without our express written consent.

         This opinion shall not be published or
reproduced in any manner or distributed or circulated to any person or entity without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                           Very truly yours,



- ------------
   (*)   Insert if an OP Guarantee is required
         pursuant to the Participation Agreement.






                      SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801


                                     Exhibit M-1

                              Closing Date



To Each of the Persons
Listed on Schedule A
Attached Hereto

Gentlemen:

          I am in-house legal counsel of Deutsche Lufthansa Aktiengesellschaft ("Lufthansa") and have acted as legal counsel for Lufthansa Leasing Projekt Nr. 7 GmbH ("LLP") and as such have reviewed Promissory Note (ED-AICA), Promissory Note (ED-AICB), Promissory Note (ED-AICC), Promissory Note (ED-AICD), Promissory Note (ED-AICF), Promissory Note (ED-
AICH), Promissory Note (ED-AICK), Promissory Note (ED-AICL), Promissory Note (ED-AICM), Promissory Note (ED-AICN), Promissory Note (ED-AICP, Promissory Note (ED-AICR), and Promissory Note (ED-AICS) (each, a "Demand Note" and collectively, the "Demand Notes") as well as the assignment of LLP's right, title and interest , to and under each Demand Note (each, an "Assignment" and collectively, the "Assignments").

          I have examined originals or copies of such company and corporate records of LLP and certificates of public officials and of representatives of LLP as I have deemed appropriate or necessary hereto.

          In connection with my opinions expressed herein, I have examined executed the Demand Notes. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents and other materials submitted to me as originals and the conformity with the originals thereof of all documents and other materials submitted to me as copies.

          Likewise, and for the purposes of the opinions set forth below, I have assumed that (i) each of the Demand Notes has been duly authorized and has been duly executed and delivered by Lufthansa, (ii) Lufthansa is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has full power, authority and legal right to make and perform its obligations under each of the Demand Notes and (iii) each of the Demand Notes is enforceable against Lufthansa.

          Based on and in reliance upon the foregoing, I am of the opinion that:

          1. LLP is a company duly organized and validly existing under the laws of Germany and has all requisite power and authority to carry on its business as now conducted and has all requisite power and authority to enter into and perform its obligations under the Assignments.

          2. Neither the execution and delivery by LLP of the Assignments nor the performance by LLP of its obligations thereunder requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any German government authority or agency.

          3. The execution and delivery by LLP of the Assignments and the performance by LLP of its obligations thereunder have been approved and authorized by LLP and do not require any approval or consent of any stockholder of LLP.

          4. Neither the execution and delivery by LLP of the Assignments nor the consummation by LLP of the transactions contemplated thereunder violates any law, governmental rule or regulation of Germany applicable to LLP.

          5. The choice of New York law to govern the Lufthansa Agreemeents is valid and binding as against Lufthansa under the laws of Germany and all political subdivisions thereof, and a German court would uphold such choice of law in a legal proceeding to enforce the Agreements brough in such court.

          I am permitted to practice law in the Federal
Republic of Germany and do not express any opinion as to any law other than the law of the Federal Republic of Germany.


                                    Very truly yours,



                                    Christian Rehm


                        SCHEDULE A


Lessee

Federal Express Corporaton
2005 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee

First Security Bank of Utah,
National Association, as Owner Trustee
79 South Main Street
Salt Lake City, UT 84111

Indenture Trustee

NationsBank of Utah, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention: Corporate Trust Admininstration

Owner Participant

LLG Aircraft Leasing, L.P.
c/o Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701





                                       Exhibit M-2

                                   Commencement Date


To Each of the Persons
Listed on Schedule A
Attached Hereto

Gentlemen:

          I am in-house legal counsel of Deutsche Lufthansa Aktiengesellschaft ("Lufthansa") in connection with the transactions contemplated by (i) the Participation Agreement (Federal Express Corporation Trust No. ____), dated as of _______ __, 1994 (the "Participation Agreement"),among Federal Express Corporation, as Lessee (the "Lessee"), LLG Aircraft Leasing, L.P., as Owner Participant (the "Owner Participant"), First Security Bank of Utah, National Association, as Owner Trustee (the "Owner Trustee"), NationsBank of Georgia, National Association, as Indenture Trustee (the "Indenture Trustee"), NationsBank of South Carolina, National Association, as Pass Through Trustee (the "Pass Through Trustee"), and Westdeutsche Landesbank Girozentrale, New York Branch, as LC Bank (the "LC Bank"), and (ii) the Agreement to Lease referred to in the Participation Agreement. This opinion is delivered pursuant to Section 4.01(k)(ii) of the Participation Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings assigned thereto in the Participation Agreement (whether through incorporation by reference or otherwise).

          I have examined originals or copies of such company and corporate records of Lufthansa and certificates of public officials and of representatives of Lufthansa as I have deemed appropriate or necessary hereto.

          In connection with my opinions expressed herein, I have examined executed counterparts of the Operative Agreements other than the Lease, the Lease Supplement and the Indenture and Security Agreement Supplement (the "Commencement Documents"), the forms of which I have examined. In my examination, I have assumed the genuineness of all signatures (other than those of Lufthansa), the authenticity of all documents and other materials submitted to me as originals and the conformity with the originals thereof of all documents and other materials submitted to me as copies.

          Likewise, and for the purposes of the opinions set forth below, I have assumed that (i) each of the Operative Agreements has been duly authorized and has been duly executed and delivered by the parties thereto (other than Lufthansa), (ii) each party (other than Lufthansa) is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has full power, authority and legal right to make and perform its obligations under each of the Operative Agreements to which it is a party and (iii) each of the Operative Agreements is enforceable against each of the parties thereto (other than Lufthansa).

          Based on and in reliance upon the foregoing, I am of the opinion that:

          1. Lufthansa is a company duly organized and validly existing under the laws of Germany and has all requisite power and authority to carry on its business as now conducted and has all requisite power and authority to enter into and perform its obligations under the Agreements.

          2.  Neither the execution and delivery by
Lufthansa of the Modification Agreement, the Agreement to Lease, the Bills of Sale, the Demand Notes, the Parts and Services Agreement, the Sales Agreement, the OP Guarantee (if any), the Indemnification Agreement, the Underwriting Agreement or the Lufthansa Side Letter (the "Lufthansa Agreements") nor the performance by Lufthansa of its obligations thereunder requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any German government authority or agency.

          3. The execution and delivery by Lufthansa of the Lufthansa Agreements and the performance by Lufthansa of its obligations thereunder have been approved and authorized by Lufthansa and do not require any approval or consent of any stockholder of Lufthansa.

          4.  Neither the execution and delivery by
Lufthansa of the Lufthansa Agreements nor the consummation by Lufthansa of the transactions contemplated thereunder violates any law, governmental rule or regulation of Germany applicable to Lufthansa.

          5. The choice of New York law to govern the Lufthansa Agreements is valid and binding as against Lufthansa under the laws of Germany and all political subdivisions thereof, and a German court would uphold such choice of law in a legal proceeding to enforce the Agreements brought in such court.

          I am permitted to practice law in the Federal
Republic of Germany and do not express any opinion as to any law other than the law of the Federal Republic of Germany.


                                   Very truly yours,



                                   Christian Rehm



                         SCHEDULE A


Lessee

Federal Express Corporaton
2005 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee

First Security Bank of Utah,
National Association, as Owner Trustee
79 South Main Street
Salt Lake City, UT 84111

Indenture Trustee

NationsBank of Utah, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention: Corporate Trust Admininstration

Owner Participant

LLG Aircraft Leasing, L.P.
c/o Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701






                                           Exhibit N-1




    Powell, Goldstein, Frazer & Murphy Letterhead

                                          Closing Date

To the Persons Listed in Schedule A Attached Hereto

Re:  Federal Express Corporation Trust

Gentlemen:

         We are counsel for NationsBank of Georgia, National Association, a national banking association
(the "Indenture Trustee"). In such capacity, we have advised the Indenture Trustee with respect to authorization, execution and delivery by the Indenture
Trustee of the Trust Indenture and Security Agreement
(Federal Express Corporation Trust ______) dated as of
March 1, 1994 (the "Indenture") between First Security
Bank of Utah, National Association, as Owner Trustee
(the "Owner Trustee"), and the Indenture Trustee, and the Participation Agreement (Federal Express
Corporation Trust ______) dated as of March 1, 1994
(the "Participation Agreement"), among Federal Express
Corporation ("Federal Express"), LLG Aircraft Leasing,
L.P. (the "Owner Participant"), the Owner Trustee,
NationsBank of South Carolina, National Association, as Pass Through Trustee, the Indenture Trustee and
Westdeutsche Landesbank Girozentrale, New York Branch, as LC Bank. Further, we have advised the Indenture
Trustee with respect to the authentication of one or more Equipment Trust Certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

         This opinion is being delivered pursuant to
Section 4.01(k)(iii) of the Participation Agreement.
Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth or referred to in the Participation Agreement.

         In rendering this opinion, we have reviewed the Operative Agreements to which the Indenture
Trustee is a party and such other documents as we have deemed to be appropriate and relevant as a basis for the opinions hereinafter set forth, including, without limitation, certified copies of the By-laws of the Indenture Trustee, a certificate of an officer of the Indenture Trustee as to certain matters, including the incumbency of the Officer of the Indenture Trustee who executed the Indenture, the Collateral Agreement and the Participation Agreement and who authenticated the Certificates issued in connection therewith and a certificate of the Comptroller of the Currency, Washington, D.C. dated _________, as to the Indenture
Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

         In all such examinations we have assumed the authenticity and completeness of all documents submitted to us as original documents and the conformity to original documents and completeness of all documents submitted to us as photostatic, notarial or certified copies. Based on the foregoing, it is our opinion that:

         1.  The Indenture Trustee is a national
    banking association validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United
    States as that term is defined in the Federal
    Aviation Act of 1958, as amended (the "Act"), and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Collateral
    Agreement and to authenticate the
    Certificates delivered on the date hereof and had on the date of execution thereof the corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement.

         2.  The Indenture Trustee, in its
    individual and trust capacities, has duly authorized, executed and delivered the
    Indenture, the Collateral Agreement and the Participation Agreement. Assuming the other parties thereto are legally bound, each of the Indenture, the Collateral Agreement and the Participation Agreement constitutes, a legal, valid and binding obligation of the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms, except as the provisions thereof may be limited by bank-ruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws generally affecting creditors' rights from time to time in effect.

         3.  The Certificates delivered on the
    date hereof have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

         4.  The execution, delivery and
    performance by the Indenture Trustee of the Indenture, the Collateral Agreement and the Participation Agreement are not in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United
    States or the State of Georgia governing the banking or trust powers of the Indenture
    Trustee or, to our knowledge, any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound.

         5.  Neither the execution and delivery
    by the Indenture Trustee in its individual or trust capacity, as the case may be, of the Indenture, the Collateral Agreement and the Participation Agreement, nor the consummation by the Indenture Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in any of those documents, requires or required on the date of execution thereof consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any federal or state governmental authority or agency having jurisdiction over the Indenture Trustee.

         6.  (a)  Subject to the assumptions and
    qualifications set forth herein and in sub-paragraph 6(b) below and except to the extent the Indenture Trustee forecloses on any property which constitutes the Trust
    Indenture Estate and any of such property is located in Georgia, or to the extent the Indenture Trustee engages in business in Georgia as a result of such foreclosure,
    (i) there are no fees, taxes or other charges payable by the Holders, the Owner Trustee or the Indenture Trustee (except taxes imposed on fees payable to the Indenture Trustee) to the State of Georgia or any political subdivision thereof in connection with the execution, delivery or performance of any of the Pass Through Agreement, the Series
    Supplements or the Operative Agreements or in connection with the issuance and acquisition of the Certificates or the beneficial interests of the Holders in the Trust
    Indenture Estate; (ii) neither the Indenture
    Trustee nor the trust created under the
    Indenture will be subject to any fee, tax or other governmental charge under the laws of the State of Georgia or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate; and
    (iii) there is no fee, tax or other
    governmental charge under the laws of the State of Georgia or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates issued to the Holders by reason of the creation of the trust under the Indenture pursuant to the laws of the State of New York or the Indenture Trustee's performance of its duties under the Indenture within the State of Georgia. We express no opinion, however, as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner
    Participant to the State of Georgia or any political subdivision thereof in connection with (x) the execution, delivery or performance of the Indenture, the Collateral
    Agreement, the Participation Agreement, the
    Pass Through Agreement, any Series Supplement or any of the other Operative Agreements or
    (y) the making by the Owner Participant of its investment in the Aircraft.

         (b) The opinions set forth in the
    immediately preceding subparagraph 6(a) are subject in relevant part to and qualified by the following assumptions, which we have made with your knowledge:

             (i)  for purposes of taxes which
         might be imposed upon the Owner
         Trustee or the Lessor's Estate under
         Chapter 5, Ad Valorem Taxation of
         Property, or Chapter 6, Taxation of
         Intangibles, Title 48, Revenue and
         Taxation, Official Code of Georgia
         Annotated ("O.C.G.A."), we have
         assumed that (x) the Lessee will
         make, in a timely manner, an annual
         property tax return relating to the
         Aircraft, in accordance with
         Chapter 5, Article 12, Ad Valorem
         Taxation of Airline Companies,
         Title 48, Revenue and Taxation,
         O.C.G.A., and (y) the return will
         reflect that a tangible property tax
         is due with respect to the Aircraft;

             (ii) for purposes of taxes which
         might be imposed upon the Lessor's
         Estate or the Owner Trustee under
         Chapter 6, Taxation of Intangibles,
         Title 48, Revenue and Taxation,
         O.C.G.A., we have assumed that as of
         January 1 of each year there will be
         no undistributed funds held in
         either the Lessor's Estate or the
         Trust Indenture Estate, except such
         funds as shall be invested in those
         types of obligations or evidences of
         debt as are described in
         Section 48-6-22(1), O.C.G.A.;

            (iii) for purposes of taxes which
         might be imposed upon the Lessor's
         Estate or the Owner Trustee under
         Chapter 7, Income Taxes, Title 48,
         Revenue and Taxation, O.C.G.A., we
         have assumed that (x) the Lessor's
         Estate is a "Grantor Trust" for
         Federal income tax purposes (i.e.,
         the Owner Participant will be
         treated as the owner of the Lessor's
         Estate under Subpart E of Part I of
         Subchapter J of the Internal Revenue
         Code) and (y) the Owner Trustee and
         the Owner Participant will report on
         that basis for Federal income tax
         purposes; and

             (iv) for purposes of taxes which
         might be imposed upon the Holders
         under Chapter 6, Taxation of
         Intangibles or Chapter 7, Income
         Taxes, Title 48, Revenue and
         Taxation, O.C.G.A., neither the
         Certificates held by such Holders
         nor the interest income thereon nor
         any interest of such Holders in and
         to the Trust Indenture Estate has
         been derived from or has been or
         will be acquired in the conduct of
         or used incident to business carried
         on by such Holders or property of
         such Certificate Holders located in
         the State of Georgia.

         We express no opinion as to the correctness of the foregoing assumptions but we are not aware of any fact that causes us to believe that any such assumption is incorrect; however, we have conducted no independent investigation in this regard.

         We are members of the Bar of the State of Georgia and the opinions set forth herein are limited to the laws of Georgia and, subject to the limitations set forth herein, the federal laws of the United
States of America. With respect to the opinions set forth above in paragraph 2 as to the validity, binding effect and enforceability of the Indenture, the Collateral Agreement and the Participation Agreement, the governing law of which is expressly stated to be that of the State of New York, we have assumed with your permission that the Indenture, the Collateral
Agreement, and the Participation Agreement constitute legal, valid, binding and enforceable documents or instruments under the laws of the State of New York
(as to which assumption we express no opinion).
Further, without limiting the generality of the foregoing, we express no opinion with respect to
(i) except as set forth in paragraph 1 of this opinion with respect to the citizenship of the Indenture
Trustee, the Act and the regulations promulgated thereunder, the impact of the Act upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or state securities or blue sky laws;
(iii) title to any property, real or personal, or the priority or perfection of any liens or security interests; (iv) the authority or power of the Indenture Trustee to exercise any rights or remedies set forth in the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of Georgia; or (v) ERISA.

         This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without our express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without our express prior written consent. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

                      Very truly yours,

                      POWELL, GOLDSTEIN, FRAZER & MURPHY









                      SCHEDULE A
Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale,
New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701







                                           Exhibit N-2




    Powell, Goldstein, Frazer & Murphy Letterhead

                                         Exchange Date

To the Persons Listed in Schedule A Attached Hereto

Re:  Federal Express Corporation Trust


Gentlemen:

         We are counsel for NationsBank of Georgia, National Association, a national banking association
(the "Indenture Trustee"). In such capacity, we have advised the Indenture Trustee with respect to authorization, execution and delivery by the Indenture
Trustee of the Trust Indenture and Security Agreement
(Federal Express Corporation Trust ______) dated as of
March 1, 1994, (the "Indenture") between First
Security Bank of Utah, National Association, as Owner
Trustee (the "Owner Trustee"), and the Indenture
Trustee, and the Participation Agreement (Federal
Express Corporation Trust ______) dated as of March 1,
1994 (the "Participation Agreement"), among Federal
Express Corporation ("Federal Express"), LLG Aircraft
Leasing, L.P. (the "Owner Participant"), the Owner
Trustee, NationsBank of South Carolina, National
Association, as Pass Through Trustee, the Indenture
Trustee and Westdeutsche Landesbank Girozentrale, New
York Branch.  Further, we have advised the Indenture
Trustee with respect to the authentication of one or more Equipment Trust Certificates (the "Certificates") referred to in the Indenture issued on the date hereof.

         This opinion is being delivered pursuant to
Section 4.03(l)(iii) of the Participation Agreement.
Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth or referred to in the Participation Agreement.

         In rendering this opinion, we have reviewed the Operative Agreements to which the Indenture
Trustee is a party and such other documents as we have deemed to be appropriate and relevant as a basis for the opinions hereinafter set forth, including, without limitation, certified copies of the By-laws of the Indenture Trustee, a certificate of an officer of the Indenture Trustee as to certain matters, including the incumbency of the Officer of the Indenture Trustee who executed the Indenture and the Participation Agreement and who authenticated the Certificates issued in connection therewith and a certificate of the Comptroller of the Currency, Washington, D.C. dated
_________, as to the Indenture Trustee's existence and authority to do business as a national banking association and to act in a fiduciary capacity.

         In all such examinations we have assumed the authenticity and completeness of all documents submitted to us as original documents and the conformity to original documents and completeness of all documents submitted to us as photostatic, notarial or certified copies. Based on the foregoing, it is our opinion that:

         1.  The Indenture Trustee is a national
    banking association validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United
    States as that term is defined in the Federal
    Aviation Act of 1958, as amended (the "Act"), and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture.

         2.  The Indenture Trustee, in its
    individual and trust capacities, has duly authorized, executed and delivered the
    Indenture, the Collateral Agreement and the Participation Agreement. Assuming the other parties thereto are legally bound, each of the Indenture, the Collateral Agreement and the Participation Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) enforceable against the Indenture Trustee in its trust capacity (and, to the extent provided in each such document, in its individual capacity) in accordance with its terms, except as the provisions thereof may be limited by bank-ruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws generally affecting creditors' rights from time to time in effect.

         3.  The execution, delivery and
    performance by the Indenture Trustee of the Indenture, the Collateral Agreement and the Participation Agreement are not, or were not on the date of execution, in violation of the Articles of Association or By-laws of the Indenture Trustee or any law, governmental rule or regulation of the United States or the State of Georgia governing the banking or trust powers of the Indenture Trustee or, to our knowledge, any judgment, order, indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it or its properties may be bound.

         4.  Neither the execution and delivery
    by the Indenture Trustee, in its individual or trust capacity, as the case may be, of the Indenture, the Collateral Agreement and the Participation Agreement, nor the consummation by the Indenture Trustee, in its individual or trust capacity, as the case may be, of any of the transactions contemplated in any of those documents, requires or required on the date of execution thereof consent or approval of, giving of notice to, or registration with, or taking of any other action with respect to, any federal or state governmental authority or agency having jurisdiction over the Indenture Trustee.

         We express no opinion as to the correctness of the foregoing assumptions but we are not aware of any fact that causes us to believe that any such assumption is incorrect; however, we have conducted no independent investigation in this regard.

         We are members of the Bar of the State of Georgia and the opinions set forth herein are limited to the laws of the State of Georgia and, subject to the limitations set forth herein, the federal laws of the United States of America. With respect to the opinions set forth above in paragraph 2 as to the validity, binding effect and enforceability of the Indenture, the Collateral Agreement and the Participation Agreement, the governing law of which is expressly stated to be that of the State of New York, we have assumed with your permission that the Indenture, the Collateral Agreement and the Participation Agreement constitute legal, valid, binding and enforceable documents or instruments under the laws of the State of New York (as to which assumption we express no opinion). Further, without limiting the generality of the foregoing, we express no opinion with respect to (i) except as set forth in paragraph 1 of this opinion with respect to the citizenship of the Indenture Trustee, the Act and the regulations promulgated thereunder, the impact of the Act upon matters set forth in this opinion or any other aviation or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee; (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Trust
Indenture Act of 1939, as amended, or state securities or blue sky laws; (iii) title to any property, real or personal, or the priority or perfection of any liens or security interests; (iv) the authority or power of the Indenture Trustee to exercise any rights or remedies set forth in the Operative Agreements or to perform any duties or obligations on its part to be performed other than those that can be performed in the State of Georgia; or (v) ERISA.

         This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit, and no other person or entity shall be entitled to rely on this opinion without our express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without our express prior written consent. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

                      Very truly yours,

                      POWELL, GOLDSTEIN, FRAZER & MURPHY









                      SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801




                                             Exhibit O




   LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY

                                          Closing Date

To the Persons Listed
On Schedule A Attached Hereto

    Re:  Federal Express Corporation
         Pass Through Certificates
         Series 1994-A310-A1 and 1994-A310-A2

Ladies and Gentlemen:

         We are counsel for NationsBank of South
Carolina, National Association, a national banking association (herein referred to as the "Association"), acting as Pass Through Trustee (the "Pass Through
Trustee") with respect to the Pass Through Trust
Agreement, dated as of March 1, 1994 (the "Pass
Through Trust Agreement"), as supplemented by the Series Supplements dated the date hereof, designated as Series Supplement 1994-A310-A1, 1994-A310-A2 and
1994-A310-A3, respectively (the "Series Supplements").
We have advised the Association with respect to the Pass Through Trust Agreement, the Series Supplements and the Participation Agreements relating to the Pass
Through Trust Agreement and each designated Series
Supplement (the "Participation Agreements") among the parties listed therein. Further, we have advised the Pass Through Trustee with respect to the Pass Through
Certificates (the "Pass Through Certificates") issued on the date hereof. Further, we are counsel for NationsBank of Georgia, National Association, a national banking association, an affiliate of the Association, acting as Registrar, Paying Agent and
Authenticating Agent (the "Agent") with respect to the Pass Through Certificates pursuant to the Registrar,
Authenticating and Paying Agency Agreement dated as of the date hereof (the "Agency Agreement") among Federal
Express Corporation ("Federal Express"), the
Association and the Agent. The Association has requested that we deliver this opinion to you pursuant to the Participation Agreements and the Underwriting
Agreement among Federal Express and the Underwriters and we understand and agree that you may rely on the opinions expressed herein.

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth or referred to in the Participation Agreements, the Pass
Through Trust Agreement or the Series Supplements, as applicable.

         In rendering this opinion, we have reviewed the Pass Through Trust Agreement, the Series
Supplements and the Operative Agreements in existence on the date hereof and such other documents as we have deemed to be appropriate and relevant as a basis for the opinions hereinafter set forth, including, without limitation, certified copies of the By-Laws of the Association and a certificate of an officer of the Association as to certain matters, including the incumbency of the officer of the Association who, on behalf of the Pass Through Trustee executed the Participation Agreement, the Pass Through Trust
Agreement, the Series Supplements and the Pass Through
Certificates and certificates of the Comptroller of the Currency, Washington, D.C. dated _____ as to the Association's existence and authority to do business as a national banking association and to act in a fiduciary capacity. Additionally, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Pass Through Trust Agreement, the Series
Supplements, the Operative Agreements and upon the certificates above described, without further investigation.

         In all such examinations we have assumed the authenticity and completeness of all documents submitted to us as original documents and the conformity to original documents and completeness of all documents submitted to us as photostatic, facsimile, notarial or certified copies. Further, we have assumed (x) the due authorization, execution and delivery by each of the parties thereto, other than the Association and the Pass Through Trustee, of the Pass Through Trust Agreement, the Series Supplements and the Operative Agreements to which each is a party,
(y) that each such other party has the power, authority and legal right to execute, deliver and perform each such document and (z) that the Operative
Agreements constitute the legal, valid, binding and enforceable obligations of each such other party.
Based on the foregoing and subject to the assumptions and qualifications herein contained, it is our opinion that:

         1.  The Association is a national banking
association validly existing and holding a valid certificate to do business as a national banking association, with trust powers, is a Citizen of the United States as that term is defined in the Federal
Aviation Act of 1958, as amended, and, in its individual capacity (to the extent provided therein) or as Pass Through Trustee, has full corporate power and authority to execute, deliver and carry out the terms of the Participation Agreements, the Pass
Through Trust Agreement, the Series Supplements, the
Pass Through Certificates and the other Operative
Agreements to which it is a party.

         2.  The Association (in its individual
capacity, to the extent provided therein), or the Pass
Through Trustee, has duly authorized, executed and delivered the Participation Agreements, the Pass
Through Trust Agreement and the Series Supplements, and the Participation Agreements, the Pass Through
Trust Agreement and the Series Supplements constitute the legal, valid, binding and enforceable obligations of the Association (in its individual capacity, to the extent provided therein), or the Pass Through Trustee, enforceable against the Association (in its individual capacity, to the extent provided therein), or the Pass
Through Trustee, in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance or other similar laws affecting creditor's rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3.  The Pass Through Certificates have been
duly authorized and validly executed, issued, and delivered by the Pass Through Trustee and authenticated by the Pass Through Trustee, acting through the Agent, pursuant to the respective Pass
Through Trust Agreement, the Series Supplements and the Agency Agreement, and the Pass Through
Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the Pass Through Trust Agreement and the related
Series Supplements.

         4.  The authorization, execution, delivery
and performance by the Association (in its individual capacity, to the extent provided therein), or the Pass
Through Trustee, of the Participation Agreements, the
Pass Through Trust Agreement, the Series Supplements and the other Operative Agreements to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof, and the issuance of the Pass Through Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association or By-Laws of the Association, and do not and will not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any Lien upon any property or assets of the Pass through Trustee, under any indenture, mortgage or other agreement or instrument known to us to which the Pass
Through Trustee is a party or by which it or any of its property is bound, or any South Carolina or Federal law, rule or regulation governing the Association's banking or trust powers, or of any judgment, order or decree known to us to be applicable to the Association or the Pass Through Trustee, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Association or the Pass Through Trustee or its properties.

         5.  No authorization, approval, consent,
license or order of, giving of notice to, registration with, or taking of any other action in respect of, any Federal or state governmental authority or agency pursuant to any Federal or South Carolina law governing the banking or trust powers of the Association, is required for the authorization, execu-tion, delivery and performance by the Association (in its individual capacity to the extent provided therein), or the Pass Through Trustee, of the Participation Agreements, the Pass Through Trust
Agreement, the Series Supplements, the Pass Through
Certificates and the other Operative Agreements to which it is a party or the consummation of any of the transactions by the Association or the Pass Through
Trustee contemplated thereby or the issuance of the Pass Through Certificates under the Pass Through Trust
Agreement and the Series Supplements (except such as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation, and issuance do not conflict with or result in a breach of the provisions of any such law.

         6.  There are no proceedings pending, or to
the best of our knowledge, threatened, and to the best of our knowledge there is no existing basis for any such proceeding against or affecting the Association before any governmental authority which would, either in any one case or in the aggregate, if adversely determined, materially and adversely affect the Association's ability to perform its obligations under any of the Operative Agreements to which it is a party. To the best of our knowledge, the Association is not in default with respect to any order of any governmental authority which default would, either in any one case or in the aggregate, materially adversely affect the Association's ability to perform its obligations under any of the Operative Agreements to which it is a party.

         7.  There are no taxes, fees or other
governmental charges payable under the laws of the State of South Carolina or any political subdivision thereof in connection with the execution and delivery by the Association (in its individual capacity, to the extent provided therein) or the Pass Through Trustee, of the Participation Agreements, the Pass Through
Trust Agreement, the Series Supplements and the other
Operative Agreements to which it is a party or in connection with the execution, issuance and delivery of the Pass Through Certificates by the Pass Through
Trustee, pursuant to the Pass Through Trust Agreement and the Series Supplements.

         8.  None of the trusts created by the Pass
Through Trust Agreement and the Series Supplements, the Pass Through Trustee or the Association, or the Affiliates, successors or assigns of any such Person, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof (other than taxes imposed on the fees received by the Association for acting as Pass Through Trustee under the Pass Through
Trust Agreement and the Series Supplements).  Pass
Through Certificate holders who are not residents of or otherwise subject to tax in South Carolina will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass
Through Certificate. There are no applicable taxes under the laws of the State of South Carolina or any political subdivision thereof upon or with respect to
(a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements or Agreement to Lease Operative Agreements (as defined in the Agreement to Lease), (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof, (e) any or all of the Pass Through Trust Agreement, the Series
Supplements and the Operative Agreements, any or all of the Pass Through Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Pass Through
Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Pass Through Cer-tificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed
(either in its individual capacity or as Pass Through
Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series
Supplements and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of South Carolina.

         With respect to the opinions set forth in paragraphs 7 and 8 above, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled
"Certain South Carolina Taxes" in the Prospectus forming part of Registration Statement No. 33-51623, as amended (the "Registration Statement") for the registration of the Pass Through Certificates with the Securities and Exchange Commission. In addition, we have assumed that each Pass Through Trust (as defined in the Registration Statements) will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the
"Code"), and will not be classified as a corporation or as a Partnership (as defined in Section 7701 of the Code), and each Pass Through Trust does not otherwise engage in business in South Carolina. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.

         The opinions set forth herein are limited to federal laws of the United States of America and laws of South Carolina governing taxation and the banking and trust powers of the Association. With respect to the opinions set forth above in paragraph 2 as to the legality, validity, binding effect and enforceability of the Participation Agreements, the Pass Through
Trust Agreement and the Series Supplements, the governing law of which is expressly stated to be that of the State of New York, we have assumed with your permission that the Participation Agreements, the Pass
Through Trust Agreement, and the Series Supplements constitute legal, valid, binding and enforceable documents or instruments under the laws of the State of New York (as to which assumption we express no opinion) and those opinions are expressed as if the laws of South Carolina were to govern those documents or instruments. Further, without limiting the generality of the foregoing, we express no opinion as to (i) federal or state securities laws or blue sky laws and assume that the Pass Through Certificates have been registered, issued and sold in compliance with all applicable federal and state securities and blue sky laws and that the Pass Through Trust
Agreement and the Series Supplements have been duly qualified under the provisions of the Trust Indenture
Act of 1939, as amended; (ii) any laws, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee except as set forth in paragraph 1 above with respect to the citizenship of the Pass Through Trustee; (iii) the perfection or priority of security interests or;
ERISA.

         This opinion is being furnished only to the parties to which it is addressed and is solely for their benefit. No other Person shall be entitled to rely on this opinion without our express prior written consent. This opinion may not be used, circulated, quoted, published or otherwise referred to for any purpose without our express prior written consent.
Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.


                      Very truly yours,

                      POWELL, GOLDSTEIN, FRAZER & MURPHY








                      SCHEDULE A
Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale,
New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701









                                           Exhibit P-1




         Letterhead of Ray, Quinney & Nebeker

                                          Closing Date

To Each of the Persons
Listed on Schedule A
Attached Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         We have acted as special counsel to First
Security Bank of Utah, National Association, a
national banking association ("First Security"), in
connection with the Trust Agreement dated as of
September 1, 1993, as amended and restated as of March
1, 1994 (the "Trust Agreement"), between First
Security and LLG Aircraft Leasing, L.P., a Delaware
limited partnership (the "Owner Participant").   This
opinion is furnished pursuant to Section 4.01(k)(v) of the Participation Agreement, dated as of March 1, 1994, (the "Participation Agreement"), among Federal
Express Corporation, as Lessee, the Owner Participant,
First Security, not in its individual capacity except as specifically set forth therein but solely as Owner
Trustee (the "Owner Trustee") under the Trust
Agreement, NationsBank of Georgia, National
Association, as Indenture Trustee, NationsBank of
South Carolina, National Association, as Pass Through
Trustee, and Westdeutsche Landesbank Girozentrale, New
York Branch. Capitalized terms used herein and not otherwise defined are used as defined in or by reference in Schedule II to the Participation
Agreement.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the Operative Agreements (other than the Lease, the Lease
Supplement, the Trust Agreement Supplement covering the Aircraft and the Indenture and Security Agreement
Supplement (the "Commencement Documents") the forms of which we have examined). We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements (other than the Commencement Documents).

         Based upon the foregoing and upon an
examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1.  First Security is a national banking
    association organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United States as that term is defined in the Federal Aviation Act of 1958, as amended, (the "Act"), and each of First
    Security and the Owner Trustee, as the case may be, has full corporate power, authority and legal right to execute, deliver and perform each of the Operative Agreements to which it is or is to be a party (other than the Certificates) and to issue, execute, deliver and perform the Certificates.

         2.  Each of First Security and the Owner
    Trustee, as the case may be, has duly
    authorized, executed and delivered each
    Operative Agreement (other than any
    Commencement Document) to which it is a
    party; each such document constitutes a
    legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Operative Agreement, of First Security) enforceable against the Owner
    Trustee (and, to the extent set forth in the respective Operative Agreement, against First
    Security) in accordance with its terms; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner
    Participant enforceable against the Owner
    Participant in accordance with its terms.
    The Certificates have been duly issued,
    executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and constitute the legal, valid and binding obligations of the Owner
    Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

         3.  On November 15, 1993, the Owner
    Trustee received from Lufthansa such title to the Aircraft as Lufthansa conveyed to the Owner Trustee, subject to the rights of (a)
    Lufthansa under the Sales Agreement, (b) DA under the Modification Agreement and (c) the Owner Trustee and the Lessee under the Agreement to Lease; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against First Security not related to the ownership of the Lessor's
    Estate or the administration of the Lessor's
    Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.

         4.  All the properties which are part of
    the Trust Indenture Estate (but not including those properties which are not to be part of the Trust Indenture Estate until the Exchange
    Date) have been pledged and mortgaged with the Indenture Trustee as part of the Trust
    Indenture Estate, and the beneficial interest of the Owner Participant under the Trust
    Agreement in and to such properties is
    subject, to the extent provided in the
    Indenture and the Collateral Agreement, to the Lien of the Indenture in favor of the Holders of the Certificates.

         5.  To the extent the Uniform Commercial
    Code of the State of Utah (the "UCC") is applicable, except for the Indenture
    Trustee's taking of possession of all monies and securities (including instruments) constituting part of the Trust Indenture
    Estate, no action, including the filing or recording of any document, is necessary
    (i) to create under the UCC the security interest in the Trust Indenture Estate which the Indenture by its terms purports to create in favor of the Indenture Trustee as of the Closing Date (the "Security Interest"), and
    (ii) to perfect in the State of Utah the Security Interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Secretary of State of the State of Utah with respect to the Security Interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         6.  The Trust Agreement duly creates a
    legal and valid trust under Utah law, the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust
    Agreement creates for the benefit of the Owner Participant the interest in the Lessor's Estate which the Trust Agreement by its terms purports to create, subject, however, to the Trust Indenture Estate acting as security for the Certificates issued under the Indenture, for the use and benefit of the Holders from time to time thereof, as provided in the Indenture and the Collateral
    Agreement.

         7.  Neither the execution and delivery
    by the Owner Trustee or First Security, as the case may be, of the Operative Agreements, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the consummation of any of the transactions by the Owner Trustee or First Security, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of First Security.

         8.  Assuming that the trust created by
    the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner
    Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Operative Agreements or in connection with the making by the Owner
    Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates or the investment of Liquid
    Collateral (as defined in the Collateral
    Agreement) in Specified Investments (as
    defined in the Collateral Agreement), and neither the Owner Trustee, the Lessor's
    Estate nor the trustee created by the Trust
    Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's
    Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust
    Agreement.

         9.  The execution, delivery and
    performance by the Owner Trustee or First
    Security, as the case may be, of each of the Operative Agreements and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not in violation of the Articles of Association or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, or any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         10. There is no fee, tax or other
    governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust
    Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah, which would not have been imposed if First Security did not have its principal place of business and did not perform its obligations under the Operative
    Agreements in the State of Utah.

         11. Neither a Utah Court nor a Federal
    Court applying Utah law, if properly
    presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust
    Agreement, except in accordance with its terms or with the consent of the Indenture
    Trustee, so long as the Lien of the Indenture on the Trust Indenture Estate has not been released or payment of the principal of, and premium, if any, and interest on, the Certificates has not been made in full.
    Under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner
    Participant, holders of a Lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not an insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire valid claims and liens, as to the Lessor's Estate, only against the rights of such Owner Participant under the Trust
    Agreement or in the Lessor's Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Lessor's Estate.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A.  The foregoing opinions are limited to
the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security), or (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Utah of the Certificates and the other Operative Agreements expressed to be governed by the laws of the State of New York, we have assumed that the Certificates and such other Operative Agreements constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

         B.  The foregoing opinions regarding
enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C.  We have assumed the due authorization,
execution and delivery by each of the parties thereto, other than First Security and the Owner Trustee, of the Operative Agreements to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D.  The opinion set forth in paragraph 1
above concerning the citizenship of First Security is based upon facts contained in an affidavit of First
Security, made by its _____________, the facts set forth in which we have not independently verified.

         E.  We have assumed the due authentication
of the Certificates by the Indenture Trustee.

         F.  We have assumed that all signatures on
documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         G.  We do not purport to be experts in
respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee.

         H.  We have made no investigation of, and,
except as expressly provided in paragraph 3 above, we express no opinion concerning, the nature of the title to any part of the Lessor's Estate or the priority of any mortgage or security interest.

         I.  We have assumed that the Participation
Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         J.  The opinions expressed in paragraph 11
are subject to principles of equity.

         This opinion is rendered solely for your benefit and may not be furnished or quoted to or relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of David Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

         We rendered an opinion dated September 1, 1993 (the "Agreement to Lease Opinion"), a copy of which is attached hereto. We hereby consent and agree that the addressees hereto who were not addressees to the Agreement to Lease Opinion may rely on the Agreement to Lease Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Agreement to Lease
Opinion.

                               Very truly yours,








                      SCHEDULE A
Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

LC Bank

Westdeutsche Landesbank Girozentrale,
New York Branch
1211 Avenue of the Americas
New York, New York 10036-8701






                                           Exhibit P-2




         Letterhead of Ray, Quinney & Nebeker

                                     Commencement Date
                                     (Exchange Date)*

To Each of the Persons
Listed on Schedule A
Attached Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         We have acted as special counsel to First
Security Bank of Utah, National Association, a
national banking association ("First Security"), in
connection with the Trust Agreement dated as of
September 1, 1993, as amended and restated as of March
1, 1994 (the "Trust Agreement"), between First
Security and LLG Aircraft Leasing, L.P., a Delaware
limited partnership (the "Owner Participant").   This
opinion is furnished pursuant to Section 4.02(j)(iv) and Section 4.03(l)(v) of the Participation Agreement, dated as of March 1, 1994, (the "Participation
Agreement"), among Federal Express Corporation, as
Lessee, the Owner Participant, First Security, not in its individual capacity except as specifically set forth therein but solely as Owner Trustee (the "Owner
Trustee") under the Trust Agreement, NationsBank of
Georgia, National Association, as Indenture Trustee,
NationsBank of South Carolina, National Association, as Pass Through Trustee, and Westdeutsche Landesbank
Girozentrale, New York Branch. Capitalized terms used herein and not otherwise defined are used as defined in or by reference in Schedule II to the Participation
Agreement.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the Operative Agreements ((other than the Indenture and
Security Agreement Supplement, the form of which we



- ------------
   * If the Exchange Date does not occur on the Commencement Date, a separate opinion, dated the Exchange Date, shall be provided as to all matters below, except as specifically noted.



have examined))*. We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements.

         Based upon the foregoing and upon an
examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1.  First Security is a national banking
    association organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, is a Citizen of the United States as that term is defined in the Federal Aviation Act of 1958, as amended, (the "Act"), and each of First
    Security and the Owner Trustee, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Operative Agreements to which it is a party (other than the Certificates) and to issue, execute, deliver and perform the Certificates.

         2.  Each of First Security and the Owner
    Trustee, as the case may be, has duly
    authorized, executed and delivered each
    Operative Agreement ((other than the



- -----------
   * Insert in Commencement Date opinion only if Exchange Date does not occur on the Commencement Date.





    Indenture and Security Agreement
    Supplement))* to which it is a party; each such document constitutes a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective
    Operative Agreement, of First Security)
    enforceable against the Owner Trustee (and, to the extent set forth in the respective
    Operative Agreement, against First Security) in accordance with its terms; and the Trust
    Agreement, as supplemented by the Trust
    Agreement Supplement covering the Aircraft, constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust
    Agreement, and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with their terms and the terms of the Indenture.

         3.  On November 15, 1993, the Owner
    Trustee received from Lufthansa such title to the Aircraft as Lufthansa conveyed to the Owner Trustee, subject to the rights of (a)
    Lufthansa under the Sales Agreement, (b) DA under the Modification Agreement and (c) the Owner Trustee and the Lessee under the Agreement to Lease; and to our knowledge, there exist no Liens affecting the title of the Owner Trustee to the Lessor's Estate resulting from claims against First Security not related to the ownership of the Lessor's
    Estate or the administration of the Lessor's
    Estate or any other transaction pursuant to the Indenture or any document included in the Trust Indenture Estate.


- --------------
   * Insert in the Commencement Date opinion only if the Exchange Date does not occur on the Commencement Date.




         (4. All the properties which are part of the Trust Indenture Estate have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture and the Collateral
    Agreement, to the Lien of the Indenture in favor of the Holders of the Certificates.)*

         (5. To the extent the Uniform Commercial
    Code of the State of Utah (the "UCC") is applicable, except for the Indenture
    Trustee's taking of possession of all monies and securities (including instruments) constituting part of the Trust Indenture
    Estate, no action, including the filing or recording of any document, is necessary
    (i) to create under the UCC the security interest in the Trust Indenture Estate which the Indenture by its terms purports to create in favor of the Indenture Trustee on or prior to the Exchange Date (the "Security
    Interest"), and (ii) to perfect in the State of Utah the Security Interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Secretary of State of the State of Utah with respect to the Security Interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.)**


- -------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this paragraph need be provided in the Exchange
       Date opinion only.

   **  Insert if Exchange Date occurs on the
       Commencement Date. If the Exchange Date does not occur on the Commencement Date, this paragraph need be provided in the Exchange
       Date opinion only.





         6.  The Trust Agreement, as supplemented
    by the Trust Agreement Supplement covering the Aircraft, duly creates a legal and valid trust under Utah law, the trust created by the Trust Agreement, as so supplemented, has been duly created and exists for the benefit of the Owner Participant, and the Trust
    Agreement, as so supplemented, creates for the benefit of the Owner Participant the interest in the Lessor's Estate which the Trust Agreement, as so supplemented, by its terms purports to create, subject, however, to the Trust Indenture Estate acting as security for the Certificates issued under the Indenture, for the use and benefit of the Holders from time to time thereof, as provided in the Indenture and the Collateral
    Agreement.

         7.  Neither the execution and delivery
    by the Owner Trustee or First Security, as the case may be, of the Operative Agreements
    ((other than the Indenture and Security
    Agreement Supplement))*, nor the issuance, execution and delivery by the Owner Trustee of the Certificates nor the consummation of any of the transactions by the Owner Trustee or First Security, as the case may be, contemplated thereby, requires or required, as of the date of execution thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of First Security.

         8.  Assuming that the trust created by
    the Trust Agreement, as supplemented by the Trust Agreement Supplement covering the
    Aircraft, is treated as a grantor trust for federal income tax purposes within the contemplation of Sections 671 through 678 of the Internal Revenue Code of 1986, there are


- ------------
   * Insert in Commencement Date opinion only if the Exchange Date does not occur on the Commencement Date.



    no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner
    Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Indenture Trustee, the Lessee or the Owner Participant, as the case may be, of the Operative Agreements
    ((other than the Indenture and Security
    Agreement Supplement))* or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Lessor's Estate or in connection with the issuance and acquisition of the Certificates or the investment of Liquid Collateral (as defined in the Collateral Agreement) in Specified Investments (as defined in the Collateral Agreement), and neither the Owner
    Trustee, the Lessor's Estate nor the trustee created by the Trust Agreement, as so supplemented, will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Lessor's
    Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement, as so supplemented, pursuant to the laws of the State of Utah or the Owner
    Trustee's performance of its duties under the Trust Agreement, as so supplemented.

         9.  The execution, delivery and
    performance by the Owner Trustee or First
    Security, as the case may be, of each of the Operative Agreements ((other than the
    Indenture and Security Agreement


- ------------
   * Insert in Commencement Date opinion only if the Exchange Date does not occur on the Commencement Date.




    Supplement))* and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee are not or were not, on the date of execution thereof, in violation of the Articles of Association or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, or any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         10. There is no fee, tax or other
    governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates or the beneficial interests in the Lessor's Estate, by reason of the creation of the trust under the Trust
    Agreement, as supplemented by the Trust
    Agreement Supplement covering the Aircraft, pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement, as so supplemented, within the State of Utah, which would not have been imposed if First Security did not have its principal place of business and did not perform its obligations under the Operative Agreements in the State of Utah.

         11. Neither a Utah Court nor a Federal
    Court applying Utah law, if properly
    presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust
    Agreement, as supplemented by the Trust
    Agreement Supplement covering the Aircraft,


- ------------
   * Insert in Commencement Date opinion only if the Exchange Date does not occur on the Commencement Date.



    except in accordance with its terms or with the consent of the Indenture Trustee, so long as the Lien of the Indenture on the Trust
    Indenture Estate has not been released or payment of the principal of, and premium, if any, and interest on, the Certificates has not been made in full. Under the laws of the State of Utah, so long as the Trust
    Agreement, as so supplemented, has not been terminated in accordance with its terms or with the consent of the Indenture Trustee, creditors of any person that is an Owner
    Participant, holders of a Lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not an insolvency proceeding has been commenced) (collectively, the "Creditors") may acquire valid claims and liens, as to the Lessor's Estate, only against the rights of such Owner Participant under the Trust
    Agreement, as so supplemented, or in the Lessor's Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater rights than such Owner Participant with respect to the Trust
    Agreement, as so supplemented, or the
    Lessor's Estate.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A.  The foregoing opinions are limited to
the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security), or (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Utah of the Certificates and the other Operative Agreements expressed to be governed by the laws of the State of New York, we have assumed that the Certificates and such other Operative Agreements constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

         B.  The foregoing opinions regarding
enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C.  We have assumed the due authorization,
execution and delivery by each of the parties thereto, other than First Security and the Owner Trustee, of the Operative Agreements to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D.  The opinion set forth in paragraph 1
above concerning the citizenship of First Security is based upon facts contained in an affidavit of First
Security, made by its ____________, the facts set forth in which we have not independently verified.

         E.  We have assumed the due authentication
of the Certificates by the Indenture Trustee.

         F.  We have assumed that all signatures on
documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         G.  We do not purport to be experts in
respect of, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee.

         H.  We have made no investigation of, and,
except as expressly provided in paragraph 3 above, we express no opinion concerning, the nature of the title to any part of the Lessor's Estate or the priority of any mortgage or security interest.

         I.  We have assumed that the Participation
Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         J.  The opinions expressed in paragraph 11
are subject to principles of equity.

         This opinion is rendered solely for your benefit and may not be furnished or quoted to or relied upon by any other person or entity for any purpose without our prior written consent, except that the law firm of David Polk & Wardwell may rely on this opinion in connection with the rendering of its opinion dated the date hereof in connection with the financing described herein.

                               Very truly yours,






                      SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801




                                           Exhibit Q-1




         Letterhead of Davis Polk & Wardwell

                                          Closing Date

To Each of the Parties
Named on Schedule A Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         We have acted as special counsel for Federal
Express Corporation, a Delaware corporation ("Federal
Express"), in connection with the transaction
contemplated by the Participation Agreement (Federal
Express Corporation Trust ______), dated as of March
1, 1994, (the "Participation Agreement"), among
Federal Express, as Lessee, LLG Aircraft Leasing,
L.P., as Owner Participant,   First Security Bank of
Utah, National Association, as Owner Trustee,
NationsBank of Georgia, National Association, as
Indenture Trustee, NationsBank of South Carolina, as
Pass Through Trustee, and Westdeutsche Landesbank
Girozentrale, New York Branch, as LC Bank. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in
Schedule II to the Participation Agreement.
References herein to "Commencement Documents" are to the Lease, any Lease Supplement, the Trust Agreement
Supplement covering the Aircraft, any Indenture and Security Agreement Supplement and any other Operative
Agreement not required to be executed on or prior to the Closing Date. References herein to the "Pre-
Funding Documents" are to the Collateral Agreement, the Demand Notes and the Letter of Credit. This opinion is being delivered pursuant to Section
4.01(k)(vii) of the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing of the Owner Trustee's payment of the Purchase Price, Modification Cost,
Parts Cost and related expenses with respect to the Aircraft using the proceeds from the public offering of Pass Through Certificates. Three Series of Pass
Through Certificates will be issued by separate Pass
Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular maturity that will be issued under the Indenture.

         In connection with the opinions expressed below, we have examined the Participation Agreement, the Original Trust Agreement, the form of Trust
Agreement Supplement, the form of Lease and Lease
Supplement, the Indenture, the form of Indenture and Security Agreement Supplement, the Collateral
Agreement, the Sales Agreement, the Agreement to
Lease, the Modification Agreement, the Parts and
Services Agreement, the Certificates, the Pass Through
Certificates, the Pass Through Agreement and each
Series Supplement. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or oral statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1.  The execution, delivery and performance
    by the Owner Trustee, in its individual or trust capacity, as the case may be, of the Operative
    Agreements (other than the Certificates, the Commencement Documents, the Sales Agreement and the Pre-Funding Documents) to which it is a party, and the issuance, execution, delivery and performance of the Certificates by the Owner
    Trustee in its trust capacity do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner
    Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 1 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery, performance of the taking of any other action, the conduct of any other business or the exercise of any other powers by First Security Bank of Utah, National Association in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Operative Agreements.

         2.  The execution, delivery and performance
    of the Participation Agreement, the Pass Through
    Agreement and each Series Supplement by the Pass
    Through Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Pass
    Through Certificates by the Pass Through Trustee in its trust capacity do not contravene any laws and governmental rules and regulations of the State of New York that may be applicable to the Pass Through Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 2 is rendered without regard to the effect, if any, on such issuance
    (in the case of the Pass Through Certificates), execution, delivery or performance of the taking of any other action, the conduct of any other business or the exercise of any other powers by NationsBank of South Carolina, National
    Association, in its individual or in a trust capacity in the State of New York not related to the transactions contemplated by the Operative
    Agreements.

         3.  (a) Each of the Pass Through Agreement,
    the Series Supplements and the other Operative
    Agreements to which Federal Express is or is to be a party has been duly authorized by Federal
    Express.  Each of the Pass Through Agreement, the
    Series Supplements and the other Operative
    Agreements (other than the Commencement
    Documents) to which Federal Express is a party has been duly executed and delivered by Federal
    Express.

         (b) The execution, delivery and performance of each of the Pass Through Agreement, the Series
    Supplements and the other Operative Agreements to which Federal Express is or is to be a party do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal
    Express.  The opinion set forth in this paragraph
    3(b) is rendered without regard to the taking of any other action or the conduct of any other business by Federal Express in the State of New
    York not related to the transactions contemplated by the Operative Agreements.

         4.  Assuming (i) the due authorization,
    execution and delivery of the Pass Through
    Agreement, each Series Supplement and each other
    Operative Agreement by each of the parties to each such document (other than Federal Express),
    (ii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under the Indenture in accordance with the terms of the Indenture, (iii) the due authorization, execution, issuance, delivery and authentication by the Pass Through
    Trustee of the Pass Through Certificates to be issued under the Pass Through Agreement and the Series Supplement relating to such Pass Through
    Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series Supplement, and (iv) that the form of each such document is in compliance with all applicable laws and governmental rules and regulations (other than Federal laws and the laws of the State of New York) then: (A) each such document (other than the Commencement Documents, the Sales Agreement and the Pre-Funding
    Documents) constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create as of the Closing Date, except that no opinion is given with respect to perfection of such security interest on the date hereof; (C) the Certificates, when issued to and acquired by the Pass Through Trustee, will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and will be entitled to the benefits of the Indenture, including the benefit of the security interest created thereby, except that no opinion is given with respect to the perfection of such security interest on the date hereof; (D) the Pass Through Certificates, when issued to and acquired by the Underwriters in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Pass Through
    Trustee enforceable against the Pass Through
    Trustee in accordance with their terms and will be entitled to the benefits of the Pass Through
    Agreement and the Series Supplement relating thereto; and (E) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust
    Indenture Estate is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders.

         5.  Federal Express's participation in the
    transactions contemplated by the Operative
    Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange
    Act of 1934.

         6.  It is not necessary, in connection with
    the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust
    Agreement under the Trust Indenture Act of 1939, as amended.

         7. On the Commencement Date, the provisions of Section 1110 of the United States Bankruptcy
    Code will be applicable to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. Upon assignment of the Lease as provided for in the Indenture upon the Exchange Date, the aforesaid rights under Section
    1110 will have been assigned to the Indenture
    Trustee pursuant to the Indenture as part of the collateral for the Certificates.

         The foregoing opinions are subject to the following qualifications:

         (a) For purposes of the matters stated in paragraph 3(a) above and as to matters of Tennessee law, we have relied on the opinion dated the date hereof of Kenneth R. Masterson, Senior Vice President and General Counsel of the Lessee. Such Opinion is satisfactory to to us in form and scope and we believe that you and we are justified in relying thereon.

         (b) For the purposes of the opinion provided in paragraph 7 above, (i) we have assumed that there will be no change in any applicable law on or prior to the Commencement Date or Exchange
    Date as of which such opinion speaks; (ii) we have assumed that there will be no amendments or modifications to the forms of the Lease or Lease
    Supplement (other than the insertion of
    information as provided for; and (iii) as to matters of fact relevant to such opinion we have relied without independent investigation on the conclusions relating to the Aircraft expressed in the appraisal as of the date hereof by BK
    Associates, Inc.

         (c)  We are qualified to practice law in the
    State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the laws of the United
    States and the General Corporation Law of the State of Delaware.

         (d)  The opinion as to enforceability
    contained in paragraph 4 above is subject, as to enforceability of rights and remedies, to
    (i) applicable bankruptcy, insolvency,
    reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) recognized equitable principles which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (e)  This opinion is rendered solely to you
    at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, other than your successors and permitted assigns, without our prior written consent.

         (f)  We rendered an opinion dated September
    1, 1993 (the "Agreement to Lease Opinion"), a copy of which is attached hereto. We hereby consent and agree that the addressees hereto who were not addressees to the Agreement to Lease
    Opinion may rely on the Agreement to Lease
    Opinion as fully and with the same force and effect as if such addressees were originally named therein on the date of the Agreement to Lease Opinion.

                               Very truly yours,









                      SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Pass Through Trustee

NationsBank of South Carolina, National Association
1301 Gervis Street
Fourth Floor
Columbia, South Carolina  29201
Attention:  Corporate Trust Administration

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801

Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004





                                           Exhibit Q-2




         Letterhead of Davis Polk & Wardwell

                                     Commencement Date
                                     (Exchange Date)*

To Each of the Parties
Named on Schedule A Hereto

    Re:  Federal Express Corporation Trust

Ladies and Gentlemen:

         We have acted as special counsel for Federal
Express Corporation, a Delaware corporation ("Federal
Express"), in connection with the transaction
contemplated by the Participation Agreement (Federal
Express Corporation Trust ______), dated as of March
1, 1994 (the "Participation Agreement"), among Federal
Express, as Lessee, LLG Aircraft Leasing, L.P., as
Owner Participant,   First Security Bank of Utah,
National Association, as Owner Trustee, NationsBank of
Georgia, National Association, as Indenture Trustee,
NationsBank of South Carolina, as Pass Through
Trustee, and Westdeutsche Landesbank Girozentrale, New
York Branch. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in Schedule II to the Participation
Agreement. This opinion is being delivered pursuant to Section 4.02(j)(v) and Section 4.03(l)(vi) of the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing of the Owner Trustee's payment of the Purchase Price, Modification Cost,
Parts Cost and related expenses with respect to the Aircraft using the proceeds from the public offering of Pass Through Certificates. Two Series of Pass
Through Certificates have been issued by separate Pass
Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular maturity issued under the Indenture.


- ------------
   * If the Exchange Date does not occur on the Commencement Date a separate opinion, dated the Exchange Date, shall be provided as to all matters below, except as otherwise specified.




         In connection with the opinions expressed below, we have examined the Participation Agreement, the Original Trust Agreement, the Trust Agreement
Supplement covering the Aircraft, the Lease and Lease
Supplement, the Indenture, the (form of)* Indenture and Security Agreement Supplement, the Collateral
Agreement, the Sales Agreement, the Agreement to
Lease, the Modification Agreement, the Parts and
Services Agreement, the Certificates, the Pass Through
Certificates, the Pass Through Agreement and each
Series Supplement. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or oral statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the Federal
    Aviation Administration (the "FAA") pursuant to
    Section 503(a) of the Federal Aviation Act of
    1958, as amended the "Act"), no filing or recording of any document or other action was or


- ------------
   * Insert in Commencement Date opinion only if Exchange Date does not occur on the Commencement Date.




    is necessary in order to establish the Owner
    Trustee's title thereto and interest therein as against Federal Express and any third parties.

         (2. The Lease creates a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Act being subject to the due and timely filing for recording of (A) the Lease(, with the Indenture
    (as supplemented by the Indenture and Security
    Agreement Supplement) attached as an exhibit, (B) the Indenture)* and ((B)/(C)) the Trust
    Agreement as supplemented by the Trust Agreement
    Supplement covering the Aircraft.)*

         (3. The execution, delivery and performance by the Owner Trustee, in its individual or trust capacity, as the case may be, of the Operative
    Agreements (other than the Certificates, the Sales Agreement and the Collateral Agreement) to which it is a party, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not, or did not as of the date of execution thereof, violate, and fully comply, or did fully comply as of the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 3 is rendered without regard to the effect, if any, on such issuance
    (in the case of the Certificates), execution, delivery, performance of the taking of any other action, the conduct of any other business or the exercise of any other powers by First Security
    Bank of Utah, National Association in its individual or in a trust capacity in the State of



- ------------
   *   This paragraph shall be provided in the
       Commencement Date and Exchange Date opinions, except that, if the Exchange Date does not occur on the Commencement Date, the bracketed language within this paragraph may be omitted from the Commencement Date opinion.




    New York not related to the transactions contemplated by the Operative Agreements.)*

         (4. (a) Each of the Operative Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal
    Express.

         (b) The execution, delivery and performance of each of the Operative Agreements to which Federal Express is a party do not, or did not on the date of execution thereof, violate, and fully comply, or did fully comply on the date of execution thereof, with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal
    Express.  The opinion set forth in this paragraph
    4(b) is rendered without regard to the taking of any other action or the conduct of any other business by Federal Express in the State of New
    York not related to the transactions contemplated by the Operative Agreements.)**

         (5. Assuming (i) the due authorization, execution and delivery of the Operative
    Agreements by each of the parties to each such document (other than Federal Express), (ii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates issued under the Indenture in accordance with the terms of the Indenture, (iii) the due authorization, execution, issuance, delivery and authentication by the Pass Through Trustee of the Pass Through Certificates issued under the Pass
    Through Agreement and the Series Supplement


- ------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this paragraph need be provided in the Exchange
       Date opinion only.

   ** Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this paragraph need be provided in the Commencement Date opinion only.




    relating to such Pass Through Certificates, in each case in accordance with the terms of the Pass Through Agreement and such Series
    Supplement, and (iv) that the form of each such document is in compliance with all applicable laws and governmental rules and regulations
    (other than Federal laws and the laws of the State of New York) then: (A) each such document
    (other than the Collateral Agreement, the Demand
    Notes and the Letter of Credit (the "Pre-Funding
    Documents") and the Sales Agreement) constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture, as supplemented by the Indenture and Security
    Agreement Supplement, creates, for the benefit of the Holders, the security interest in the Trust
    Indenture Estate that it purports to create as of the Exchange Date; (C) the Certificates are legal, valid and binding obligations of the Owner
    Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and are entitled to the benefits of the Indenture, including the benefit of the security interest created thereby as of the Exchange Date;
    and (D) the beneficial interest of the Owner
    Participant under the Trust Agreement, as supplemented by the Trust Agreement Supplement covering the Aircraft, in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, as supplemented by the Indenture and Security
    Agreement Supplement, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 5 are subject to the due recording with the FAA of the Indenture, the Indenture and Security Agreement Supplement and the Trust Agreement Supplement covering the Aircraft.)*

         (6. All the properties which are part of the Trust Indenture Estate as of the Exchange Date
    (including all right, title and interest of the


- --------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this paragraph need be provided in the Exchange
       Date opinion only.




    Owner Trustee pledged and mortgaged by it pursuant to the Indenture, as supplemented by the Indenture and Security Agreement Supplement, in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject
    (a) to the due recording or filing of those documents referred to in paragraph 2 above and the financing statements referred to in Section
    4.03(f) of the Participation Agreement and (b) at the time of the recording of the Indenture and Security Agreement Supplement covering the
    Aircraft, to the absence of any mortgages, liens, security interests, charges or other encumbrances in or upon the property covered by the Indenture and Security Agreement Supplement).)*

         (7. The Indenture creates, as security for all of the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due and timely filing for recording in accordance with the Act of the documents referred to in paragraph 2 above. We express no opinion pursuant to this paragraph with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (5) and (6) of Section 101 of the Aviation Act.)*

         8.  Federal Express's participation in the
    transactions contemplated by the Operative
    Agreements does not and will not constitute a violation of Section 7 of the Securities Exchange
    Act of 1934.

         (9. The provisions of Section 1110 of the United States Bankruptcy Code are applicable to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease(, and the Lease, including the aforesaid rights under
    Section 1110, have been assigned to the Indenture
    Trustee pursuant to the Indenture as part of the collateral for the Certificates).)*

         The foregoing opinions are subject to the following qualifications:

         (a) For purposes of the matters stated in paragraph 4(a) above and as to matters of Tennessee law, we have relied on the opinion dated the date hereof of Kenneth R. Masterson, Senior Vice President and General Counsel of of the Lessee. Such opinion is satisfactory to us in form and scope and we believe that you and we are justified in relying thereon.

         (b)  As to matters of fact relevant to the
    opinion in paragraph (9) above, we have relied without independent investigation on the conclusions relating to the Aircraft expressed in the appraisal as of March __, 1994 by BK
    Associates, Inc.

         (c)  We are qualified to practice law in the
    State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the laws of the United
    States and the General Corporation Law of the State of Delaware.

         (d)  The opinion as to enforceability
    contained in paragraph 5 above is subject, as to enforceability of rights and remedies, to
    (i) applicable bankruptcy, insolvency,
    reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) recognized equitable principles which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical



- ------------
   *   This paragraph shall be provided in the
       Commencement Date and Exchange Date opinions, except that, if the Exchange Date does not occur on the Commencement Date, the bracketed language within this paragraph may be omitted from the Commencement Date opinion.



    realization of the benefits of the security intended to be provided thereby.

         (e)  This opinion is rendered solely to you
    at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person, other than your successors and permitted assigns, without our prior written consent.

                               Very truly yours,











                      SCHEDULE A


Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801




                                             Exhibit R




                                        (Closing Date)




TO EACH OF THE PARTIES
   LISTED ON SCHEDULE A
   ATTACHED HERETO.

         Re: Letters of Credit Nos. (LIST ALL 13) collectively, the "Letters of Credit")

Ladies and Gentlemen:

    We, the undersigned, are members of the Central
Legal Department of Westdeutsche Landesbank
Girozentrale ("WestLB") and have advised WestLB and its New York Branch (the "Branch") in connection with the Letters of Credit referenced above, each dated as of the date of this opinion. Capitalized terms herein which are undefined have the meanings assigned to them in the Letters of Credit.

         In connection with the opinions hereinafter given, we have examined a copy of (a) the Letters of Credit, (b) each Participation Agreement (as defined in each of the Letters of Credit, collectively, the "Participation Agreements" and (c) each Indemnification
Agreement (as defined in each of the Participation
Agreements, together with the Letters of Credit and Participation Agreements, the "Agreements"), and such other certificates, documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below.

         In such examination, we have assumed the genuiness of all signatures, the authenticity of all agreements, certificates, instruments and documents submitted to us as originals, and the conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies.
As to questions of fact material to the opinions expressed below, we have, when relevant facts were not independently established by us, examined and relied upon representations of officers of WestLB.

         Based upon the foregoing examination and assumptions, and subject to the qualifications set forth below, we are of the opinion that:

    1) WestLB is duly organized and validly existing as a German public law banking institution under the law of the State of North Rhine-
         Westphalia and has full power and authority
         (corporate and otherwise) to execute, deliver and perform each of the Agreements.

    2)   Any two of Sharon M. Maharg, Carmen Rances,
         Donald F. Wolf, August Kumbier and Horst
         Fuellenkemper, if acting jointly for and on behalf of the Branch, are duly authorized by WestLB to execute and deliver the Agreements for and on behalf of the Branch. Assuming the Agreements have been duly executed and delivered for and on behalf of the Branch by any two of such aforementioned persons acting jointly, no further authorization by or any corporate action of WestLB (including the Branch) is required in connection with the execution, delivery and performance of the Agreements.

    3) (i) The governing law clause of each Letter of Credit, subjecting such Letter of Credit to the Uniform Customs and Practice for Documentary Credits (revision effective
         January 1, 1994) International Chamber of
         Commerce Publication No. 500, and, as to matters not covered therein, to New York law, is valid under German law. The governing law clause of each other Agreement subjecting such Agreement to New York law, is valid under German law.

         (ii)  Under German law, New York law will be
         applied to an agreement such as the
         Agreements, which under German law has been validly subjected to New York law, except to the extent that (a) any of the terms of such agreement or any of the provisions of New
         York law applicable to such agreement are obviously irreconcilable with important principles of German law, (b) there are mandatory provisions of German law which must be applied to the transaction covered by such agreement irrespective of the law which governs such agreement or (c) all elements of the transaction covered by such agreement, other than the choice of law, are connected with only one country at the time of the choice of law and there are mandatory provisions of the law of such country applicable to such transaction.

         (iii)  (a) None of the terms of the
         Agreements is irreconcilable with important principles of German law, (b) there are no mandatory provisions of German law which must be applied to the transactions covered by the Agreements irrespective of the law which governs the Agreements and (c) the transactions covered by the Agreements were not connected with only one country at the time the choice of law was made.

         (iv)  Each Agreement is enforceable against
         WestLB in accordance with its terms and, subject to the opinion contained in paragraph
         (3)(i) through (iii), the applicable
         provisions of the chosen law of New York.

    4) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental, administrative or other authority or court of Germany or of the State of North Rhine-Westphalia is required for the execution or delivery of any Agreement by WestLB through the Branch or for the performance by WestLB or by the Branch of any Agreement.

    5) The execution, delivery and performance of the Agreements by WestLB or the Branch will not result in any violation by WestLB or by the Branch of any law of Germany or the State of North Rhine-Westphalia.

    6)   The contractual obligations incurred by
         virtue of the execution and delivery of the Agreements for and on behalf of the Branch are the obligations of WestLB, and WestLB has no defenses against the performance of such obligations which are based on the fact that WestLB had acted through the Branch in executing and delivering the Agreements.

    7) Any final and conclusive judgment of a court of the State of New York, New York County, or of the United States District Court for the Souther District of New York for a definite sum for the recovery of the amounts due and unpaid under the Agreements will be held enforceable against WestLB in the appropriate courts of Germany without re-examination or re-litigation of the matters adjudicated, except that such judgment is not so enforceable if any of the reasons for excluding enforceability set forth in Section
         328(1) of the German Code of Civil Procedure is present, in particular (i) under the law of Germany said New York or federal court does not have jurisdiction, (ii) WestLB has not been served with process in a proper and timely fashion and therefore WestLB has not been able to defend itself against the claim in the court, (iii) the judgment conflicts with a prior judgment of a court of Germany or a prior judgment of a foreign court that is to be recognized in Germany, or the litigation resulting in the judgment to be enforced conflicts with litigation previously commenced in Germany, (iv) recognition of the judgment would be contrary to basic principles of the law of Germany, in particular but not limited to the constitutional human rights, or (v) reciprocity is not insured.

         With respect to the condition set forth in clause (v), reciprocity exists today with respect to the recognition of final and conclusive judgments of the courts of Germany by the relevant courts of the State of New
         York or the United States of America located within the County of New York, State of New
         York, as the case may be.

         The foregoing opinions are subject to the following qualifications:

    (i) The opinion in paragraph (3)(iv) is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting creditors' rights generally, as the same may be applied in the event of a bankruptcy, insolvency, reorganization, liquidation or similar situation involving WestLB.

    (ii)     In giving the opinions in paragraphs
             (3)(iv) and (6), we have assumed, with
             your consent, that the Agreements are
             legal, valid, binding and enforceable
             under New York law, all as set forth
             more fully in the opinion dated the date of this opinion of Milbank, Tweed, Hadley & McCloy, issued in connection with the Agreements.

    (iii)    No opinion is expressed with respect to
             the law of any jurisdiction other than
             the law of Germany and the State of
             North Rhine-Westphalia.

    (iv)     With respect to the condition set forth
             in clause 7(v) above, in giving the
             opinion that such reciprocity today
             exists, we have, with your approval,
             relied upon the opinion, dated the date
             of this opinion, of Milbank, Tweed,
             Hadley & McCloy, issued in connection
             with the Agreements.

                  Very truly yours,



________________________     ________________________
Peter Foller                 Dr. Klaus Poggemann
Legal Counsel                Legal Counsel






                      SCHEDULE A



NationsBank of Georgia, National Association, as Indenture Trustee



NationsBank of South Carolina, National Association, as Pass Through Trustee



Goldman, Sachs & Co.



Merrill Lynch, Pierce, Fenner & Smith Incorporated



Federal Express Corporation, as Lessee



Moody's Investors Service, Inc.



Standard & Poor's Corporation










                               Draft of March 16, 1994




                                             Exhibit S

 (Form of Opinion of Special Counsel to the LC Bank)




                                        (CLOSING DATE)


TO EACH OF THE PARTIES
  LISTED ON SCHEDULE A
  ATTACHED HERETO

Ladies and Gentlemen:

         We have acted as special New York counsel to Westdeutsche Landesbank Girozentrale ("WestLB"), New York
Branch (the "Branch"), in connection with the transactions contemplated by the Participation
Agreement (Federal Express Corporation Trust ______) dated as of March 1, 1994 (the "Participation
Agreement") among Federal Express Corporation, LLG
Aircraft Leasing, L.P., NationsBank of South Carolina,
National Association, First Security Bank of Utah,
National Association, NationsBank of Georgia, National
Association and WestLB. This opinion is delivered to you pursuant to Section 4.01(k) of the Participation
Agreement. For convenience of reference, all capitalized terms used herein and not otherwise defined herein have the meanings attributed thereto in the Participation Agreement.

         In acting as special New York counsel to WestLB, we participated in the drafting and negotiation of the Letter of Credit, in the negotiation of the Participation Agreement and the Indemnification Agreement and assisted in the execution and delivery of the Letter of Credit, the Participation Agreement and the Indemnification
Agreement and the related documents and instruments.

         In connection with the opinions hereinafter given, we have examined forms of the Letter of Credit, the Participation Agreement and the Indemnification
Agreement, as well as executed originals, or copies certified to our satisfaction, of certificates and other statements of public officials, or officers and representatives of WestLB and of other persons, and such agreements, instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon the documents we have examined or upon certificates of the Branch of its officers or of public officials or other persons. In our examination of the documents referred to above we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and (except with respect to the Branch in the case of the Letter of Credit, the Participation Agreement and the Indemnification
Agreement) the due execution and delivery of each such document by the parties thereto and, in the case of the Participation Agreement and the Indemnfication Agreement, that each such document is the legal, valid and binding obligation of each party thereto other than the Branch.

         Based on the foregoing and on review of such other matters as we consider necessary or appropriate for purposes of this opinion, and having regard to legal considerations we deem relevant and subject to the comments and qualifications set forth below, we are of the opinion that:

         1.  WestLB is licensed by the
    Superintendent of Banks of the State of New York
    (the "Superintendent") to maintain a branch at 1211 Avenue of the Americas, New York, New York, in accordance with the provisions of Article V of the Banking Law of the State of New York (the
    "Banking Law"), and the Branch has the full power, authority and legal right under the laws of the State of New York to execute, deliver and perform the Participation Agreement and the Indemnification Agreement and to issue and perform the Letter of Credit.

         2.  The Letter of Credit has been duly
    authorized by all necessary corporate action on the part of the Branch, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any United States Federal banking law or regulation applicable to it.

         3.  The Letter of Credit has been duly
    executed and delivered by the Branch, and constitutes the legal, valid and binding obligation of WestLB, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws and equitable principals of general application to or affecting the enforcement of creditors' rights generally from time to time in effect, as the same may be applied in the event of a bankruptcy, insolvency, reorganization, liquidation or similar situation involving
    WestLB.

         4. If any judgment against WestLB or the Branch which is final, conclusive, enforceable in, and rendered by a court of a competent jurisdiction in the Federal Republic of Germany (a "German
    Judgment"), in respect of any suit, action or proceeding against WestLB for the enforcement of the Letter of Credit, such German Judgment would be recognized and enforced by the courts of the State of New York and the United States of
    America located within the County of New York, State of New York to the extent and in the manner set forth in, and except as limited by, Article
    53 of the Civil Practice Law and Rules of the State of New York or similar common law principles.

         The foregoing opinions are subject to the following qualifications:

         (i) We express no opinion herein as to the availability of equitable remedies, including specific performance and injunctive relief, against WestLB in an action to enforce the Participation Agreement or the Letter of Credit;

        (ii) In connection with the matters stated in paragraph 3, we call your attention to Wysko
    Investment Co. v. Great American Bank, 131 Bankr.
    146 (D. Ariz. 1991), which holds that a
    bankruptcy court may enjoin payment under a letter of credit pursuant to Section 105 of the U.S. Bankruptcy Code, 11 U.S.C. section105, in unusual circumstances. Id. at 147. In that case, the unusual circumstance was a bankruptcy court finding that the injunction was necessary for the reorganization. Id. at 148. In re Delaware
    River Stevedores, Inc., 129 Bankr. 28 (Bkrtcy. E.D.
    Pa. 1991), also suggests that "an injunction prohibiting payment on a L/C could conceivably be appropriate" if certain factors relating to issuing Section 105(a) injunctions "generally weighed in the debtor's favor". Id. at 42, citing In re Guy C. Long, Inc., 74 Bankr. 939
    (Bkrtcy. E.D. Pa. 1987). To the extent that the rationale of Wysko Investment Co. or Delaware
    River Stevedores would support the issuance of a permanent injunction against payment under the Letter of Credit, we are of the opinion that those cases do not reflect a correct statement of the law and are not controlling precedent in any court exercising bankruptcy jurisdiction outside of Arizona or the Eastern District of Pennsylvania, as the case may be. No opinion is expressed on whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or other interim relief in order to preserve the status quo concerning the Letter of Credit pending a review of the merits of any request to enjoin payment under the Letter of Credit; and

         (iii) We express no opinion as to Section
    16.08 of the Participation Agreement.

         We are members of the Bar of the State of New
York and we do not herein intend to express any opinion as to matters governed by any laws other than the Federal law of the United States of America and the law of the State of New York. We are not licensed to practice or advise on the law of the Federal
Republic of Germany and we do not herein intend to express any opinion as to the law of the Federal
Republic of Germany.

         Insofar as (i) the full power, authority and legal right of the Branch, (ii) the taking of all necessary corporate action on the part of the Branch and (iii) the obligation of WestLB for the obligations of the Branch are dependent upon the law of the Federal Republic of Germany, we have relied, with your permission and without independent investigation, exclusively on the accompanying opinion of Messrs. Peter Foller and Klaus
Neuper, members of the Central Legal Department of WestLB, and with respect to such matters this opinion is subject to the same assumptions, qualifications and limitations as are therein set forth as if set forth herein.

         This opinion is furnished to you in
connection with the transactions contemplated by the Participation Agreement and may not be published or otherwise communicated by you to any other party and referred to or relied upon for any other purpose without our specific prior written approval in each instances.

                           Very truly yours,











                      Schedule A


NationsBank of Georgia, National Association,
  As Indenture Trustee

NationsBank of South Carolina, National Association,
  As Pass Through Trustee

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Federal Express Corporation,
  As Lessee

Moody's Investors Service, Inc.

Standard & Poor's Corporation




                                             Exhibit T




       Daugherty, Fowler & Peregrin Letterhead

                                     Commencement Date
                                     (Exchange Date)*

To the Parties Named on
  Schedule A attached hereto

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to
Section 4.02(j)(iii) of the Participation Agreement
(Federal Express Corporation Trust ______), dated as of March 1, 1994 (the "Participation Agreement") among
Federal Express Corporation, as Lessee (the "Lessee"),
LLG Aircraft Leasing, L.P., as Owner Participant (the
"Owner Participant"), First Security Bank of Utah,
National Association, as Owner Trustee (the "Owner
Trustee"), NationsBank of Georgia, National
Association, as Indenture Trustee (the "Indenture
Trustee"), NationsBank of South Carolina, National
Association, as Pass Through Trustee (the "Pass
Through Trustee") and Westdeutsche Landesbank
Girozentrale, New York Branch.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in Annex I attached hereto or in the Participation
Agreement.

         We have examined and filed on (the
Commencement Date and on)** this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

         (a) Trust Agreement, dated as of
    September 1, 1993, as amended and restated as


- -------------
   * If the Exchange Date does not occur on the Commencement Date, a separate opinion, dated the Exchange Date, shall be provided as to all matters below, except as otherwise specifically noted.

   ** Insert in Exchange Date opinion only if the Exchange Date does not occur on the Commencement Date.



    of March 1, 1994 (the "Trust Agreement"), between the Owner Participant and the Owner
    Trustee;

         ((b)     Trust Indenture and Security
    Agreement (Federal Express Corporation Trust
    ______) dated as of March 1, 1994 and
    executed on the Closing Date (the
    "Indenture"), between the Owner Trustee and the Indenture Trustee with the Definitions attached thereto, which Indenture with the Definitions attached was filed at __ a.m., C.S.T. on ______, 199_;)* and

         ((c)     Lease Agreement (Federal
    Express Corporation Trust ______) dated as of
    _________ __, 199_ and executed on the
    Commencement Date (the "Lease"), between the
    Owner Trustee, as lessor, and the Lessee, as lessee, with the following attached thereto:
    (i) the Definitions and (ii) the Indenture, which Lease with the foregoing attachments
    (collectively, the "Lease Attachments")
    attached was filed at __ a.m., C.S.T. on _________ __, 199_.)**


- ------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this need be provided only in the Exchange Date opinion.

   ** Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, (A) this paragraph shall be given in the Commencement
       Date opinion, except that clause (ii) may be omitted therefrom, and (B) the following shall be given in the Exchange Date opinion:

         (c) Lease Agreement (Federal Express
    Corporation Trust _____) dated as of ______ __,
    199_ and executed on the Commencement Date (the
    "Lease"), between the Owner Trustee, as lessor, and the Lessee, as lessee, with the Definitions attached thereto, was filed at ___ a.m., C.S.T., on _______ __, 199_, and the Indenture was filed as an additional attachment to the Lease at ___ a.m., C.S.T. on ______, 199_ (the Definitions and
    Indenture are collectively referred to herein as the "Lease Attachments").




         References to the Trust Agreement(, the
Indenture) and the Lease hereafter appearing in this opinion shall be deemed to include the Definitions attached thereto.

         The Confidential Omissions were intentionally omitted from the FAA filing counterpart of the Lease as containing confidential financial information.

         Based upon our examination of the above
described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

    1.   AC Form 8050-2 Aircraft Bill of Sale
         date ___________ __, 199_ (the "FAA
         Bill of Sale") from the Lessee, as
         Seller, conveying title to the
         Airframe to the Owner Trustee, has
         been duly recorded by the FAA on
         _________ __, 199_ pursuant to and
         in accordance with the provisions of
         the Act and assigned Conveyance
         No. ____________.

    2.   the (Indenture and the) Lease with
         the Lease Attachments attached are
         in due form for recordation by and
         have been duly filed for recordation
         with the FAA pursuant to and in
         accordance with the provisions of
         the Act;

    3.   the Trust Agreement is in due form
         for filing and has been duly filed
         with the FAA pursuant to and in
         accordance with the provisions of
         the Act;

    4.   the Trust Agreement Supplement was
         duly filed with the FAA on
         _________ __, 199_ pursuant to and
         in accordance with the provisions of
         the Act;

    5.   (the Indenture has been duly filed
         with and duly recorded by the FAA
         pursuant to and in accordance with
         the provisions of the Act;)*

    6.   the Lease and the Lease Attachments
         have been duly filed with and duly
         recorded by the FAA pursuant to and
         in accordance with the provisions of
         the Act;

    7.   the Airframe is duly registered in
         the name of the Owner Trustee
         pursuant to and in accordance with
         the provisions of the Act;

    8.   the Owner Trustee has valid legal
         title to the Airframe and the
         Aircraft is free and clear of all
         Liens, except ((i) the security
         interest created by the Indenture
         and (ii))** the rights of the
         parties under the Lease, as
         supplemented by the Lease
         Supplement;

    9.   (the Indenture constitutes a duly
         perfected first priority security
         interest in the Aircraft and a duly
         perfected first assignment of all
         the right, title and interest of the
         Owner Trustee in, to and under the
         Lease, as supplemented by the Lease


- ------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this need be provided only in the Exchange Date opinion.

   ** Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this need be provided only in the Exchange Date opinion.





         Supplement (insofar as such
         assignment affects an interest
         covered by the recording system
         established by the FAA pursuant to
         Section 503(a) of the Act), and no
         other registration of the Airframe
         or filings other than filings with
         the FAA (which have been duly
         effected) are necessary in order to
         perfect in any applicable
         jurisdiction in the United States
         (A) the Owner Trustee's title to the
         Airframe or (B) such security
         interest and assignment (insofar as
         such assignment affects an interest
         covered by the recording system
         established by the FAA pursuant to
         Section 503(a) of the Act), it being
         understood that no opinion is
         expressed as to the validity,
         priority or enforceability of such
         security interest and assignment
         under local law or as against third
         parties in respect of the Airframe
         and the Engines at a time when the
         same, or any of them, are outside
         the United States;)*

    10.  no authorization, approval, consent,
         license or order of, or registration
         with, or the giving of notice to,
         the FAA is required for the valid
         authorization, delivery and
         performance of the Lease, (the
         Indenture,)* the Trust Agreement
         or the Trust Agreement Supplement
         covering the Aircraft, except for
         such filings as are referred to in
         our opinion dated ______________ __,
         199_ (which have been duly effected)
         and the filings referred to in
         clauses (a), (b) and (c) above; and


- ------------
   * Insert if the Exchange Date occurs on the Commencement Date. If the Exchange Date does not occur on the Commencement Date, this need be provided only in the Exchange Date opinion.




    11.  neither the authorization, issuance
         and delivery of the Certificates,
         the execution and delivery by the
         parties thereto of the Trust
         Agreement, or the Trust Agreement
         Supplement covering the Aircraft,
         the Indenture, the Participation
         Agreement, the FAA Bill of Sale, the
         Lease and/or the performance by the
         parties thereof, nor the
         consummation by the parties thereto
         of any of the transactions
         contemplated thereby, requires the
         consent or approval of, or the
         giving of notice to, or the regis-
         tration with, or the taking of any
         other action in respect of, the FAA
         except for the filings, the
         recordations and the filings for
         recordation specified elsewhere in
         this opinion.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States
Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel for the Aeronautical Center dated _______ and have continued to rely upon the opinion of the Assistant Chief
Counsel for the Aeronautical Center dated
_________ __, 199_, copies of which are attached hereto.

                               Very truly yours,



                               For the Firm






                                               Annex I
                          (Federal Express Corporation
                                         Trust ______)
                                                Page 1

                 Certain Definitions

            Airframe, Engines and Aircraft

         One (1) Airbus A310-203 aircraft bearing manufacturer's serial number _______ and U.S.
Registration No. ______ (the "Airframe") and two (2)
General Electric CF6-80A3 aircraft engines bearing manufacturer's serial numbers _______, and _______
(the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").

                   Trust Agreement

         Trust Agreement, dated as of September 1,
1993, as amended and restated as of March 1, 1994, between the Owner Participant and the Owner Trustee.

              Trust Agreement Supplement

         Trust Agreement Supplement, dated as of
_________, 199_, between the Owner Participant and the Owner Trustee, referring to the Aircraft.

                      Indenture

         Trust Indenture and Security Agreement
(Federal Express Corporation Trust ______) dated as of
March 1, 1994 between the Owner Trustee and the
Indenture Trustee, which together with the Indenture and Security Agreement Supplement attached thereto.

                Confidential Omissions

         The Lease was filed with the FAA with Basic
Rent (Schedule II), (ii) the Stipulated Loss Values
(Schedule III), (iii) the Termination Values
(Schedule IV) and (iv) the Additional Purchase Options
Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information.









                      SCHEDULE A

Lessee

Federal Express Corporation
2007 Corporate Plaza
Memphis, Tennessee  38132-2140

Owner Trustee

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah 84111
Attention:  Corporate Trust Administration

Indenture Trustee

NationsBank of Georgia, National Association
Corporate Trust Administration
GA1-006-09-11
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

Owner Participant

LLG Aircraft Leasing, L.P.
1209 Orange Street
Wilmington, Delaware 19801










                    SINGLE FILING










                               Draft of March 16, 1994




 (For the Letterhead of Daugherty, Fowler & Peregrin)





             ______________________, 1994



To the Parties Named on
  Schedule A Attached Hereto


Ladies and Gentlemen:

         This opinion is furnished to you pursuant to
Section 4.02(j)(iii) of the Participation Agreement
(Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Participation Agreement") among
Federal Express Corporation, as Lessee (the "Lessee"),
LLG Aircraft Leasing, L.P., as Owner Participant (the
"Owner Participant"), Westdeutsche Landesbank
Girozentrale, New York Branch (the "Loan
Participant"), First Security Bank of Utah, National
Association, as Owner Trustee (the "Owner Trustee"),
NationsBank of Georgia, National Association, as
Indenture Trustee (the "Indenture Trustee"), and
NationsBank of South Carolina, National Association, as Pass Through Trustee (the "Pass Through Trustee"), with respect to that portion of the Federal Aviation
Act of 1958, as amended (the "Act"), relative to the recordation of instruments and the registration of aircraft under the Act.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

    (a)  AC Form 8050-2 Aircraft Bill of Sale dated
         ____________, 1994 (the "FAA Bill of Sale")
         from ________________, as seller, conveying title to the Airframe to the Owner Trustee, which FAA Bill of Sale was filed at ____
         _.m., C.S.T.;

    (b)  AC Form 8050-1 Aircraft Registration
         Application dated __________, 1994 (the
         "Aircraft Registration Application") by the
         Owner Trustee as applicant, covering the Airframe, which Aircraft Registration
         Application was filed at __________ _.m., C.S.T.;

    (c)  Affidavit of the Owner Trustee dated
         __________, 1994 (the "Owner Trustee
         Affidavit") pursuant to Section
         47.7(c)(2)(iii) of Part 47 of the Federal
         Aviation Regulations, which Owner Trustee
         Affidavit was filed at __________ _.m.,
         C.S.T.;

    (d)  executed counterpart of Trust Agreement
         (Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Trust
         Agreement") between the Owner Participant and the Owner Trustee, with executed counterpart of Trust Agreement Supplement No. 1 dated
         __________, 1994 ("Trust Supplement No. 1")
         between the Owner Participant and the Owner
         Trustee attached thereto, which Trust
         Agreement with Trust Supplement No. 1
         attached was filed at ________ _.m., C.S.T.;

    (e) executed counterpart of Trust Indenture and Security Agreement (Federal Express
         Corporation Trust No. _____) dated as of
         March 1, 1994 (the "Trust Indenture") between the Owner Trustee and the Indenture Trustee, with executed counterpart of Indenture and Security Agreement Supplement No. 1 (Federal
         Express Corporation Trust No. _____) dated
         __________, 1994 (the "Trust Indenture
         Supplement") by the Owner Trustee, covering the Aircraft, attached thereto, which Trust
         Indenture with the Trust Indenture Supplement attached was filed at ________ _.m., C.S.T.;
         and,

    (f)  executed counterpart of Lease Agreement
         (Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, with executed counterparts of the following attached thereto: (i) Lease
         Supplement No. 1 (Federal Express Corporation
         Trust No. _____) dated __________, 1994 (the
         "Lease Supplement") between the Owner
         Trustee, as lessor, and the Lessee, covering the Aircraft; (ii) the Trust Indenture; and
         (iii) the Trust Indenture Supplement, which
         Lease with the foregoing attachments
         (collectively, the "Lease Attachments")
         attached was filed at _________ _.m., C.S.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Trust Indenture as containing confidential financial information.

         Based upon our examination of the above
described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

    1. the FAA Bill of Sale, the Trust Indenture with the Trust Indenture Supplement attached and the Lease with the Lease Attachments attached are all in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Act;

    2.   the Aircraft Registration Application, the
         Owner Trustee Affidavit and the Trust
         Agreement with Trust Supplement No. 1
         attached are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the provisions of the Act;

    3. the Airframe is eligible for registration in the name of the Owner Trustee pursuant to and in accordance with the provisions of the Act and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration
         Application, the Owner Trustee Affidavit, and the Trust Agreement with Trust Supplement No.
         1 attached will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee and pursuant thereto to issue to the Owner Trustee an AC Form 8050-3
         Certificate of Aircraft Registration covering the Airframe, and the Airframe will be duly registered pursuant to and in accordance with the provisions of the Act;

    4. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Trust Indenture, as supplemented by the Trust Indenture
         Supplement, and (ii) the rights of the
         parties under the Lease, as supplemented by the Lease Supplement;

    5.   the rights of the Owner Trustee and the
         Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

    6. the Trust Indenture, as supplemented by the Trust Indenture Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease and the Lease Supplement
         (insofar as such assignment affects an
         interest covered by the recording system established by the FAA pursuant to Section
         503(a) of the Act), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States
         (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment
         (insofar as such assignment affects an
         interest covered by the recording system established by the FAA pursuant to Section
         503(a) of the Act), it being understood that no opinion is expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as against third parties in respect of the Airframe and the Engines at a time when the same, or any of them, are outside the United
         States;

    7. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement, the Trust Indenture, as supplemented by the Trust Indenture
         Supplement, or the Trust Agreement, as
         supplemented by Trust Supplement No. 1,
         except for such filings as are referred to above; and,

    8. neither the execution, and delivery by the Loan Participant of the Participation
         Agreement or by the Owner Participant of the Participation Agreement or the Trust
         Agreement, as supplemented by Trust
         Supplement No. 1, nor other consummation of the transactions contemplated thereby by the Loan Participant or the Owner Participant, requires the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA, except (x) the registration of the Airframe, including the submission of the Aircraft Registration Application, the Owner
         Trustee Affidavit, the Trust Agreement and
         Trust Supplement No. 1 to the FAA and (y) the filings for recordation specified elsewhere in this opinion.

         Since the FAA records reflect that record title to the Airframe originated with the FAA Bill of Sale, involving a foreign vendor, our opinion as to the status of its record title covers only that period of time commencing with the filing of the FAA Bill of Sale with the FAA.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, arising under
Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated ____________, 1994, a copy of which is attached hereto.

                                    Very truly yours,



                                    Robert M. Peregrin
                                    For the Firm










                                             Annex I



                 Certain Definitions


            Airframe, Engines and Aircraft

         One (1) Airbus A310-203 aircraft bearing manufacturer's serial number _________ and U.S.
Registration No. __________ (the "Airframe") and two
(2) General Electric CF6-80A3 aircraft engines bearing manufacturer's serial numbers __________ and
__________ (the "Engines") (the Airframe and the
Engines are referred to collectively as the "Aircraft").


                Confidential Omissions

         The Lease was filed with the FAA, with (i) the Excess Amount and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the
Termination Values (Schedule IV) and (iv) the Purchase
Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the percentage of the purchase price under Section 4.02(a)(B) set forth in the Ancillary Agreement, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.

         The Trust Indenture was filed with the FAA with the Schedule of Principal Payments (Schedule I) omitted from the FAA filing counterpart thereof as containing confidential financial information.









                      SCHEDULE A


Lessee

Federal Express Corporation

Owner Trustee

First Security Bank of Utah, National Association

Indenture Trustee

NationsBank of Georgia, National Association

Owner Participant

LLG Aircraft Leasing, L.P.

Loan Participant

Westdeutsche Landesbank Girozentrale,
    New York Branch

Pass Through Trustee

NationsBank of South Carolina, National Association










                SPLIT FILING - PHASE I













                               Draft of March 16, 1994




 (For the Letterhead of Daugherty, Fowler & Peregrin)





             ______________________, 1994



To the Parties Named on
  Schedule A Attached Hereto


Ladies and Gentlemen:

         This opinion is furnished to you pursuant to
Section 4.02(j)(iii) of the Participation Agreement
(Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Participation Agreement") among
Federal Express Corporation, as Lessee (the "Lessee"),
LLG Aircraft Leasing, L.P., as Owner Participant (the
"Owner Participant"), Westdeutsche Landesbank
Girozentrale, New York Branch (the "Loan
Participant"), First Security Bank of Utah, National
Association, as Owner Trustee (the "Owner Trustee"),
NationsBank of Georgia, National Association, as
Indenture Trustee (the "Indenture Trustee"), and
NationsBank of South Carolina, National Association, as Pass Through Trustee (the "Pass Through Trustee"), with respect to that portion of the Federal Aviation
Act of 1958, as amended (the "Act"), relative to the recordation of instruments and the registration of aircraft under the Act.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:

    (a)  AC Form 8050-2 Aircraft Bill of Sale dated
         ____________, 1994 (the "FAA Bill of Sale")
         from ________________, as seller, conveying title to the Airframe to the Owner Trustee, which FAA Bill of Sale was filed at ____
         _.m., C.S.T.;

    (b)  AC Form 8050-1 Aircraft Registration
         Application dated __________, 1994 (the
         "Aircraft Registration Application") by the
         Owner Trustee as applicant, covering the Airframe, which Aircraft Registration
         Application was filed at __________ _.m., C.S.T.;

    (c)  Affidavit of the Owner Trustee dated
         __________, 1994 (the "Owner Trustee
         Affidavit") pursuant to Section
         47.7(c)(2)(iii) of Part 47 of the Federal
         Aviation Regulations, which Owner Trustee
         Affidavit was filed at __________ _.m.,
         C.S.T.;

    (d)  executed counterpart of Trust Agreement
         (Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Trust
         Agreement") between the Owner Participant and the Owner Trustee, with executed counterpart of Trust Agreement Supplement No. 1 dated
         __________, 1994 ("Trust Supplement No. 1")
         between the Owner Participant and the Owner
         Trustee attached thereto, which Trust
         Agreement with Trust Supplement No. 1
         attached was filed at ________ _.m., C.S.T.;

    (e)  executed counterpart of Lease Agreement
         (Federal Express Corporation Trust No. _____) dated as of March 1, 1994 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, with executed counterpart of Lease
         Supplement No. 1 (Federal Express Corporation
         Trust No. _____) dated __________, 1994 (the
         "Lease Supplement") between the Owner
         Trustee, as lessor, and the Lessee, covering the Aircraft, attached hereto, which Lease with the Lease Supplement attached was filed at ________ _.m., C.S.T.; and,

         The Confidential Omissions were intentionally omitted from the FAA filing counterpart of the Lease as containing confidential financial information.

         Based upon our examination of the above
described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

    1. the FAA Bill of Sale and the Lease with the Lease Supplement attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Act;

    2.   the Aircraft Registration Application, the
         Owner Trustee Affidavit and the Trust
         Agreement with Trust Supplement No. 1
         attached are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the provisions of the Act;

    3. the Airframe is eligible for registration in the name of the Owner Trustee pursuant to and in accordance with the provisions of the Act and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration
         Application, the Owner Trustee Affidavit, and the Trust Agreement with Trust Supplement No.
         1 attached will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee and pursuant thereto to issue to the Owner Trustee an AC Form 8050-3
         Certificate of Aircraft Registration covering the Airframe, and the Airframe will be duly registered pursuant to and in accordance with the provisions of the Act;

    4. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except the rights of the parties under the Lease, as supplemented by the Lease Supplement;

    5.   the rights of the Owner Trustee and the
         Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

    6. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement or the Trust Agreement, as supplemented by Trust Supplement No. 1, except for such filings as are referred to above; and,

    7. neither the execution, and delivery by the Loan Participant of the Participation
         Agreement or by the Owner Participant of the Participation Agreement or the Trust
         Agreement, as supplemented by Trust
         Supplement No. 1, nor other consummation of the transactions contemplated thereby by the Loan Participant or the Owner Participant, requires the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA, except (x) the registration of the Airframe, including the submission of the Aircraft Registration Application, the Owner
         Trustee Affidavit, the Trust Agreement and
         Trust Supplement No. 1 to the FAA and (y) the filings for recordation specified elsewhere in this opinion.

         Since the FAA records reflect that record title to the Airframe originated with the FAA Bill of Sale, involving a foreign vendor, our opinion as to the status of its record title covers only that period of time commencing with the filing of the FAA Bill of Sale with the FAA.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, arising under
Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated ____________, 1994, a copy of which is attached hereto.

                                    Very truly yours,



                                    Robert M. Peregrin
                                    For the Firm










                                             Annex I



                 Certain Definitions


            Airframe, Engines and Aircraft

         One (1) Airbus A310-203 aircraft bearing manufacturer's serial number _________ and U.S.
Registration No. __________ (the "Airframe") and two
(2) General Electric CF6-80A3 aircraft engines bearing manufacturer's serial numbers __________ and
__________ (the "Engines") (the Airframe and the
Engines are referred to collectively as the "Aircraft").


                Confidential Omissions

         The Lease was filed with the FAA, with (i) the Excess Amount and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the
Termination Values (Schedule IV) and (iv) the Purchase
Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the percentage of the purchase price under Section 4.02(a)(B) set forth in the Ancillary Agreement, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.









                      SCHEDULE A


Lessee

Federal Express Corporation

Owner Trustee

First Security Bank of Utah, National Association

Indenture Trustee

NationsBank of Georgia, National Association

Owner Participant

LLG Aircraft Leasing, L.P.

Loan Participant

Westdeutsche Landesbank Girozentrale,
    New York Branch

Pass Through Trustee

NationsBank of South Carolina, National Association












             SPLIT FILING - PHASE II

















                               Draft of March 16, 1994




 (For the Letterhead of Daugherty, Fowler & Peregrin)





             ______________________, 1994



To the Parties Named on
  Schedule A Attached Hereto


Ladies and Gentlemen:

         This opinion will supplement our opinion dated __________, 1994 and is furnished to you pursuant to Section 4.02(j)(iii) of the Participation
Agreement (Federal Express Corporation Trust No.
_____) dated as of March 1, 1994 (the "Participation
Agreement") among Federal Express Corporation, as
Lessee (the "Lessee"), LLG Aircraft Leasing, L.P., as
Owner Participant (the "Owner Participant"),
Westdeutsche Landesbank Girozentrale, New York Branch
(the "Loan Participant"), First Security Bank of Utah,
National Association, as Owner Trustee (the "Owner
Trustee"), NationsBank of Georgia, National
Association, as Indenture Trustee (the "Indenture
Trustee"), and NationsBank of South Carolina, National
Association, as Pass Through Trustee (the "Pass
Through Trustee"), with respect to that portion of the Federal Aviation Act of 1958, as amended (the "Act"), relative to the recordation of instruments and the registration of aircraft under the Act.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement, our opinion dated
__________, 1994 or in Annex I attached hereto.

         We have examined and filed with the Federal
Aviation Administration (the "FAA") on this date at _____ _.m., C.S.T. an executed counterpart of Trust
Indenture and Security Agreement (Federal Express
Corporation Trust No. _____) dated as of March 1, 1994
(the "Trust Indenture") between the Owner Trustee and the Indenture Trustee, with executed counterpart of Indenture and Security Agreement Supplement No. 1
(Federal Express Corporation Trust No. _____) dated
__________, 1994 (the "Trust Indenture Supplement") by the Owner Trustee, covering the Aircraft, attached thereto.

         The Confidential Omissions were intentionally omitted from the FAA filing counterpart of the Trust
Indenture as containing confidential financial information.

         Based upon our examination of the above
described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

    1.   the Trust Indenture with the Trust Indenture
         Supplement attached is in due form for
         recordation by and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Act;

    2. the Airframe is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provision of the Act;

    3. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the rights of the parties under the Lease, as supplemented by the Lease Supplement and (ii) the security interest created by the Trust Indenture, as supplemented by the Trust Indenture
         Supplement;

    4.   the rights of the Owner Trustee and the
         Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

    5. the Trust Indenture, as supplemented by the Trust Indenture Supplement, constitutes a duly perfected first priority security interest in the Aircraft subject to the rights of the parties under the Lease, as supplemented by the Lease Supplement, and a duly perfected first assignment of all the right, title and interest of the Owner
         Trustee in, to and under the Lease and the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to
         Section 503(a) of the Act), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to
         Section 503(a) of the Act), it being
         understood that no opinion is expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as against third parties in respect of the Airframe and the Engines at a time when the same, or any of them, are outside the United States;

    6. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement, the Trust Indenture, as supplemented by the Trust Indenture
         Supplement, or the Trust Agreement, as
         supplemented by Trust Supplement No. 1,
         except for such filings as are referred to above and the prior filing of the Lease, the Lease Supplement, the Trust Agreement and
         Trust Supplement No. 1 with the FAA; and,

    7. neither the execution, and delivery by the Loan Participant of the Participation
         Agreement or by the Owner Participant of the Participation Agreement or the Trust
         Agreement, as supplemented by Trust
         Supplement No. 1, nor other consummation of the transactions contemplated thereby by the Loan Participant or the Owner Participant, requires the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA, except (x) the registration of the Airframe, including the submission of the Aircraft Registration Application, the Owner
         Trustee Affidavit, the Trust Agreement and
         Trust Supplement No. 1 to the FAA and (y) the filings for recordation specified elsewhere in this opinion.

         Since the FAA records reflect that record title to the Airframe originated with the FAA Bill of Sale, involving a foreign vendor, our opinion as to the status of its record title covers only that period of time commencing with its United States registration on __________, 1994.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States
Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have continued to rely upon the opinion of the Assistant Chief
Counsel of the Aeronautical Center dated ____________,
1994, a copy of which is attached hereto.

                                    Very truly yours,



                                    Robert M. Peregrin
                                    For the Firm










                                             Annex I



                 Certain Definitions

            Airframe, Engines and Aircraft

         One (1) Airbus A310-203 aircraft bearing manufacturer's serial number _________ and U.S.
Registration No. __________ (the "Airframe") and two
(2) General Electric CF6-80A3 aircraft engines bearing manufacturer's serial numbers __________ and
__________ (the "Engines") (the Airframe and the
Engines are referred to collectively as the "Aircraft").

                Confidential Omissions

         The Lease was filed with the FAA, with (i) the Excess Amount and Basic Rent (Schedule II), (ii) the Stipulated Loss Values (Schedule III), (iii) the
Termination Values (Schedule IV) and (iv) the Purchase
Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the percentage of the purchase price under Section 4.02(a)(B) set forth in the Ancillary Agreement, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.

         The Trust Indenture was filed with the FAA with the Schedule of Principal Payments (Schedule I) omitted from the FAA filing counterpart thereof as containing confidential financial information.

      Trust Agreement and Trust Supplement No. 1

         Trust Agreement (Federal Express Corporation
Trust No. ____) dated as of March 1, 1994 (the "Trust
Agreement") between the Owner Participant and the Owner Trustee, with Trust Agreement Supplement No. 1 dated __________, 1994 ("Trust Supplement No. 1") between the Owner Participant and the Owner Trustee attached thereto, which Trust Agreement with Trust
Supplement No. 1 attached was filed as one instrument by the Federal Aviation Administration on __________,
1994.

              Lease and Lease Supplement

         Lease Agreement (Federal Express Corporation
Trust No. ____) dated as of March 1, 1994 (the
"Lease") between the Owner Trustee, as lessor, and the
Lessee, as supplemented by Lease Supplement No. 1
(Federal Express Corporation Trust No. ____) dated
__________, 1994 (the "Lease Supplement"), which Lease
with the Lease Supplement attached was recorded as one
instrument by the Federal Aviation Administration on
_______________ and assigned Conveyance No.
____________.








                      SCHEDULE A


Lessee

Federal Express Corporation

Owner Trustee

First Security Bank of Utah, National Association

Indenture Trustee

NationsBank of Georgia, National Association

Owner Participant

LLG Aircraft Leasing, L.P.

Loan Participant

Westdeutsche Landesbank Girozentrale,
    New York Branch

Pass Through Trustee

NationsBank of South Carolina, National Association